Exhibit 99.1

BUILT TO DRIVE
GROWTH

NOTICE OF ANNUAL MEETING PROXY CIRCULAR 2019

8906
8906
CP

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

You are invited to our 2019 annual meeting of

shareholders if you held common shares of Canadian

Pacific Railway Limited (CP) at the close of business

on March 15, 2019.

When Tuesday, May 7, 2019 9:00 a.m. (Mountain Daylight Time)	Where CP Head Office Royal Canadian Pacific Pavilion 7550 Ogden Dale Road S.E. Calgary, Alberta T2C 4X9

We will cover four items of business:

1.	Receive the audited consolidated financial statements for the year ended December 31, 2018
2.	Appoint the auditor
3.	Have a say on executive pay at CP, and
4.	Elect directors
We	will also consider other business that may properly come before the meeting.

We look forward to seeing you on May 7, 2019.

Jeffrey Ellis

Corporate Secretary

Calgary, Alberta

March 15, 2019

2019 MANAGEMENT PROXY CIRCULAR

This proxy circular includes important information about our 2019 annual meeting of shareholders and the items you will be voting on.

Please take some time to read the executive summary and the more detailed discussions about governance at CP and our executive compensation program, including 2018 performance and decisions about executive pay for the year.

Where to find it

1

Executive summary

1.1 Message to shareholders	3

1.2 Proxy highlights	5

● Meeting details	5

● Highlights (governance, nominated directors, executive compensation)	6

1.1 MESSAGE TO SHAREHOLDERS

Fellow shareholders:

On behalf of the Board of Directors, we are pleased to invite you to CP’s 2019 annual meeting of shareholders at 9:00 a.m. Mountain Daylight Time on Tuesday, May 7, 2019. The meeting will be held at the Royal Canadian Pacific Pavilion located at CP’s head office, 7550 Ogden Dale Road S.E., Calgary, Alberta, Canada.

At the meeting you will vote on several items of business, including the election of directors and the “say on pay” non-binding advisory vote on executive compensation. This proxy circular contains important information. Please take some time to read it before you decide how to vote your shares.

Before talking more about the company’s performance in 2018, it is important to recognize and reflect on the loss of three CP railroaders in a February 4 derailment near Field, B.C. and on three other CP railroaders lost in 2018. Our thoughts and prayers are with the families, friends and colleagues of Dylan Paradis, Daniel Waldenberger-Bulmer, Andrew Dockrell, Tony Nenasheff, Daniel Johnson and Robert Hemling.

Andrew F. Reardon Chairman of the Board

Despite having the lowest Federal Railroad Administration-reportable train accident frequency for 13 consecutive years, the safety journey at CP is ongoing, as it should be. Through continued innovation, leadership and discipline, CP will do what is right when it comes to safety. In 2019, we are increasing the weighting of our safety measure within the Short Term Incentive Plan targets to 20% from 10%. This change reinforces CP’s commitment to safety and our focus on maintaining our industry leading position in safety performance.

Record Performance

2018 was a record-setting year by nearly every financial performance measure. A disciplined growth strategy combined with the fundamentals of Precision Scheduled Railroading produced record revenues of $7.3 billion, an increase of 12% from last year, as well as full-year diluted earnings per share (EPS) of $13.61, and full-year adjusted diluted EPS of $14.51, an increase of 27%(1). In the area of personal injury rates, CP’s performance was also strong having improved 11% to a new all-time low.

Isabelle Courville Chair Designate

CP continued to invest significantly in its capital program with an overall investment of $1.6 billion in 2018, an increase of 16% from 2017, while maintaining its strong commitment to shareholders by returning $1.45 billion through share repurchase and dividends. We also increased our quarterly dividend by 15.6% from $0.5625 to $0.65 per common share and initiated a new share repurchase program.

Linking pay to shareholder value

We believe that using a significant portion of variable or at-risk pay motivates strong performance and yield significant rewards.

87% of President and CEO, Keith Creel’s actual pay for 2018 was variable or at risk, and a significant portion tied to the value of our shares, aligning his compensation with shareholder interests.

2019 MANAGEMENT PROXY CIRCULAR  3

The following graph shows the average compensation granted to Mr. Creel from 2016 to 2018 (as disclosed in our summary compensation table) and the realized and realizable value at December 31, 2018.

Engaging with our shareholders

Over the last three years, we have conducted an extensive shareholder engagement program with the goal of hearing and understanding the concerns of our shareholders. Over the last three years we have met in-person and by conference call with shareholders representing over 40% of our current float. In many cases, we have engaged with the same shareholders on more than one occasion.

We are pleased to say that the executive compensation changes we implemented in 2017 have been well received and that no new compensation issues or concerns were raised in 2018. You can read about our shareholder communications and engagement program, more generally, on page 75.

A Strong and Committed Board

Our Board has the same expectation of excellence at the Board level as it does with respect to management. This Board is continually evaluating itself to ensure that it complies with the standards of good governance and that its members are able to function efficiently and effectively with each other and with management. Where additional directors have been added in past years, those appointments have been made in order to enhance the skills and experiences of the Board.

In December of 2018, CP’s Board welcomed Edward Monser as a new director. He brings to the Board valuable experience in engineering, technology and international trade. You can read about each of the director nominees commencing on page 15.

Board Chair Transition

As announced in December of 2018, I, Andrew Reardon will be retiring from CP’s Board of Directors as of CP’s 2019 Annual General Meeting and Isabelle Courville has been designated as the next Chair.

We have been working to ensure a smooth transition and look forward to finalizing this process at the Annual General Meeting.

We thank you for your continued confidence in CP and look forward to seeing you at the meeting on May 7, 2019. Please remember to vote your shares. We also encourage you to learn more about CP’s purpose, culture and strategy at cpr.ca/en/about-cp.

Sincerely,

Andrew F. Reardon

Chairman of the Board

Isabelle Courville

Chair, Management Resources and Compensation Committee

Chair Designate

(1)  Adjusted Diluted Earnings per share is a non-GAAP measure. For a description of non-GAAP measures, please refer to CP’s 2018 annual report.

Notes:

Summary compensation table: average of salary earned, actual cash bonus received, and long-term incentives granted (using the grant date fair value from 2016 to 2018 as disclosed in the summary compensation table on page 56). The compensation figures have been converted to Canadian dollars using the following average exchange rates: $1.3248 for 2016, $1.2986 for 2017 and for $1.2957 for 2018.

Realized and realizable: average of salary earned, actual cash bonus received, the value of long-term incentive awards that have vested or been exercised, and the estimated current value of unvested long-term incentive awards granted from 2016 to 2018:

•  vested PSUs and stock options are valued at the time of vesting or exercise

•  the value of vested 2016 PSUs paid in February 2019 was calculated using the 30-day average trading price of our shares prior to December 31, 2018 of US$194.42 on the NYSE with a performance multiplier of 1.77 and includes dividends earned up to the payment date

•  the value of unvested 2017 and 2018 PSUs are based on the closing price of our shares on December 31, 2018 of US$177.62 on the NYSE with a performance multiplier of 1.0. PSUs include reinvestment of additional units received as dividend equivalents

•  the value of unvested/unexercised stock options is based on the closing price of our shares on December 31, 2018 of US$177.62 on the NYSE

•  the compensation figures for salary earned and actual bonus received have been converted to Canadian dollars using the following average exchange rates: $1.3248 for 2016, $1.2986 for 2017 and for $1.2957 for 2018

•  the value of any realized and realizable PSUs and options have been converted into Canadian dollars using the 2018year-end exchange rate of $1.3642

•  The up-front performance stock options grant received in 2017 is included in realizable pay

4  CANADIAN PACIFIC

1.2 PROXY HIGHLIGHTS

You are entitled to attend and vote at our 2019 annual meeting of shareholders if you held CP common shares at the close of business on March 15, 2019.

2019 Meeting details

  When

  Tuesday May 7, 2019

  9:00 a.m. (Mountain
  Daylight Time)

  Where

  CP Head Office

  Royal Canadian Pacific

  Pavilion

  7550 Ogden Dale Road S.E.

  Calgary, Alberta T2C 4X9

  Meeting materials are being

  mailed to shareholders on or

  about March 29, 2019

Business of the meeting	For more Information

1. Receive the audited consolidated financial statements for the year ended December 31, 2018

The audited consolidated financial statements are included in our 2018 annual report, available under our corporate profile on SEDAR (www.sedar.com), EDGAR (www.sec.gov) and on our website (investor.cpr.ca).

page 10
2. Appoint the auditor Deloitte LLP has served as our auditor for more than five years. The Board recommends you vote FOR the appointment of Deloitte LLP as our auditor.	page 10
3. Have a say on executive pay (advisory vote) We continue to engage with investors with respect to our compensation program. The Board recommends you vote FOR our approach to executive compensation.	page 11

4. Elect directors

You will be electing nine directors to our Board this year. Each director nominee is qualified, experienced and committed to serving on the Board. The Board recommends you vote FOR each nominee.

2019 MANAGEMENT PROXY CIRCULAR  5

Governance highlights

Our directors must have a mix of core skills and experience:

industry knowledge	financial and accounting expertise	strategic planning

Board statistics

Average age: 60

Average tenure: 3.5 years

Diversity: 44% women, 56% men

Key governance policies

and practices

•   Code of business ethics

•   Majority voting policy

•   Advance notice by-law

•   Shareholder engagement

•   Orientation and continuing
education

•   Board assessment process

•   Sustainability practice

human resources	executive compensation experience	risk management

Our 2019 nominated directors

Name	Age	Director since	Position	Independent	Committee memberships	2018 meeting attendance	2018 voting result	Other public company boards
John Baird	49	May 2015	Senior Advisor Bennett Jones LLP Former Minister Transport and Infrastructure Canada	Yes	Corporate Governance and Nominating Management Resources and Compensation	94%	94.3% for	2
Isabelle Courville	56	May 2013	Chair of the Board Laurentian Bank of Canada (tenure to conclude April 2019) Chair Designate, CP May 2019	Yes	Management Resources and Compensation (chair) Corporate Governance and Nominating	100%	92.8% for	3
Keith Creel	50	May 2015	President and CEO Canadian Pacific	No	-	100%	99.8% for	-
Jill Denham	58	Sep 2016	Chair of the Board Morneau Shepell Inc.	Yes	Audit Finance	100%	98.9% for	3
Rebecca MacDonald	65	May 2012	Executive Chair Just Energy Group Inc.	Yes	Corporate Governance and Nominating (chair) Audit	100%	94.1% for	1
Edward Monser	68	Dec 2018	Former President and Chief Operating Officer Emerson Electric Co.	Yes	Audit Management Resources and Compensation	100%	N/A	1
Matthew Paull	67	Jan 2016	Former Senior Executive Vice President and CFO McDonald’s Corporation	Yes	Finance (chair) Management Resources and Compensation	100%	95.4% for	2
Jane Peverett	60	Dec 2016	Former President and CEO BC Transmission Corporation	Yes	Audit (chair) Finance	100%	99.3% for	3
Gordon Trafton	65	Jan 2017	Former Senior Vice President Canadian National Railway	Yes	Audit Corporate Governance and Nominating	100%	94.4% for	-

You can read more about each nominated director in the profiles beginning on page 15 and the skills matrix on page 82.

6  CANADIAN PACIFIC

EXECUTIVE SUMMARY 1.2 PROXY HIGHLIGHTS

Compensation highlights

Our executive compensation program is designed to pay for performance and to align management’s interests with our business strategy and the interests of our shareholders.

performance targets support our strategy	emphasis on financial, safety and operating measures	focus on building shareholder value

Key compensation governance policies and practices

•   Pay for performance philosophy

•   Align with shareholder interests

•   Share ownership requirements

•   Performance-based vesting

•   Caps on incentive plan payouts

•   Independent advice from an external consultant

•   Shareholder engagement program

•   Executive compensation clawback policy

direct link between pay and performance	majority of executive pay is at risk	executives are also CP shareholders

2018 compensation

The table below shows the total direct compensation awarded to the named executives for 2018.

		At-risk pay
($ thousands)			Long-term incentive awards
	Base salary	Short-term incentive	Performance share units	Stock options	Total direct compensation	% at risk
Keith E. Creel President and Chief Executive Officer	1,454	3,149	4,370	2,519	11,492	87%
Nadeem S. Velani Executive Vice-President and Chief Financial Officer	667	1,033	1,199	688	3,587	81%
Robert A. Johnson Executive Vice-President, Operations	573	778	950	548	2,849	80%
John K. Brooks Senior Vice-President and Chief Marketing Officer	499	602	425	245	1,771	72%
Laird J. Pitz Senior Vice-President and Chief Risk Officer	482	561	444	256	1,743	72%

Compensation for the named executives is benchmarked and set in U.S. dollars consistent with industry practice. Their compensation has been converted to Canadian dollars using the 2018 average exchange rate of $1.2957. Mr. Velani’s salary was paid out based on a foreign exchange rate of $1.2959.

You can read more about executive compensation in the compensation discussion and analysis beginning on page 24.

2019 MANAGEMENT PROXY CIRCULAR  7

MANAGEMENT PROXY CIRCULAR

You have received this management proxy circular because you owned common shares of Canadian Pacific Railway Limited (CP) at the close of business on March 15, 2019. You are entitled to attend our 2019 Annual Meeting of Shareholders (the Meeting) and vote your shares.

Management is soliciting your proxy for the Meeting, to be held at CP’s head office at Royal Canadian Pacific Pavilion, 7550 Ogden Dale Road S.E. in Calgary, Alberta on Tuesday, May 7, 2019, beginning at 9:00 a.m. (Mountain Daylight Time).

We are soliciting proxies by mail, in person, by phone or by electronic communications and have retained Kingsdale Advisors (Kingsdale) as our strategic shareholder advisor and proxy solicitation agent. The fees paid to Kingsdale relating to their proxy solicitation services will be approximately $87,500. We will reimburse them for disbursements and out-of-pocket expenses. We will also pay $8 for each shareholder call they make or receive and any other fees we agree to. You can find Kingsdale’s contact information on page 87.

Please take some time to read this proxy circular before you decide how to vote your shares.

Our Board of Directors has approved the contents of this proxy and has authorized us to send it to you.

Jeffrey Ellis

Corporate Secretary

March 15, 2019

In this document:

•   you and your refer to shareholders of Canadian Pacific Railway Limited

•   we, us, our, CP and company refer to Canadian Pacific Railway Limited and, where applicable, its subsidiaries

•   shares mean common shares of CP

•   all amounts are in Canadian dollars

•   any 2018 amounts paid in United States dollars (US$) have been converted to Canadian dollars using the Bank of Canada average exchange rate for the year ended December 31, 2018 ($1.2957 = US$1.00), unless indicated otherwise

•   information in this document is as of March 15, 2019, unless indicated otherwise.

For more information

You can find more information about CP including our 2018 annual report on our website (investor.cpr.ca), on SEDAR (www.sedar.com) and on EDGAR (www.sec.gov).

You can also ask us for a free copy of the annual report by writing to:

Office of the Corporate Secretary

Canadian Pacific

7550 Ogden Dale Road S.E.

Calgary, Alberta T2C 4X9

8  CANADIAN PACIFIC

About the information in this document

Note regarding presentation

Our common shares are listed for trading on the TSX and the NYSE. We are classified as a foreign private issuer pursuant to applicable U.S. securities laws and are therefore exempt from the proxy rules under the U.S. Securities Exchange Act of 1934, as amended (the Exchange Act). This document is prepared in compliance with Canadian securities law and regulations. Additionally, as a foreign private issuer, we are permitted to follow home country practice instead of certain governance requirements set out in the NYSE rules, provided we disclose any significant differences between our governance practices and those required by NYSE rules on our website at
investor.cpr.ca/governance.

Non-GAAP measures

This proxy circular includes certain earnings measures that do not have a standardized meaning prescribed by accounting principles generally accepted in the United States of America (“GAAP”) and, therefore, may not be comparable to similar measures used by other companies. This includes the following non-GAAP measures in the message to shareholders and Compensation, Discussion and Analysis: adjusted diluted earnings per share, adjusted operating income and adjusted operating ratio. You can find more information about non-GAAP measures used in this proxy circular in CP’s 2018 annual report.

Forward-looking information

This proxy circular contains certain forward-looking information and forward-looking statements (collectively, forward-looking information) within the meaning of applicable securities laws relating to our compensation programs, operations, anticipated financial performance, business prospects, planned capital expenditures and strategies, and board and committee composition and roles, among other things. This forward-looking information also includes, but is not limited to, statements about our expectations, beliefs, plans, goals, objectives, assumptions, information and statements about possible future events, conditions and results of operations or performance. Forward-looking information may contain statements with words such as anticipate, believe, expect, plan or similar words suggesting future outcomes.

Forward-looking information is based on current assumptions about our business and our strategy as well as economic, political, regulatory, market and environmental conditions affecting them. Although we believe the assumptions reflected in the forward-looking information presented in this proxy circular are reasonable as of the date hereof, there can be no assurance that they may prove to be correct. You should not put undue reliance on forward-looking information, as it is not a guarantee of future performance. Forward-looking information involves many inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking information. This includes risks such as: changes in business strategies, general North American and global economic, credit and business conditions, changes in the availability and price of commodities, the effects of competition, industry capacity, shifts in demand, changes in laws and regulations, cost increases, claims and litigation, labour disputes and liabilities arising from derailments, among other things. The foregoing list of risks is not exhaustive.

These and other factors are detailed from time to time in reports we file with securities regulators in Canada and with the U.S. Securities and Exchange Commission (SEC) in the United States. You should refer to Item 1A – Risk Factors and Item 7 Management’s Discussion and Analysis of Financial Condition and Results of operations - Forward-Looking Information in our 2018 annual report on Form 10-K, and to our risk factor and forward-looking information disclosures in our annual and interim reports, filed on SEDAR (www.sedar.com) and EDGAR (www.sec.gov).

Forward-looking information is based on our current expectations, estimates and projections and it is possible we will not achieve these predictions, forecasts, projections and other forms of forward-looking information. We do not publicly update or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise, unless we are required to by law.

2019 MANAGEMENT PROXY CIRCULAR  9

2.1 BUSINESS OF THE SHAREHOLDER MEETING

You will vote on three items of business at the Meeting. Except as disclosed in this proxy circular, none of the company’s directors or officers since the beginning of the last financial year, or the nominated directors or their respective associates or affiliates have a material interest in any of the items that are being voted on.

1. Receive the financial statements

Our audited consolidated financial statements for the year ended December 31, 2018 and the auditor’s report will be presented at the Meeting.

The audited consolidated financial statements are included in our 2018 annual report, which was mailed to all registered shareholders who did not decline to receive a copy and to non-registered shareholders who asked to receive a copy. The annual report is also available on our website (investor.cpr.ca), or you can ask our Corporate Secretary to send you a copy.

2. Appoint the auditor

You will vote on appointing the auditor. Deloitte LLP (Deloitte) has served as our auditor since 2011 and the Board recommends that they be re-appointed as our auditor until the close of the next annual meeting of shareholders. Deloitte’s audit fees are approved by the Audit Committee and Board and all other Deloitte fees are approved by the Audit Committee. Deloitte’s appointment requires an affirmative vote from shareholders.

About voting You can vote your shares by proxy or in person at the Meeting. See page 85 for details about how to vote your CP shares.

The table below shows the fees we paid to Deloitte in 2018 and 2017 for audit and non-audit services. Representatives of Deloitte will be at the Meeting and will have an opportunity to make a statement and respond to any questions from shareholders.

For the year ended December 31	2018	2017
Audit fees for audit of our annual financial statements, reviews of quarterly reports and services relating to statutory and regulatory filings or engagements (including attestation services and audit or interim review of financial statements of certain subsidiaries and certain pension and benefits plans, and advice on accounting and/or disclosure matters)	$3,800,200	$3,834,100
Audit-related fees for assurance and services related to the audit but not included in the audit fees above, including securities filings	$138,800	$21,000
Tax fees for services relating to tax compliance, tax planning and tax advice and access fees for taxation database resources	$121,000	$153,100
All other fees for services provided relating to CP’s corporate sustainability reporting and accounting training	$54,000	$34,600
Total	$4,114,100	$4,042,800

Note:

In 2017, accounting training was presented under the heading, Audit-related fees. In 2018, accounting training is presented under the heading, All other fees.

The Board recommends you vote FOR the appointment of Deloitte as our auditor.

You can read more about the Audit Committee on pages 19 and 74.

10  CANADIAN PACIFIC

PROXY CIRCULAR 2.1 BUSINESS OF THE SHAREHOLDER MEETING

3. Have a say on executive pay

You will have an opportunity to vote on executive pay at CP. As this is an advisory vote, the results are non-binding but will give the Board important feedback on this issue.

As disclosed last year in our 2018 management proxy circular, we implemented several changes to our compensation program in 2017. These changes were the result of an extensive shareholder engagement program and review of executive compensation by the Compensation Committee, the Board and our human resources group. We did not make any further changes to the structure of our compensation plans in 2018.

Last year we received a 70.1% vote for our non-binding advisory vote on executive compensation. The Compensation Committee continues to work hard to make sure our compensation program pays for performance, aligns with sound principles, supports long-term sustainable value, is clear and transparent and aligns with shareholder interests.

You can vote FOR or AGAINST the following non-binding resolution on executive pay at CP as described in this proxy circular: “RESOLVED, on an advisory basis and not to diminish the role and responsibilities of the Board of Directors, that the shareholders accept the company’s approach to the compensation of the named executives of Canadian Pacific as disclosed in the company’s proxy circular (which includes the compensation discussion and analysis (CD&A), the compensation tables and the discussion accompanying the compensation tables) delivered prior to the 2019 annual meeting of shareholders.”

The Board recommends you vote FOR executive compensation at CP.

The Board will consider this year’s results, other feedback it receives as well as best practices in compensation and governance when reviewing our executive compensation in the future.

You can read about the executive compensation program changes in the compensation discussion and analysis beginning on page 24.

2019 MANAGEMENT PROXY CIRCULAR  11

4. Elect directors

Our governing documents require us to have between five and 20 directors on our Board.

This year the Board has decided that nine directors should be nominated for election to the Board. Andrew F. Reardon, who is currently serving as the Chair of the Board, has informed the Board that he will be retiring and will not be standing for re-election to the Board at the Meeting. Directors are elected for a term of one year until the close of our next annual meeting of shareholders, unless a director resigns or is otherwise removed.

Each nominated director has expressed his or her willingness to serve on our Board. If before the Meeting, however, we learn that a nominee is unable to serve, the people named on your proxy or voting instruction form can use their discretion to vote for another qualified nominee.

You can vote FOR or WITHHOLD your vote for each nominated director.

About majority voting

Our majority voting policy requires a nominee who does not receive at least a majority for votes to immediately tender their resignation to the Board.

The Board will review the matter and announce their decision to accept or reject the resignation within 90 days of the Meeting and explain the reasons why. The Board will accept the resignation absent exceptional circumstances.

The Board recommends you vote FOR each nominated director.

5. Other business

We will consider any other business that is properly brought before the Meeting. As of the date of this proxy circular, management or the Board is not aware of any items that may be brought before the Meeting.

Shareholder proposals

In 2018, Canadian Pacific did not receive any shareholder proposals requiring disclosure in this proxy circular.

If you want to submit a shareholder proposal for our 2020 annual meeting, it must be mailed to the Office of the Corporate Secretary, Canadian Pacific, 7550 Ogden Dale Road S.E., Calgary, Alberta T2C 4X9, with a copy via email at shareholder@cpr.ca.

The proposal must be received by us by December 15, 2019. Note that under the Canada Business Corporations Act, submitting a shareholder proposal does not guarantee that it will be included in the proxy materials.

12  CANADIAN PACIFIC

2.2 ABOUT THE NOMINATED DIRECTORS

The Board is elected by shareholders to oversee management and make sure the long-term interests of shareholders are served.

Key to proper stewardship is assembling a Board that is qualified, experienced, diverse and operates independently of management.

Independence

Eight of the nine nominated directors, as well as the Chair of the Board and including all committee members, are independent. Mr. Creel is not independent because he is CP’s President and Chief Executive Officer. Mr. Andrew F. Reardon, the current Chair of the Board, has informed the Board that he will be retiring and will not be standing for re-election to the Board at the Meeting. The Board has designated Ms. Isabelle Courville, independent director, as the next Chair of the Board, conditional upon her election as a director at the Meeting. Ms. Courville will be formally appointed as the Chair of the Board, immediately following the Meeting.

Qualified and experienced

Our directors must have a mix of core skills and experience, including:

industry knowledge	financial and accounting expertise	strategic planning

human resources	executive compensation experience	risk management

Diversity

The Corporate Governance and Nominating Committee of the Board (the “Governance Committee”) considers, among other factors, age, gender, cultural heritage and regional representation as part of its assessment of director candidates.

The proposed Board has an average age of 60 years and an average tenure of just over three years. Four of the nine nominees (44%) are female. In 2018, 75% of our Board committees were chaired by women. Following the meeting, as previously announced, our Board will be chaired by a woman, Ms. Courville.

For more information about Board diversity, see page 71.

2019 MANAGEMENT PROXY CIRCULAR  13

Serving on other Boards

Canadian Pacific Railway Company is our principal operating entity in Canada and it directly or indirectly owns all the voting shares of our other subsidiaries. Our directors serve as directors of Canadian Pacific Railway Limited and Canadian Pacific Railway Company and the two Boards meet concurrently. Canadian Pacific Railway Company is a reporting issuer in Canada because of its outstanding public debt securities.

None of the nominated directors serves on more than three other public company Boards (see page 72 for more information about serving on other Boards).

Meeting attendance

We expect directors to attend, in person or via telephone, all Board meetings and all of their committee meetings.

Meeting materials are provided to directors in advance. If a director cannot attend a meeting, he or she can provide their comments to the Chair of the Board, committee chair or the Corporate Secretary beforehand and that person will ensure the comments and views are considered at the meeting.

2018 attendance

Nominee directors attended 100% of their Board meetings in 2018 and over 98% of their committee meetings. The independent directors also met in executive sessions without management present at each Board meeting, as well as Audit Committee and Compensation Committee meetings. Other committees also convened in camera from time to time.

	Board meetings	Committee meetings	Total meetings
John Baird	6 of 6	9 of 10	15 of 16	94%
Isabelle Courville (Chair Designate)	6 of 6	10 of 10	16 of 16	100%
Keith Creel	6 of 6	n/a	6 of 6	100%
Jill Denham	6 of 6	11 of 11	17 of 17	100%
Rebecca MacDonald	6 of 6	11 of 11	17 of 17	100%
Edward Monser(1)	1 of 1	2 of 2	3 of 3	100%
Matthew Paull	6 of 6	9 of 9	15 of 15	100%
Jane Peverett	6 of 6	11 of 11	17 of 17	100%
Andrew Reardon (current Chair)	6 of 6	21 of 21	27 of 27	100%
Gordon Trafton	6 of 6	11 of 11	17 of 17	100%
Total	55 of 55	95 of 96	150 of 151	99%
(1) Mr. Monser was appointed to the Board of Directors and as a member of the Audit Committee and the Compensation Committee, effective December 17, 2018.

Additional information about current directors not standing for election

Mr. Andrew F. Reardon, an independent director who has served as a director since May 2013, has informed the Board that he will not be standing for re-election at the Meeting. Ms. Courville will be appointed as the Chair of the Board immediately following the Meeting, subject to her election as a director at the Meeting.

14  CANADIAN PACIFIC

PROXY CIRCULAR 2.2 ABOUT THE NOMINATED DIRECTORS

Director profiles

All nine nominated directors are qualified and experienced, and have agreed to serve on our Board.

All are CP shareholders and must meet our director share ownership requirements within five years of joining the Board.

Share ownership listed here is as at March 15, 2019 and includes shares directors beneficially own or control, or hold directly or indirectly. Share ownership includes holdings under the Directors’ Deferred Share Unit (DDSU) plan.

See page 81 for full details on share ownership by our directors.

Isabelle Courville Chair Designate
Independent Age: 56 Director since: May 1, 2013 Residence: Rosemère, Québec, Canada 2018 voting results: 92.8% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings expertise in the following areas: senior executive leadership, accounting & financial literacy, environment, health & safety, executive compensation & human resources, transportation, governance, government & regulatory affairs, risk management, sales & marketing, and strategic oversight.

OVERALL 2018 ATTENDANCE		100%

Meeting Attendance

Board	6 of 6	100%
Governance	4 of 4	100%
Compensation (Chair)	6 of 6	100%

BUSINESS EXPERIENCE

•	President of Hydro-Québec Distribution and Hydro-Québec TransÉnergie (2007 to 2013)
•	20 years of experience in the Canadian telecommunications industry, including President of Bell Canada’s Enterprise Group (2003 to 2006) and President and Chief Executive Officer of Bell Nordiq Group (2002 to 2003)

PUBLIC COMPANY BOARD EXPERIENCE

•	SNC Lavalin (2017 to present) (Chair of Human Resources Committee and member of Governance and Ethics Committee)
•	Laurentian Bank of Canada (2007 to present; tenure to conclude April 2019) (Chair of the Board and member of Human Resources and Corporate Governance Committee)
•	Veolia Environment S.A. (2015 to present) (member of Accounts and Audit Committee, Nominating Committee and the Research, Innovation and Sustainable Development Committee)
•	Gecina S.A. (2016 to April 2017) (member of Audit Committee)
•	TVA Group (2013 to 2016) (member of Human Resources Committee)

OTHER EXPERIENCE

Other Boards

•	Institute of Corporate Directors (ICD) (2013 to 2017)
•	Institute for Governance of Private and Public Organizations (IGOPP) (2016 to present) (member of Human Resources Committee)

EDUCATION

•	Bachelor’s degree in Engineering Physics, École Polytechnique de Montréal
•	Bachelor’s degree in Civil Law, McGill University
•	Doctorate Honoris Causa, University of Montréal

SHARE OWNERSHIP

Shares: 900

DDSUs: 7,052

Options: 0

Meets share ownership requirements

The Hon. John Baird, P.C.
Independent Age: 49 Director since: May 14, 2015 Residence: Toronto, Ontario, Canada 2018 voting results: 94.3% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings expertise in the following areas: senior executive leadership, environment, health & safety, transportation, governance, government & regulatory affairs, risk management and strategic oversight.

OVERALL 2018 ATTENDANCE		94%

Meeting Attendance

Board	6 of 6	100%
Governance	3 of 4	75%
Compensation	5 of 6	100%

BUSINESS EXPERIENCE

•	Senior Advisor at the law firm of Bennett Jones LLP , Hatch Ltd. (an engineering firm) and Eurasia Group (a geopolitical risk consultancy) (2015 to present)
•	Member of the International Advisory Board, Barrick Gold Corporation (2015 to present)
•	President of Grantham Finchley Consulting Inc. (2015 to present)

PUBLIC COMPANY BOARD EXPERIENCE

•	Canfor Corporation and Canfor Pulp Products Inc. (2016 to present) (member of Environmental, Health and Safety Committee; Capital Expenditure Committee and Corporate Governance Committee)

OTHER EXPERIENCE

Other Boards

•	FWD Group Ltd./FWD Ltd. (2015 to present) (member of Audit Committee and Risk Management and Actuarial Committee)
•	PineBridge Investments (2015 to present)
•	Friends of Israel Initiative (2015 to present) (member of the Board)

Other experience

•	Served as Canadian Foreign Minister, Minister of Transport and Infrastructure, Minister of the Environment, and President of the Treasury Board during his three terms as a Member of the Canadian Parliament (2006 to 2015)
•	Appointed to the Privy Council in 2006
•	Former Minister of Community and Social Services and Minister of Energy in Ontario provincial legislature
•	Senior Advisor to Community Living Ontario, an organization that supports individuals with developmental disabilities
•	Advisory Board member to Prince’s Charities Canada, the charitable office of His Royal Highness The Prince of Wales

EDUCATION

•	Honours Bachelor of Arts (Political Studies), Queen’s University

SHARE OWNERSHIP

Shares: 0

DDSUs: 4,384

Options: 0

Has until May 2020 to meet the share ownership requirements

2019 MANAGEMENT PROXY CIRCULAR  15

Keith E. Creel
Not Independent Age: 50 Director since: May 14, 2015 Residence: Wellington, Florida, U.S.A. 2018 voting results: 99.8% for

DIRECTOR SKILLS AND QUALIFICATIONS

President and Chief Executive Officer of CP since January 31, 2017. Brings expertise in the following areas: senior executive leadership, environment, health & safety, executive compensation & human resources, transportation, governance, government, regulatory & legal affairs, risk management, sales & marketing and strategic oversight.

OVERALL 2018 ATTENDANCE		100%

Meeting Attendance

Board	6 of 6	100%

BUSINESS EXPERIENCE

•	President and Chief Executive Officer of CP (2017 to present, President and Chief Operating Officer of CP (February 2013 to January 2017)
•	Named “Railroad Innovator” for 2014 by Progressive Railroading in recognition of his leadership at CP
•	Executive Vice-President and Chief Operating Officer of Canadian National Railway Company (2010 to 2013)
•	Other positions at CN included Executive Vice- President, Operations, Senior Vice-President Eastern Region, Senior Vice-President Western Region, and Vice-President of CN’s Prairie division (2002 to 2010)
•	Trainmaster and director of corridor operations at Illinois Central Railway prior to its merger with CN in 1999
•	Superintendent and general manager at Grand Trunk Western Railroad (1999 to 2002)
•	Began his railroad career in 1992 as an intermodal ramp manager at Burlington Northern Railway in Birmingham, Alabama

OTHER EXPERIENCE

Other Boards

•	Member of the Board of TTX Company (2014 to present)
•	Representative on American Association of Railroads

Other experience

•	Commissioned officer in the U.S. Army and served in the Persian Gulf War in Saudi Arabia

EDUCATION

•	Bachelor of Science in Marketing, Jacksonville State University
•	Advanced Management Program, Harvard Business School

SHARE OWNERSHIP

Shares: 3,059

DSUs: 31,606

Options: 716,671

Meets executive share ownership requirements (see page 46)

Gillian (Jill) H. Denham
Independent Age: 58 Director since: September 6, 2016 Residence: Toronto, Ontario, Canada 2018 voting results: 98.9% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings expertise in the following areas: senior executive leadership, accounting & financial literacy, executive compensation & human resources, investment management, governance, risk management, sales & marketing and strategic oversight.

OVERALL 2018 ATTENDANCE		100%

Meeting Attendance

Board	6 of 6	100%
Audit	8 of 8	100%
Finance	3 of 3	100%

BUSINESS EXPERIENCE

•	Vice Chair Retail Markets for CIBC (2001 to 2005)
•	Previously held senior positions at Wood Gundy and CIBC, including: Managing Director Head of Commercial Banking and E-Commerce;
•	President of Merchant Banking/Private Equity and Managing Director Head responsible for the bank’s European Operations

PUBLIC COMPANY BOARD EXPERIENCE

•	Morneau Shepell Inc. (2008 to present) (Chair of the Board and Chair of the Governance and Nominating Committee)
•	National Bank of Canada (2010 to present) (member of Human Resources Committee)
•	Kinaxis Inc. (2016 to present) (Chair of the Human Resources Committee and member of the Audit Committee and Nominating and Governance Committee)
•	Markit Ltd. (2014 to 2016)
•	Penn West Petroleum (2012 to 2016)
•	Calloway Real Estate Investment Trust (2011 to 2012)

OTHER EXPERIENCE

Other Boards

•	Munich Reinsurance Company of Canada (Chair) (2012 to present)
•	Temple Insurance Company (Chair) (2012 to present)
•	Centre for Addiction and Mental Health (CAMH) (2015 to present)

EDUCATION

•	Honours Business Administration (HBA) degree, Ivey Business School, Western University
•	MBA, Harvard Business School

SHARE OWNERSHIP

Shares: 0

DDSUs: 2,613

Options: 0

Has until September 2021 to meet the share ownership requirements

Rebecca MacDonald
Independent Age: 65 Director since: May 17, 2012 Residence: North York, Ontario, Canada 2018 voting results: 94.1% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings expertise in the following areas: senior executive leadership, accounting & financial literacy, executive compensation & human resources, investment management, governance, risk management, sales & marketing and strategic oversight.

OVERALL 2018 ATTENDANCE		100%

Meeting Attendance

Board	6 of 6	100%
Audit	4 of 4	100%
Compensation	3 of 3	100%
Governance (Chair)	4 of 4	100%

BUSINESS EXPERIENCE

•	Founder and current Executive Chair of Just Energy Group Inc., a Toronto-based independent marketer of deregulated gas and electricity
•	President and Chief Executive Officer of Just Energy (2001 to 2007)
•	Founded Energy Savings Income Fund in 1997, another company which aggregated customers in the deregulation of the U.K. natural gas industry
•	Founded Energy Marketing Inc. in 1989

PUBLIC COMPANY BOARD EXPERIENCE

•	Just Energy Group Inc. (2001 to present) (Executive Chair since 2007)

OTHER EXPERIENCE

Other Boards

•	Horatio Alger Association in both Canada and the United States

Other experience

•	Founded the Rebecca MacDonald Centre for Arthritis and Autoimmune Disease at Mount Sinai Hospital in Toronto
•	Previously Vice-Chair of the Board of Directors of Mount Sinai Hospital
•	Previously a member of the Board of Governors of the Royal Ontario Museum

EDUCATION

•	Honorary LLD degree, University of Victoria

SHARE OWNERSHIP

Shares: 0

DDSUs: 10,627

Options: 0

Meets share ownership requirements

16  CANADIAN PACIFIC

PROXY CIRCULAR 2.2 ABOUT THE NOMINATED DIRECTORS

Edward L. Monser
Independent Age: 68 Director since: December 17, 2018 Residence: St. Louis, Missouri, U.S.A. 2018 voting results: N/A

DIRECTOR SKILLS AND QUALIFICATIONS

Brings expertise in the following areas: senior executive leadership, accounting & financial literacy, environment, health & safety, executive compensation & human resources, governance, risk management, transportation, sales & marketing and strategic oversight.

OVERALL 2018 ATTENDANCE		100%

Meeting Attendance

Board	1 of 1	100%
Audit	1 of 1	100%
Compensation	1 of 1	100%

BUSINESS EXPERIENCE

•	President (2010-2018) and Chief Operating Officer (2001-2015) of Emerson Electric Co.
•	President (1996-2001) and Executive Vice President (1991-1996) of Rosemount Inc.
•	Member of the Advisory Economic Development Board for China’s Guangdong Province
•	Member and current Vice-Chairman of the U.S.-India Strategic Partnership Forum

PUBLIC COMPANY BOARD EXPERIENCE

•	Air Products & Chemicals Corporation (Chair of Management Development and Compensation Committee and member of Audit Committee)

OTHER EXPERIENCE

Other Boards

•	Ranken Technical College

Other experience

•	Past Board member and past Vice-Chairman of the U.S.-China Business Council.

EDUCATION

•	Bachelor’s degree, Engineering, Illinois Institute of Technology
•	Bachelor’s degree, Education, Eastern Michigan University
•	Executive MBA, Stanford University Graduate School of Business

SHARE OWNERSHIP

Shares: 0

DDSUs: 46

Options: 0

Has until December 2023 to meet the share ownership requirements

Matthew H. Paull
Independent Age: 67 Director since: January 26, 2016 Residence: Willmette, Illinois, U.S.A. 2018 voting results: 95.4% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings expertise in the following areas: senior executive leadership, accounting & financial literacy, investment management, governance, risk management and strategic oversight.

OVERALL 2018 ATTENDANCE		100%

Meeting Attendance

Board	6 of 6	100%
Finance (Chair)	3 of 3	100%
Compensation	6 of 6	100%

BUSINESS EXPERIENCE

•	Senior Executive Vice-President and Chief Financial Officer of McDonald’s Corporation (2001 until his retirement in 2008)
•	Before joining McDonald’s in 1993, was a partner at Ernst & Young where he managed a variety of financial practices during his 18-year career and consulted with many leading multinational corporations

PUBLIC COMPANY BOARD EXPERIENCE

•	Chipotle Mexican Grill Inc. (2016 to present) (member of Compensation Committee)
•	Air Products & Chemicals Corporation (2013 to present) (Chair of Audit Committee and member of Corporate Governance and Nominating Committee and Executive Committee)
•	Best Buy Co. (2003 to 2013) (lead independent director and chair of Finance Committee)
•	WMS Industries Inc. (2012 to 2013)
•	KapStone Paper and Packaging Corporation (2010 to 2018)

OTHER EXPERIENCE

Other Boards

•	Pershing Square Capital Management, L.P. (2008 to present) (member of Advisory Board)

EDUCATION

•	Master’s degree in Accounting, University of Illinois
•	Bachelor’s degree, University of Illinois

SHARE OWNERSHIP

Shares: 3,000

DDSUs: 4,658

Options: 0

Meets share ownership requirements.

Jane Peverett
Independent Age: 60 Director since: December 13, 2016 Residence: West Vancouver, British Columbia, Canada 2018 voting results: 99.3% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings expertise in the following areas: senior executive leadership, accounting & financial literacy, environment, health & safety, executive compensation & human resources, governance, government, regulatory affairs & legal, risk management and strategic oversight.

OVERALL 2018 ATTENDANCE		100%

Meeting Attendance

Board	6 of 6	100%
Audit (Chair)	8 of 8	100%
Finance	3 of 3	100%

BUSINESS EXPERIENCE

•	President & Chief Executive Officer of BC Transmission Corporation (electrical transmission) (2005 to 2009)
•	Vice-President, Corporate Services and Chief Financial Officer of BC Transmission Corporation (2003 to 2005)
•	President of Union Gas Limited (a natural gas storage, transmission and distribution company) (2002 to 2003)
•	Other positions at Union Gas Limited: President & Chief Executive Officer (2001 to 2002); Senior Vice-President Sales & Marketing (2000 to 2001) and Chief Financial Officer (1999 to 2000)

PUBLIC COMPANY BOARD EXPERIENCE

•	CIBC (2009 to present) (Chair of Audit Committee)
•	Northwest Natural Gas Company (2007 to present) (member of Organization and Executive Compensation Committee and Public Affairs and Environmental Policy Committee)
•	Capital Power Corporation (2019 to present) (Member of Corporate Governance, Compensation and Nominating Committee and Health, Safety and Environment Committee)
•	Encana Corp. (2003 to 2017)
•	Postmedia Network Canada Corp. (2013 to 2016)
•	HydroOne Limited (2015 to 2018)

OTHER EXPERIENCE

Other Boards

•	British Columbia Institute of Corporate Directors Executive Committee

EDUCATION

•	Bachelor of Commerce degree, McMaster University
•	Master of Business Administration degree, Queen’s University
•	Certified Management Accountant
•	A Fellow of the Society of Management Accountants
•	Holds the ICD.D designation from the Institute of Corporate Directors

SHARE OWNERSHIP

Shares: 0

DDSUs: 2,535

Options: 0

Has until January 2021 to meet the share ownership requirements

2019 MANAGEMENT PROXY CIRCULAR  17

Gordon T. Trafton

Notes:

Other than as disclosed below, none of the nominated directors is, or has been in the last 10 years:

(a) a director, chief executive officer or chief financial officer of a company that:

•  was subject to a cease trade or similar order or an order that denied the issuer access to any exemptions under securities legislation for over 30 consecutive days, that was issued while the proposed director was acting in that capacity, or

•  was subject to a cease trade or similar order or an order that denied the issuer access to an exemption under securities legislation for over 30 consecutive days, that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in that capacity

(b)  a director or executive officer of a company that, while that proposed director was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets,

(c) become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold their assets.

(d)  subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with as securities commission.

Ms. Denham served as a director of Penn West Petroleum Ltd. (now Obsidian Energy Ltd.) from June 2012 to June 2016, which was subject to cease trade orders on its securities following the July 2014 announcement of the review of it accounting practices and restatement of its financial statements. Those cease trade orders ended on September 23, 2014.

Ms. Peverett was a director of Postmedia Network Canada Corp. (Postmedia) from April 2013 to January

2016. On October 5, 2016, Postmedia completed a recapitalization transaction under a court-approved plan of arrangement under the Canada Business Corporations Act. Approximately US$268.6 million of debt was exchanged for shares that represented approximately 98% of the outstanding shares at that time.

Postmedia repaid, extended and amended the terms of its outstanding debt obligations.

	Independent Age: 65 Director since: January 1, 2017 Residence: Naperville, Illinois, U.S.A. 2018 voting results: 94.4% for

   DIRECTOR SKILLS AND QUALIFICATIONS

   Brings expertise in the following areas: senior executive leadership, environment, health & safety, executive compensation & human resources, transportation, governance, government, regulatory affairs & legal, risk management, sales & marketing and strategic oversight.

OVERALL 2018 ATTENDANCE		100%
Meeting Attendance
Board	6 of 6	100%
Audit	4 of 4	100%
Compensation	3 of 3	100%
Governance	4 of 4	100%

BUSINESS EXPERIENCE

•  Consultant, Brigadier Consulting (2013)

•  Special Advisor to the CN leadership team (2009 to his retirement in 2010)

•  Senior Vice-President Strategic Acquisitions and Integration, CN (2003 to 2009)

•  Senior Vice-President, Southern Region, CN (2003 to 2009)

•  held a number of leadership positions with Illinois Central Railroad and Burlington Northern Railroad

OTHER EXPERIENCE

Other Boards

•  Leeds School of Business Board of Alumni and Friends, University of Colorado Boulder

EDUCATION

•  Bachelor of Science, Transportation Management from the Leeds School of Business, University of Colorado Boulder

SHARE OWNERSHIP

Shares: 0

DDSUs: 2,555

Options: 0

Has until January 2022 to meet the share ownership requirements

18  CANADIAN PACIFIC

PROXY CIRCULAR 2.2 ABOUT THE NOMINATED DIRECTORS

Committee reports

The Board has four standing committees to assist it in fulfilling its duties and responsibilities:

•  Audit

•  Corporate Governance and Nominating

•  Finance

•  Management Resources and Compensation

Each committee has terms of reference approved by the Board that set out the committee’s responsibilities. Each committee is satisfied that it has fulfilled all their responsibilities in 2018.

Independence

Each committee is made up solely of independent directors, according to the independence criteria of the NYSE corporate governance rules and CSA corporate governance guidelines.

Meeting in camera

Each committee meets in camera, without management present. In camera sessions are required at the end of each meeting of the Audit Committee and the Compensation Committee.

Audit Committee

Responsible for fulfilling all public company Audit Committee legal obligations, assists in overseeing the disclosure of annual and interim financial statements and information derived from them, the integrity and quality of our financial reporting and internal controls, our legal and regulatory requirements, and the qualifications, independence, engagement, compensation and performance of the external auditor and the internal audit function

The Audit Committee has been established in accordance with the Exchange Act and NYSE standards and CSA National Instrument 52-110 Audit Committees.

MEMBERS

Jane Peverett (chair)

Jill Denham

Rebecca MacDonald

Edward Monser

Andrew Reardon

Gordon Trafton

All members of the Audit Committee are “financially literate” as required by the NYSE and CSA. Ms. Peverett and Mr. Reardon have been determined to be “audit committee financial experts” as defined by the SEC.

2018 HIGHLIGHTS

Eight (8) meetings in 2018

External auditor

•	Oversaw the pre-approval of audit and non-audit services provided by the external auditor, including a discussion on which non-audit services the external auditor are prohibited from providing
•	Reviewed the performance of the external auditors and recommend to the Board the appointment of the company’s external auditor
•	Reviewed the external auditor’s annual audit plan and recommended the audit plan and the auditor’s compensation to the Board for approval (see page 10 for details about its services and fees in 2018 and 2017)
•	Reviewed the audit of our year-end financial statements and the external auditor’s report and formal opinion on our financial statements
•	Reviewed the non-audit review reports of the auditor of our interim financial statements each quarter
•	Received assurance from the external auditor that the audit was performed consistent with accepted standards
•	Met with the external auditor to discuss independence and other required matters under the Public Company Accounting Oversight Board (PCAOB) standards governing communications with audit committees
•	Received the external auditor’s written disclosure required by the PCAOB about its communications regarding independence
•	Reviewed the formal statement from the external auditors confirming their independence and the policies regarding hiring of the external auditor’s employees or former employees

Risk oversight

•	Reviewed and monitored our material financial disclosure
•	Reviewed our insurance program which is designed to mitigate the risks to the Corporation
•	Met with Chief Legal Officer to review all legal and regulatory matters and claims that could have a material impact on our financial position

Financial disclosure review and internal controls

•	Reviewed the internal auditor’s reports on our internal controls and procedures
•	Met with management, internal auditors and the external auditor to review the adequacy and effectiveness of the financial reporting process, the internal control procedures and the disclosure controls
•	Reviewed our procedures for receiving and addressing complaints on accounting, internal accounting controls or auditing matters
•	Met with management and the external auditor to review our audited consolidated financial statements and then recommended them to the Board for approval and to be included in our annual report on Form 10-K
•	Reviewed and approved the interim financial reports on Form 10-Q and quarterly earnings releases
•	Reviewed management methodologies for critical accounting estimates
•	Reviewed management progress on adoption of future accounting standards

Internal audit

•	Reviewed and approved the internal auditor’s annual audit plan
•	Reviewed reports and recommendations on internal audit issues, and monitored how management responded to any issues identified by the internal auditor
•	Received updates from the internal auditors quarterly
•	Reviewed expenses of the Board and the CEO
•	Reviewed process for receiving, retaining and resolving complaints received on the company’s alert line
•	Directly oversaw the internal audit function, its performance, activities, organizational structure and the skills and experience of the group

Pension Plans

•	Reviewed 2018 pension plan financial statements and external auditors reports
•	Approved appointment of Deloitte LLP as auditor for the defined benefit, defined contribution and secondary pension plans

The Audit Committee has a written policy for pre-approving audit and non-audit services to be provided by the external auditor. See page 75 to read more about the policy.

2019 MANAGEMENT PROXY CIRCULAR  19

Corporate Governance and Nominating Committee

Responsible for developing and implementing good corporate governance practices, monitoring and assessing the functioning of the Board and committees, and identifying qualified director candidates and recommending director nominees for election to the Board

MEMBERS

Rebecca MacDonald (chair)

John Baird

Isabelle Courville

Andrew Reardon

Gordon Trafton

2018 HIGHLIGHTS

Four (4) meetings in 2018

Corporate governance

•	Reviewed and confirmed our corporate governance principles, policies (including insider trading and disclosure policy) and guidelines, code of business ethics and code of ethics for senior financial officers
•	Reviewed our corporate governance disclosure and monitored best practices, legal and regulatory requirements
•	Reviewed and confirmed the terms of reference for the Board and committees, revising as necessary
•	Reviewed and confirmed the position descriptions for the Board Chair, CEO and committee chairs

Board Performance

•	Set Board goals for 2019 relating to strategic planning, Board succession, shareholder engagement, director education and mentorship
•	Evaluated the performance of the Board, committees, Board Chair, committee chairs and individual directors in 2018

Board composition

•	Reviewed the director skills matrix to make sure that the current directors have the integrity, skills and experience to meet the Board’s needs
•	Updated the Board on the process for identifying potential new director candidates who meet our needs
•	Implemented a director assessment policy for potential and incumbent directors
•	Identified and appointed a new director to the Board in December 2018
•	Oversaw the process for identifying and selecting a new Board Chair in anticipation of Mr. Reardon’s retirement

Risk oversight

•	Monitored the Board’s oversight of corporate governance risk and Board composition

Director development

•	Reviewed our director orientation and continuing education program and updated it with topical and relevant sessions for 2018
•	Onboarded Mr. Monser as a director

Finance Committee

Responsible for overseeing our financial position, financial plans and programs and dividend policy, as well as strategic options and opportunities, including acquisitions and divestitures, and pension plan oversight for CP and our subsidiaries

MEMBERS

Matthew Paull (chair)

Jill Denham

Jane Peverett

Andrew Reardon

2018 HIGHLIGHTS

Three (3) meetings in 2018

Finance matters

•	Reviewed for approval our capital budget for 2019 and reviewed our operating budget which was subsequently approved in 2019
•	Oversaw our capital structure, cash flows and key financial ratios
•	Reviewed our senior credit facilities and compliance with financial covenants and oversaw amendment to the senior credit facilities
•	Reviewed major financings, financing plans, offering documents and strategic opportunities and oversaw the issuance of debt securities in the U.S. pursuant to CP’s shelf registration statement
•	Facilitated the Board’s approval of a normal course issuer bid
•	Recommended to the Board an increase in our quarterly dividend from $0.5625 to $0.6500 per common share
•	Reviewed our credit ratings and relationships with credit rating agencies

Pension matters

•	Reviewed pension plan performance
•	Reviewed and approved changes to the Statement of Investment Policies & Procedures
•	Reviewed and approved changes to the Supplemental Retirement Plan

Risk oversight

•	Reviewed financial risks, including credit, commodity, M&A and interest rate risk and contingent exposure
•	Reviewed our policies for assessing and managing financial risk

Management Resources and Compensation Committee

Responsible for fulfilling public company compensation legal obligations, assisting with the appointment, compensation and reporting relationships of executive officers, overseeing our compensation philosophy and programs including incentive and retirement plans, establishing performance objectives and evaluating performance of our senior officers, and reviewing our organizational health and the succession plans for senior officers

MEMBERS

Isabelle Courville (chair)

John Baird

Edward Monser

Matthew Paull

Andrew Reardon

2018 HIGHLIGHTS

Six (6) meetings in 2018

CEO performance and compensation

•	Reviewed the assessment process and established performance objectives for the year
•	Evaluated the CEO’s performance and recommended his compensation to the Board
•	Reviewed CEO compensation

Executive compensation

•	Reviewed and updated our compensation peer group
•	Reviewed the compensation philosophy and programs and recommended incentive plan metrics for 2018 and 2019
•	Approved the 2018 short-term incentive and 2018 and 2019 long-term incentive plan awards
•	Assessed CEO and other management retention risks
•	Reviewed the CEO’s assessment of the Named Executive Officers (NEO) and other director reports and recommended their compensation to the Board
•	Reviewed executive share ownership guidelines and monitored compliance

Succession planning

•	Reviewed the succession plans for the CEO and other senior executive roles, including the process for identifying, developing and retaining executive talent

Risk oversight

•	Oversaw compensation risk and reviewed our compensation plans to confirm they do not encourage inappropriate risk-taking

You can read about compensation governance on page 26 and executive compensation generally beginning on page 23.

20  CANADIAN PACIFIC

PROXY CIRCULAR 2.2 ABOUT THE NOMINATED DIRECTORS

2018 director compensation

We paid directors a total of approximately $2,524,539 in 2018 as detailed in the table below. Directors receive a flat fee retainer to cover their ongoing oversight and responsibilities throughout the year and their attendance at Board and committee meetings.

Directors receive 100% of their annual retainer in director deferred share units (DDSUs) until they have met their share ownership requirements. After that, directors are required to receive at least 50% of their compensation in DDSUs. The total represents the approximate dollar value of DDSUs credited to each director’s DDSU account in 2018, based on the closing fair market value of our common shares on the grant date plus the cash portion paid where a director elected to receive a portion of compensation in cash.

Mr. Creel does not receive director compensation because he is compensated in his role as President and CEO (see pages 42 to 46 for details).

Name	Fees earned ($)	Share-based awards(2)(4) ($)	Option-based awards ($)	Non-equity incentive plan compensation ($)	Pension value ($)	All other compensation(3) ($)	Total ($)
John Baird	-	262,849	-	-	-	1,000	263,849
Isabelle Courville(1)	151,366	151,138	-	-	-	1,000	303,504
Jill Denham	-	262,849	-	-	-	1,000	263,849
Rebecca MacDonald	-	302,276	-	-	-	1,000	303,276
Edward Monser(5)	-	10,611	-	-	-	1,000	11,611
Matthew Paull	-	298,909	-	-	-	1,000	299,909
Jane Peverett	-	302,276	-	-	-	1,000	303,276
Andrew Reardon	-	513,344	-	-	-	1,000	514,344
Gordon Trafton	-	259,921	-	-	-	1,000	260,921
Notes:
(1)	Until the end of 2018, Ms. Courville elected to receive 50% of her annual director compensation in DDSUs with the remaining 50% paid in cash.
(2)

The value of the share-based awards has been calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC 718) using the grant date fair value, which is prescribed by the DDSU plan.

(3)	Each director was provided with a $1,000 donation to the charity of their choice in December 2018 in gratitude for their year of service. This amount appears under All other compensation.
(4)

All directors were paid in U.S. dollars and the value of their share-based awards, and cash payments, as applicable, have been converted to Canadian dollars using the 2018 average exchange rate of $1.2957.

(5)	Mr. Monser joined the Board in December, 2018. His 2018 compensation was pro-rated accordingly.

The Governance Committee reviews director compensation every two to three years based on the directors’ responsibilities and time commitment and the compensation provided by comparable companies. Each director is paid an annual retainer of US$200,000. Committee chairs receive an additional US$30,000 per year and the Board Chair receives an annual retainer of US$395,000. No changes were made to the director compensation program in 2018.

You can read more about our director compensation program beginning on page 77.

2019 MANAGEMENT PROXY CIRCULAR  21

Incentive plan awards

Outstanding share-based awards and option-based awards

The table below shows all vested and unvested equity incentive awards that are outstanding as of December 31, 2018.

	Option-based awards					Share-based awards
Name	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the-money options ($)	Grant type	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($)	Market or payout value of vested share-based awards not paid out or distributed ($)(1)
John Baird	-	-	-	-	-	-	-	1,059,316
Isabelle Courville	-	-	-	-	-	-	-	1,704,158
Jill Denham	-	-	-	-	-	-	-	631,520
Rebecca MacDonald	-	-	-	-	-	-	-	2,568,228
Edward Monser	-	-	-	-	-	-	-	11,146
Matthew Paull	-	-	-	-	-	-	-	1,126,253
Jane Peverett	-	-	-	-	-	-	-	612,625
Andrew Reardon	-	-	-	-	-	-	-	3,098,650
Gordon Trafton	-	-	-	-	-	-	-	617,646

(1)

Calculated based on the closing price of our shares on December 31, 2018 on the TSX ($242.24), in the case of directors resident in Canada, and on the NYSE (US$177.62) which was converted to Canadian dollars using the year-end exchange rate of $1.3642, in the case of the directors resident in the U.S.

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2.3 EXECUTIVE COMPENSATION

Our executive compensation program is designed to pay for performance, and to align management’s interests with our business strategy and the interests of our shareholders.

The next section describes our compensation program and explains the 2018 compensation decisions for our NEOs:

•	Keith E. Creel, President and Chief Executive Officer
•	Nadeem S. Velani, Executive Vice-President and Chief Financial Officer
•	Robert A. Johnson, Executive Vice-President Operations
•	John K. Brooks, Senior Vice-President and Chief Marketing Officer
•	Laird J. Pitz, Senior Vice-President and Chief Risk Officer

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review, the Compensation Committee recommended to the full Board that the Compensation Discussion and Analysis be included in this proxy circular.

Where to find it

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COMPENSATION DISCUSSION AND ANALYSIS

Our approach to executive compensation

We believe in the importance of paying for performance and aligning management’s interests with those of our shareholders.

Our executive compensation program supports our railroad-focused culture, and is closely linked to the critical metrics that drive the achievement of our strategic plan without taking on undue risk, and is designed to create long-term sustainable value for our shareholders.

We have five key performance drivers designed to focus us on our goal of being the best railroad company in North America:

1.	Provide customers with industry-leading rail service

2.	Control costs

3.	Optimize our assets

4.	Remain a leader in rail safety

5.	Develop our people

As disclosed last year in the proxy circular, we implemented several changes to our compensation program in 2017. These changes were the result of an extensive shareholder engagement program and review of executive compensation by the Compensation Committee, the Board and our human resources group. We did not make any further changes to the structure of our compensation plans in 2018.

Compensation mix

Attracting and retaining high calibre executives is key to our long-term success.

We believe strong performance should yield significant rewards. Our executive compensation includes fixed and variable (at-risk) pay and the proportion of at-risk pay increases by level. Executives earn more if we perform well, and less when performance is not as strong. A significant portion of executive pay is tied to the value of our shares, aligning with shareholder interests. We require our executives to own CP equity and our share ownership guidelines increase by executive level (see page 26).

Variable cash compensation is more focused on corporate results for executives (75% of target) than for other employees (50% of target) who have more emphasis placed on individual and departmental goals.

This supports our view that the short-term incentive plan (STIP) should be tied to overall corporate performance and the areas of our business that each employee influences directly.

The table below shows the pay mix for our current named executives based on their total target compensation.

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Benchmarking

In 2018, we reviewed and updated, with input from our compensation advisors, our compensation comparator group. Since the last detailed review of our comparator group in 2013, our market value and our positioning has changed substantially. Our amended comparator group now consists of six Class 1 Railroad peers as well as 12 capital-intensive Canadian companies. For certain positions within the organization, we apply a heavier weighting to Class 1 Railroad peers; however, we consistently review alignment and compensation practices against the whole group. Our peer group is as follows:

BNSF Railway Company	BCE Inc.
Canadian National Railway Company	GoldCorp Inc.
CSX Corporation	Fortis Inc.
Kansas City Southern	TransCanada Corporation
Norfolk Southern Corporation	Telus Corporation
Union Pacific Corporation	Rogers Communications Inc.
Cenovus Energy Inc.	Barrick Gold Corporation
Enbridge Inc.	Kinross Gold Corporation
Imperial Oil Limited	Suncor Energy Inc.

Compensation pays out over time

Salary fixed pay, set annually Short-term incentive cash bonus paid out in February 2019 based on 2018 corporate and individual performance Long-term incentive (stock options) equity-based incentive granted in January 2018, vests over four years and expires after seven years and realized value depends on our share price 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027

Variable pay includes short- and long-term incentive awards to facilitate annual and longer-term performance and align with shareholder interests.

Incentive awards are cash and equity-based. Equity-based awards vest at the end of three years for performance share units and over four years for stock options. Stock options expire at the end of seven years.

The Compensation Committee ensures the performance objectives for the incentive plans align directly with our strategic plan, which is reviewed and approved by the Board.

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Executives are CP shareholders

We require executives and senior management employees to own equity in the company so they have a stake in our future success. Share ownership requirements are set as a multiple of base salary and increase by level. Executives must satisfy the requirement within five years of being appointed to their position and can meet the requirements by holding common shares or deferred share units (DSUs). The CEO must maintain the ownership level of six times his base salary for one year after he retires or leaves CP. Once executives have met their initial shareholding requirements, they are required to maintain compliance, which is reported annually to the Compensation Committee.

DSUs are redeemed for cash no earlier than six months after the executive retires or leaves the company or until the end of the following calendar year for Canadian executives. Payment to U.S. executives who participate in the DSU plan is made after the six-month waiting period to be in compliance with U.S. tax regulations.

The table below shows the ownership requirement by level, which applied to 83 executives and senior management employees in 2018.

Ownership requirement (as a multiple of base salary)
CEO	6x
Executive Vice-President	3x
Senior Vice-President	2x
Vice-President	1.5 to 2x
Senior management	1x

Mr. Creel, Mr. Johnson and Mr. Pitz have met their ownership requirement. Mr. Velani and Mr. Brooks are expected to meet their requirement within the five-year period following their appointment. You can read about each named executive’s share ownership in the profiles beginning on page 42.

Compensation governance

Disciplined decision-making process

Executive compensation decisions involve management, the Compensation Committee and the Board. The Compensation Committee also receives advice and support from an external consultant from time to time.

DECISION-MAKING PROCESS 1 Management makes recommendations to the compensation committee Management: reviews market data reviews compensation survey data analyzes company performance proposes corporate and individual performance objectives to the committee for the coming year 2 The Committee works with a consultant and makes compensation recommendations to the board The Committee: recommends the corporate performance targets and weightings for the incentive plans reviews the corporate performance results for the incentive plans reviews individual performance receives independent advice from its external consultant recommends the annual and long-term incentive awards to the Board 3 The Board has final approval The Board: reviews corporate and individual performance decides whether to use discretion approves compensation for the CEO and other named executives approves all grants of equity compensation awards sets performance objectives for the following year

The Board has final approval on all matters relating to executive compensation. It can also use its discretion to adjust pay decisions as appropriate.

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Qualified and experienced Compensation Committee

The Compensation Committee is responsible for our compensation philosophy, strategy and program design. The Compensation Committee consists of five independent directors.

The Compensation Committee has the relevant skills, background and experience for carrying out its duties. The table below shows the key skills and experience of each member:

	Human Resources/ compensation/ succession planning	CEO/senior management	Governance and policy development	Transportation industry	Risk management	Engagement (shareholders and others)
Isabelle Courville (Committee Chair)	✓	✓	✓	✓	✓	✓
John Baird		✓	✓	✓	✓	✓
Andrew Reardon (Chair of the Board)	✓	✓	✓	✓	✓	✓
Matthew Paull		✓	✓		✓	✓
Edward Monser	✓	✓	✓	✓	✓	✓

Compensation Committee members also have specific human resources and compensation-related experience, including:

•	direct responsibility for executive compensation matters
•	membership on other human resources committees
•	compensation plan design and administration, compensation decision-making and understanding the Board’s role in the oversight of these practices
•	understanding the principles and practices related to leadership development, talent management, succession planning and employment contracts
•	engagement with investors on compensation issues
•	oversight of financial analysis related to compensation plan design and practices
•	oversight of labour matters and a unionized workforce
•	pension benefit oversight
•	recruitment of senior executives

The Compensation Committee has no interlocks or insider participation. None of the members were employed by or had any relationship with CP during 2018 requiring disclosure under Item 404 or Item 407(e)(4) of Regulation S-K of the Exchange Act. You can read about the background and experience of each member in the director profiles beginning on page 15.

Independent advice

The Compensation Committee and management retain separate independent executive compensation advisors to avoid any conflicts of interest:

Committee advisor	Management advisor

•   the Compensation Committee retained Kingsdale Advisors in 2018 as an independent compensation advisor

•   the Compensation Committee ended their engagement with Meridian Compensation Partners LLC (“Meridian”) in 2017

•   the Compensation Committee approves all compensation related fees and work performed by the independent compensation advisor

• management engages Willis Towers Watson to provide market survey data and advice relating to executive compensation

The next table shows the fees paid to Meridian in 2017, Willis Towers Watson in 2017 and 2018 and Kingsdale Advisors in 2018.

	2018		2017
	Kingsdale	Willis Towers Watson	Meridian	Willis Towers Watson
Executive compensation-related fees	$78,750	$233,309	$50,751	$78,923
Other fees	$111,254	$2,150,258	-	$1,975,629
Total fees	$190,004	$2,383,567	$50,751	$2,054,552

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Fees paid

In 2018, the Board retained Kingsdale Advisors to provide independent advisory services related to governance trends and specific governance items, and compensation design. $78,750 was paid to Kingsdale Advisors for advisory fees provided to the Board. The total governance and executive compensation fees represent 41% of the $190,004 paid in total to Kingsdale Advisors for all services provided to CP, including proxy solicitation and shareholder advisory services.

In 2018, $233,309 was paid to Willis Towers Watson for executive compensation advisory fees provided to management. The total executive compensation fees represent 10% of the $2,383,567 paid in total fees in 2018 to Willis Towers Watson for all services provided to management including actuarial and pension consulting, corporate risk and insurance broking services. In 2017 and 2018, Willis Towers Watson also advised management on actuarial and pension consulting, corporate risk and insurance broking services as well as compensation.

The higher expenses for Willis Towers Watson in 2018 reflects additional compensation analysis and advisory work on behalf of management.

Compensation risk

Effective risk management is integral to achieving our business strategies and to our long-term success.

The Board believes that our executive compensation program should not increase our risk profile. The Compensation Committee is responsible for overseeing compensation risk. It reviews the executive compensation program, incentive plan design and our policies and practices to make sure they encourage the right decisions and actions to reward performance and align with shareholder interests.

Incentive plan targets are linked to our corporate objectives and our corporate risk profile. The Compensation Committee believes that our approach to goal setting, establishing performance measures and targets and evaluating performance results helps mitigate risk-taking that could reward poor judgment by executives or have a negative effect on shareholder value.

All of the Compensation Committee members other than Mr. Paull and Mr. Monser are also members of the Governance Committee. Mr. Reardon and Mr. Paull are also members of the Finance Committee as well, Mr. Reardon and Mr. Monser are members of the Audit Committee. This cross-membership strengthens risk oversight because it gives the directors a broader perspective of risk oversight and a deeper understanding of our enterprise risks.

Regular risk review

The Compensation Committee conducts a comprehensive compensation risk review approximately every two years to make sure that we have identified the compensation risks and have appropriate measures in place to mitigate those risks. An independent consultant assists the Compensation Committee with the review, which includes looking at:

•	the targets for the short-term incentive and performance share unit plan, anticipated payout levels and the risks associated with achieving target performance
•	the design of the long-term incentive awards, which reward sustainable financial and operating performance
•	the compensation program, policies and practices to ensure alignment with our enterprise risk management practices

The last review was completed at the end of 2016 in conjunction with all the changes that were being proposed in 2017 to our compensation plans. Based on the findings of the review, the Compensation Committee concluded that our compensation program, policies and practices are not reasonably likely to have an adverse effect on our business or the company overall. As we did not make any material changes to our compensation plans this year, we did not undergo a risk assessment in 2018.

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Managing compensation risk

We mitigate risk in three ways:

1. Plan design

• we use a mix of fixed and variable (at-risk) compensation and a significant proportion is at-risk pay

• short- and long-term incentive plans have specific performance measures that are closely aligned with the achievement of our business strategy and performance required to achieve results in accordance with guidance provided to the market

• the payout curve for the STIP is designed asymmetrically to reflect the significant stretch in target performance

• the payout under the STIP is capped and not guaranteed, and the Compensation Committee has discretion to reduce the awards

• the long-term incentive plan has overlapping vesting periods to address longer-term risks and maintain executives’ exposure to the risks of their decision-making through unvested share-based awards

2. Policies

• we promote an ethical culture and everyone is subject to a code of business ethics

• we have share ownership requirements for executives and senior management so they have a stake in our future success

• we have a disclosure and insider trading and reporting policy to protect our interests and ensure high business standards and appropriate conduct

• our anti-hedging policy prohibits directors, officers and employees from hedging our shares and share-based awards

• our anti-pledging policy prohibits directors and senior officers from holding our shares in a margin account or otherwise pledging them as security

• we also have a policy that prohibits employees from forward selling shares that may be delivered on the future exercise of stock options, or otherwise monetizing their option awards, other than through exercising the options and subsequently selling the shares through a public venue or the company’s cashless exercise option

• our clawback policy allows us to recoup incentive pay from current and former senior executives as appropriate (see next page)

• DSUs held by the CEO and executives are not settled for cash until at least six months after leaving the company

• our whistleblower policy applies to all employees and prohibits retaliation against anyone who makes a complaint acting in good faith

3. Mitigation measures

• senior executive roles have a significant portion of their compensation deferred

• we must achieve a specific threshold of operating income, otherwise no short-term incentive awards are granted

• financial performance is verified by our external auditor (by the completion of an annual financial statement audit) before the Board makes any decisions about short-term incentive

• the Compensation Committee adopted principles for adjusting payout under the short-term incentive plan, and provides them to the Board as part of their review of the Compensation Committee’s recommendations and performance overall

• environmental principles are fundamental to how we achieve our financial and operational objectives, and the Compensation Committee takes them into account when exercising discretion and determining the short-term incentive awards

• all long-term incentive eligible employees are subject to two-year non-compete, non-solicit covenants should they leave CP

• safety is considered as part of individual performance under the short-term incentive for the CEO and executives in operations roles in addition to being a specific STIP measure

• we regularly benchmark executive compensation against our comparator group of companies

• different performance scenarios are stress-tested and back-tested to understand possible outcomes

• we review and consider risks associated with retention-related compensation

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Key policies

In addition to CP’s code of business ethics, a number of other policies act to mitigate compensation risk. You can read more about ethical behaviour at CP and our code of business ethics and other policies beginning on page 80.

Clawbacks

Our clawback policy allows the Board to recoup short- and long-term incentive compensation paid to a current or former senior executive if:

•	the incentive compensation received was calculated based on financial results that were subsequently restated or corrected, in whole or in part; and/or
•

the executive engaged in gross negligence, fraud or intentional misconduct that caused or contributed to the need for the restatement or correction, as admitted by the executive or as reasonably determined by the Board

The Board has sole discretion to determine whether it is in our best interests to pursue reimbursement of all or part of the incentive compensation and these actions would be separate from any actions by law enforcement agencies, regulators or other authorities.

Anti-hedging

Our disclosure and insider trading and reporting policy prohibits directors, executive officers and employees from buying financial instruments that are designed to hedge or offset a decrease in the market value of equity awards or CP shares they hold directly or indirectly.

Anti-pledging

Our anti-pledging policy prohibits directors and executive officers from holding any CP securities in a margin account or otherwise pledging the securities as collateral for a loan.

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Compensation program

Total direct compensation consists of salary, an annual short-term incentive and a long-term incentive award that focus executives on driving strong financial, operational and customer satisfaction results and building shareholder value. Executives also receive pension benefits and perquisites as part of their overall compensation.

Element	Purpose	Risk mitigating features	Link to business and talent strategies
Salary Cash (see page 32)	• competitive level of fixed pay • reviewed annually	• external advisor benchmarks against our comparator group to ensure appropriate levels and fairness	• attract and retain talent • no automatic or guaranteed increases to promote a performance culture
Short-term incentive Cash bonus (see page 32)	• annual performance incentive to attract and retain highly qualified leaders • set target awards based on level

•  set target performance at the beginning of the year to assess actual performance at the end of the year

•  actual payouts are based on the achievement of pre-determined corporate and individual objectives

•  corporate performance has an operating income hurdle

•  payouts are capped

•  no guarantee of a minimum payout

•  attract and retain highly qualified leaders

•  motivate high corporate and individual performance

•  use metrics that are based on the strategic plan and approved annually

•  align personal objectives with area of responsibility and role in achieving operating results

Deferred compensation Deferred share units (see page 64)

•  encourages share ownership

•  executives can elect to receive the short-term incentive in DSUs if they have not yet met their share ownership requirement

•  company provides a 25% match of the deferral amount in DSUs

•  deferral limited to the amount needed to meet the executive’s share ownership guidelines

•  aligns management interests with growth in shareholder value

•  helps retain key talent

•  company contributions vest after three years

•  sustained alignment of executive and shareholder interests because the value of DSUs is tied directly to our share price

•  cannot be redeemed for cash until a minimum of six months after the executive leaves CP

Long-term incentive (LTIP) (see page 35)
Performance share units (see page 37)	• equity-based incentive aligns with shareholder interests and focuses on three-year performance • accounts for 60% of an executive’s long-term incentive award	• use pre-defined market and financial metrics • the number of units that vest is based on a performance multiplier that is capped • no guarantee of a minimum payout	• focuses the leadership team on achieving challenging performance goals • ultimate value based on share price and company performance • attract and retain highly qualified leaders
Stock options (see page 38)	• accounts for 40% of an executive’s long-term incentive award • vests over four years, term is seven years	• focuses on appreciation in our share price, aligning with shareholder interests • only granted to executives	• focuses the leadership team on creating sustainable long-term value
Pension Defined contribution and defined benefit pension plans (see page 63)	• pension benefit based on pay and service and competitive with the market • supplemental plan for executives and senior managers	• balances risk management of highly performance-focused pay package	• attract and retain highly qualified leaders
Perquisites Flexible spending account (see page 58)	• competitive with the market	• restrictions for the CEO	• attract and retain highly qualified leaders

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2018 Executive compensation

Salary

Salaries are set every year based on the executive’s performance, leadership abilities, responsibilities and experience as well as succession and retention considerations. The Compensation Committee also considers the economic outlook and the median salary and practices of the comparator group before making its decisions. The base salaries of all NEOs are set in U.S. dollars consistent with industry practice.

Short-term incentive plan

The short-term incentive award is an annual incentive that focuses executives on achieving strong financial, safety and operational results.

What it is	• cash bonus for achieving pre-determined annual corporate and individual performance objectives that are tied directly to our strategy and operational requirements
Payout	• corporate performance is assessed against financial, safety and operational measures • individual performance is assessed against individual performance objectives • no guarantee of a minimum payout
Restrictions

•  must meet minimum level of performance

•  must achieve corporate operating income hurdle for any payout on individual or corporate performance to occur

•  performance multiplier is capped for exceptional performance

•  actual award is capped as a percentage of base salary

If the executive retires	• executive must give three months’ notice • award for the current year is pro-rated to the retirement date

The table below shows the 2018 short-term incentive awarded to the named executives. With the exception of Mr. Velani, whose salary is set in U.S. dollars and was paid out based on a foreign exchange rate of $1.2959, other salaries in U.S. dollars have been converted into Canadian dollars using an average exchange rate in 2018 of $1.2957.

We use financial and non-financial measures to assess corporate performance. Individual performance is assessed against individual performance objectives for the year and other pre-determined goals that reflect the strategic and operational priorities critical to each executive’s role.

Year End Salary X Target short-term incentive (as a % of base salary) X [ Corporate performance factor x75% + Individual performance factor x25% ] = 2018 short-term incentive Keith Creel Nadeem Velani Robert Johnson John Brooks Laird Pitz (0-200%) (0-200%) $1,457,663 120% 180% 180% $3,148,551 $722,095 80% 180% 175% $1,032,596 $576,587 75% 180% 180% $778,392 $518,280 65% 180% 175% $602,177 $485,888 65% 180% 170% $560,593

Corporate and individual performance factors are capped at 200% to limit payouts and avoid excessive risk-taking.

An employee’s payout on the individual component of the STIP may be zero or range from 50% to 200%. Any award payable under the individual component is subject to a minimum level of corporate performance. No award is payable unless the minimum corporate hurdle is achieved.

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Actual STIP awards are also capped as a percentage of base salary, as shown in the table to the right.

Assessing corporate performance

In 2017, we announced a number of changes to our STIP to reflect CP’s transition to focus on sustainable, profitable

	Payout as a % of base salary
Level	Below hurdle	Minimum	Target	Maximum
CEO	0%	60%	120%	240%
Other named executives	0%	32.5-40%	65-80%	130-160%

growth. No changes to the relative weighting of the financial and operating measures have been made in 2018.

New in 2018, we replaced train speed with trip plan compliance as the operating measure under the STIP. Trip plan compliance has become CP’s cornerstone operating principle and aligns our service plan and actions with actual customer experience. By measuring trip plan compliance, CP can facilitate generating superior service that is consistent and aligned with market requirements, while controlling costs through improved efficiencies. Our previous measure, train speed, which measures the movement time of trains from origin to destination, was used as an interim measure for trip plan compliance in 2017 as we refined our processes and gathered enough historical data to reliably and consistently measure trip plan compliance as a compensation measure.

Safety - a foundational principle

In 2019, we increased the weighting of our safety measure within the STIP to 20% from 10%.

This change reinforces CP’s commitment to safety and our focus on maintaining our industry leading position in safety performance.

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Corporate performance

The table below shows the 2018 scorecard and results. The targets were set with adequate stretch to motivate strong performance.

The Board sets a corporate hurdle for operating income. There is no payout if we do not achieve that corporate hurdle. If we achieve the hurdle but corporate performance is below threshold for all measures, then only the individual performance factor is used to calculate the awards. Corporate results between 50% and 200% of target are interpolated. For 2018, the operating income hurdle was set at $2 billion.

CP delivered record financial performance in 2018. A growing top line coupled with disciplined cost control measures produced record operating income and adjusted earnings for the company. The reported operating ratio came in at 61.3% and reported operating income was $2,831 million, an all-time best for the company. From a safety perspective, CP’s personal injury rate improved 11% and our train accident frequency led the industry in this key safety metric.

Performance measure	Why it is important	Threshold (50%)	Target (100%)	Exceptional (200%)	2018 result	Weighting	Score
Financial measures
STIP Operating ratio Operating expenses divided by total revenues based on an assumed fuel price and foreign exchange rate	Continues our focus on driving down costs while focusing on growth strategy	62.4%	62.1%	61.6%	61.3%	40%	200%
STIP Operating income ($ millions) Total revenues less total operating expenses based on an assumed foreign exchange rate	Highlights the importance of revenue growth to our corporate strategy	2,566	2,617	2,666	2,831	40%	200%
Safety measure
Federal Railroad Administration’s (FRA) frequency of train accidents per million train miles relative to Class 1 railroads	Safety is our top priority, and the measure pays out at maximum only if we achieve the stretch target and remain the best in the industry Introducing this measure recognizes the feedback we received from shareholders who asked for safety to be explicitly included as a performance measure	1.29	1.18	1.14	1.10	10%	200%
Operating measure
Trip plan compliance is calculated as the number of shipments completed on time (less than 2 hours late vs. baseline plan), divided by the total number of shipments completed	Trip plan compliance is a detailed schedule of performance and the core of CP’s product offering. It balances between customer needs and what we are capable of delivering. It is critical to the service we provide customers and to our growth strategy. Trip plan compliance, as a stand-alone measure, is a relatively new measure at CP Trip plan compliance excludes bulk commodities and empty railcars	75%	80%	85%	62.6%	10%	0%
Corporate performance factor							180%

Notes:

•

A new accounting standard (ASU 2017-17) was adopted January 1, 2018 and changes applied retroactively to 2017. This standard increased CP’s 2017 adjusted operating ratio by 420 bps to 62.4% and reduced adjusted operating income by $274 million to $2,468 million. For a complete description and reconciliation please refer to Non-GAAP Measures and Note 2 Accounting Changes in CP’s 2018 annual report.

•

CP has led the industry with the best FRA reportable train accident frequency for 13 consecutive years. 2017 performance of 0.99 was an all-time record for CP as well as the industry. When setting the 2018 target for train accident frequency, we considered the likelihood of repeating that performance and determined a three-year average was a more reasonable hurdle, particularly in light of an increasing volume environment.

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The Compensation Committee may adjust the results for unusual or non-recurring items that are outside our normal business and do not accurately reflect our ongoing operating results or business trends and affect the comparability of our financial performance year over year. Results used under the STIP may therefore differ from our reported GAAP results. Significant items that may be adjusted so that they do not impact, either favourably or unfavourably, the assumptions made when the STIP targets were planned include: foreign exchange rates, fuel price and land sales. No adjustments were made in 2018.

Assessing individual performance

Executives set individual performance objectives before the start of every financial year.

The individual performance factor is based on the executive’s performance against those objectives and other pre-defined quantitative and qualitative goals that reflect the strategic and operational priorities critical to each executive’s role, including operational management, safety, financial and other objectives.

Each objective has a minimum, target and maximum. The individual performance factor ranges from 0% to 200%.

2018 individual performance factor

The individual performance factor
for the CEO has a cap, so his
individual performance factor
cannot exceed the corporate
performance factor.

This ensures the payout factor for
the CEO aligns with the CEO’s
overall responsibility for CP’s
performance.

Keith Creel	180%
Nadeem Velani	175%
Robert Johnson	180%
John Brooks	175%
Laird Pitz	170%

The Compensation Committee sets the individual performance factor for the CEO. The CEO reviews the performance of his direct reports against their objectives, and recommends their individual performance factors to the Compensation Committee.

See the profiles beginning on page 42 to read about each executive’s individual performance in 2018.

Compensation Committee Discretion

The Compensation Committee has developed principles for the use of discretion. Adjustments should not relieve management from the consequences of their decision making. Additionally, adjustments should neither reward nor penalize management for decisions on discretionary transactions, events outside their control (such as foreign exchange rates and fuel prices that are beyond the assumptions used in the planning process) or transactions outside normal corporate planning and budgeting.

As a result, the Compensation Committee can reduce the corporate performance factor for any executive officer as it deems appropriate, as long as it follows the principles. The Board can also use its discretion to adjust the targets and payouts up or down, following the principles set out by the Compensation Committee. The Compensation Committee did not exercise any such discretion in 2018.

Long-term incentive plan

Long-term incentive awards focus executives on medium- and longer-term performance to create sustainable shareholder value.

Target awards are set based on the competitive positioning of each executive’s compensation and the practices of companies in our peer group in order to attract and retain experienced railroad executives with highly specialized skills.

	Performance share units (60%)	Stock options (40%)
What they are	• notional share units that vest at the end of three years based on absolute and relative performance and the price of CP common shares	• right to buy CP shares at a specified price in the future
Payout	• cliff vest at the end of three years based on performance against three pre-defined financial and market metrics • no guarantee of a minimum payout	• vest 25% every year beginning on the anniversary of the grant date • expire at the end of seven years • only have value if our share price increases above the exercise price

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	Performance share units (60%)	Stock options (40%)
Dividend equivalents	• earned quarterly and compound over the three-year period	• do not earn dividend equivalents
Restrictions	• must meet minimum level of performance • performance multiplier is capped for exceptional performance	• cannot be exercised during a blackout period
If the executive retires

• must give three months’ notice

•  award continues to vest and executive is entitled to receive the full value as long as they have worked for six months of the performance period, otherwise the award is forfeited

• must give three months’ notice • options continue to vest, but expire five years after the retirement date or on the normal expiry date, whichever is earlier

Stock options are usually granted in January immediately after the fourth quarter financial statement blackout period ends, while performance share units (PSUs) are awarded in February after the Compensation Committee has reviewed the year-end financial results in detail.

Grants are also made for special situations like retention or new hires. Special grants can include PSUs, restricted share units (RSUs), DSUs or options. These grants are made on the first Tuesday of the month following approval. If we are in a blackout period, the grant is made after the blackout has been lifted.

Non-Compete and Non-Solicitation

CP is mindful that the demand for experienced and talented railroaders is high, particularly those with backgrounds in Precision Scheduled Railroading. To manage near-term retention risk, the company’s long-term incentive award agreements contain non-compete, non-solicitation and other restrictive clauses, including non-disclosure restrictions.

Non-compete and non-solicitation provisions may be applied if a recipient fails to comply with certain commitments for a two-year period following the end of employment.

2018 long-term incentive awards

To determine the appropriate value of long-term incentive grants provided to the named executives, the Compensation Committee considers the practices of our comparator group and external market data, as well as internal factors including executive retention, dilutive impact and long-term value creation. The CEO did not recommend any adjustments to the 2018 awards.

The table below shows the 2018 long-term incentives awarded to the named executives.

Target as a % of base salary
Keith Creel	400%
Nadeem Velani	250%
Robert Johnson	225%
John Brooks	125%
Laird Pitz	125%

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	2018 long-term
	incentive	>	Allocation
	award		Performance share units		Stock options
	(grant value) $		$	#	$	#

Keith Creel	6,888,920		4,369,757	18,300	2,519,163	43,148
Nadeem Velani	1,887,712		1,199,385	5,212	688,327	13,260
Robert Johnson	1,498,299		950,363	3,980	547,936	9,385
John Brooks	669,720		424,798	1,779	244,922	4,195
Laird Pitz	700,271		444,139	1,860	256,132	4,387

Notes:

•

See the summary compensation table on page 56 for details about how we calculated the grant date fair values of the performance share units and stock options. Both were calculated in accordance with FASB ASC Topic 718.

•	The grant value of the awards based on the NYSE trading price has been converted to Canadian dollars using a 2018 average exchange rate of $1.2957.

Performance share units (PSUs)

PSU awards focus executives on achieving medium-term goals within a three-year performance period.

The Board sets performance measures, thresholds and targets at the beginning of the performance period.

The number of units that vest is based on our performance over the three-year period. We must achieve threshold performance on a measure, otherwise the payout factor for that measure is zero and a portion of the award is forfeited. If performance is exceptional on a measure, the Board may approve a payout of up to 200%.

PSUs earn additional units as dividend equivalents at the same rate as dividends paid on our common shares.

The award is paid out in cash based on the number of units that are earned and the average closing share price for the 30 trading days prior to the end of the performance period on the TSX or NYSE, as applicable. The award may be paid out in shares purchased on the open market, on the CEO’s recommendation, using the after-tax value.

2018 PSU awards

The performance period for the 2018 PSU awards is January 1, 2018 to December 31, 2020. Performance will be assessed against the measures in the table below. Awards will be prorated if results fall between threshold and exceptional.

2018 PSU performance measures	Why the measure is important	Threshold (50%)	Target (100%)	Exceptional (200%)	Weighting
PSU three-year average return on invested capital (ROIC) Net operating profit after tax divided by average invested capital	Focuses executives on the effective use of capital as we grow Ensures shareholders’ capital is employed in a value-accretive manner	14.5%	15%	15.5%	60%
Total shareholder return Measured over three years. The percentile ranking of CP’s TSX compound annual growth rate (“CAGR”) relative to the companies that make up the S&P TSX Capped Industrial Index	Compares our total shareholder return (TSR) to a range of Canadian investment alternatives Aligns long-term incentive compensation with long-term shareholder interests	25th percentile	50th percentile	75th percentile	20%
Total shareholder return Measured over three years. The percentile ranking of CP’s NYSE CAGR relative to the companies that make up the S&P 1500 Road and Rail Index	Compares our TSR to the companies that make up the S&P 1500 Road and Rail Index, a broad range of transportation peers Aligns long-term incentive compensation with long-term shareholder interests	25th percentile	50th percentile	75th percentile	20%

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At the end of the three-year performance period, the starting point for determining relative TSR will be the 10-day average closing share price of CP shares on the appropriate index prior to January 1, 2018 and the closing point will be the 10-day average closing share price of CP shares on the appropriate index prior to December 31, 2020. TSR is adjusted over the period to reflect dividends paid and the multiplier is interpolated if our performance falls between 50% and 200%. If results are below the threshold level for any of the performance measures, units for that specific measure will be forfeited.

Stock options

Stock options focus executives on longer-term performance. Options have a seven-year term and vest 25% each year beginning on the anniversary date of the grant. The grant price is the last closing price of our common shares on the TSX or the NYSE on the grant date. Options only have value for the holder if our share price increases above the grant price.

2018 stock option awards

The table below shows the details of the 2018 annual option award grant.

	Grant value ($)	# of options	Grant price
Keith Creel	2,519,163	43,148	US$185.85 (NYSE)
Nadeem Velani	688,327	13,260	$231.66 (TSX)
Robert Johnson	547,936	9,385	US$185.85 (NYSE)
John Brooks	244,922	4,195	US$185.85 (NYSE)
Laird Pitz	256,132	4,387	US$185.85 (NYSE)

The grant value of the stock option awards based on the NYSE trading price have been converted to Canadian dollars using a 2018 average exchange rate of $1.2957.

We calculated the number of options to be granted to each executive by dividing the grant value by the theoretical value of an option (using the Willis Towers Watson binomial option pricing methodology), applied to our 30-day average closing share price on the TSX or the NYSE prior to the day of the grant.

About the stock option plan

The management stock option incentive plan (stock option plan) was introduced in October 2001.

Regular stock options granted before 2017 expire 10 years from the date of grant and generally vest 25% each year over four years, beginning on the anniversary of the grant date.

Stock options awarded January 1, 2017 and later have a seven-year term. If the expiry date falls within a blackout period, the expiry date will be extended to 10 business days after the end of the blackout period date. If a further blackout period is imposed before the end of the extension, the term will be extended another 10 days after the end of the additional blackout period.

The table below sets out the limits for issuing options under the plan:

As a % of the number of shares outstanding
Maximum number of shares that may be reserved for issuance to insiders as options	10%
Maximum number of options that may be granted to insiders in a one-year period	10%
Maximum number of options that may be granted to any insider in a one-year period	5%
As a % of the number of shares outstanding at the time the shares were reserved
Maximum number of options that may be granted to any person	5%

We measure dilution by determining the number of options available for issuance and the number of options outstanding as a percentage of outstanding shares. Our potential dilution at the end of 2018 was 2%. Notwithstanding the limits noted above, the dilution level, measured by the number of options available for issuance as a percentage of outstanding shares, continues to be capped, at the discretion of the Board, at 7%.

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The option grant price is the last closing market price of shares on the grant date on the TSX or the NYSE (for grants after December 15, 2014 depending on the currency of the grant).

The table below shows the burn rate for the last three fiscal years, calculated by dividing the number of stock options granted in the fiscal year by the weighted average number of outstanding shares for the year.

(as at December 31)	2016	2017	2018
Number of options granted	403,740	369,980	282,125
Weighted number of shares outstanding	149,565,498	145,863,318	142,885,817
Burn rate	0.27%	0.25%	0.20%

The table below shows the options outstanding and available for grant from the Management Stock Option Incentive Plan as at December 31, 2018.

	Number of options/shares	Percentage of outstanding shares
Options outstanding (as at December 31, 2018)	1,474,273	1.05%
Options available to grant (as at December 31, 2018)	1,301,047	0.93%
Shares issued on exercise of options in 2018	142,552	0.10%
Options granted in 2018	282,125	0.20%

Since the launch of the management stock option incentive plan in October 2001, a total of 18,078,642 shares have been available for issuance under the plan and 15,160,770 shares have been issued through the exercise of options.

A stand-alone option award was granted to Mr. Creel in 2013, as disclosed in prior annual management proxy circulars. The award was not granted under the management stock option incentive plan. There are 59,325 options outstanding.

We do not provide financial assistance to option holders to facilitate the purchase of shares under the plan.

Additional information

There is a double trigger on options so that if there is a change of control and only if an option holder is terminated without cause, all of his or her stock options will vest immediately according to the change in control provisions in the stock option plan.

If an employee retires, the options continue to vest and expire on the original expiry date or five years from retirement, whichever is earlier.

If an employee is terminated without cause, the employee has six months to exercise any vested options. If the employee resigns, the employee has 30 days to exercise any vested options. If an employee is terminated with cause all options are cancelled.

Options will continue to vest and expire on its normal expiry date if the holder’s employment ends due to permanent disability. If an option holder dies, the options will expire 12 months following his or her death and may be exercised by the holder’s estate.

Options can only be assigned to the holder’s family trust, personal holding corporation or retirement trust, or a legal representative of an option holder’s estate or a person who acquires the option holder’s rights by bequest or inheritance.

The CEO, the Chair of the Board and the Compensation Committee chair have authority to grant options to certain employees based on defined parameters, such as the position of the employee and the expected value of the option award. In 2018, the Compensation Committee authorized a pool of 50,000 options for allocation by the CEO, who granted 3,467 options to three employees to recognize performance and for retention.

Making changes to the plan

The Board can make the following changes to the plan without shareholder approval:

•	changes to clarify information or to correct an error or omission

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•	changes of an administrative or a housekeeping nature
•	changes to eligibility to participate in the plan
•	terms, conditions and mechanics of granting stock option awards
•	changes to vesting, exercise, early expiry or cancellation
•	amendments that are designed to comply with the law or regulatory requirements

The Board must receive shareholder approval to make other changes, including the following, among other things:

•	an increase to the maximum number of shares that may be issued under the plan
•	a decrease in the exercise price
•	a grant of options in exchange for, or related to, options being cancelled or surrendered

The Board has made two amendments to the plan since it was introduced in 2001:

•

on February 28, 2012, the plan was amended so that a change of control would not trigger accelerated vesting of options held by a participant, unless the person is terminated without cause or constructively dismissed

•

on November 19, 2015, the plan was amended to provide net stock settlement as a method of exercise, which allows an option holder to exercise options without the need for us to sell the securities on the open market, resulting in less dilution

Payout of 2016 PSU award

The 2016 PSU grant for the period of January 1, 2016 to December 31, 2018 was paid out on February 22, 2019. The named executives received a payout of 177% on the award, which includes dividends earned up to the payment date. The table below shows the difference between the actual payout value and the grant value for each named executive.

2016 grant value ($) ( 2016 PSU award (# of units) + Dividend equivalents (# of units) ) x 2016 PSU performance factor (0-200%) x Market share price = PSU value ($) Keith Creel 3,309,70614,832444177%US$194.427,171,365 Nadeem Velani 131,63478224177%$259.49369,992 Robert Johnson 493,8232,21366177%US$194.421,070,185 John Brooks 259,9651,16535177%US$194.42563,488 Laird Pitz 433,3501,94258177%US$194.42938,983

Closing market share price is calculated on days when both the TSX and NYSE markets are open. For Mr. Velani, the market share price was calculated using $259.49, the average 30-day closing price of our shares prior to December 31, 2018 on the TSX. For Mr. Creel, Mr. Johnson, Mr. Brooks and Mr. Pitz, the market share price was US$194.42, the average 30-day closing price of our shares prior to December 31, 2018 on the NYSE, and the value of these shares were converted to Canadian dollars using the year-end exchange rate of $1.3642. For comparability, for Mr. Creel, Mr. Johnson, Mr. Brooks and Mr. Pitz, the 2016 grant value was converted using an exchange rate of $1.3248.

How we calculated the 2016 PSU performance factor

The PSU performance factor for the three-year period from January 1, 2016 to December 31, 2018 is 177%, as shown in the table below. The payout value has been calculated in accordance with the terms of the performance share unit plan and the 2016 award agreement.

PSU measures	Threshold (50%)	Target (100%)	Maximum (200%)	PSU result		Weighting	PSU performance factor
2018 Operating ratio: Operating expenses divided by total revenues	61.0%	59.5%	58.0%	56.1%	(1)	60%	200%
2016 to 2018 average ROIC: Net operating profit after tax divided by invested capital averaged over three years(2)	14%	15%	15.5%	15.3%		20%	160%
Total shareholder return: Three-year CAGR relative to the S&P/TSX 60 Index	0%	1%	5%	5.7%		10%	200%
Total shareholder return: Ranking at the end of the three years relative to Class 1 Railroads	fourth	third	first	fourth		10%	50%
PSU performance factor							177%

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(1)

Results for Operating Ratio have been adjusted to reflect accounting standards in place when the targets were set. The table below shows the impact of the new accounting standard (ASU 2017-17) which came into effect January 1, 2018.

(2)

We make certain assumptions when we set targets therefore results under the PSU plan reflect changes to those assumptions so we can measure the true operating performance of the business. ROIC was adjusted in 2016 and 2017 for the performance of the pension plan as its impact on the balance sheet was not a good indication of management’s ability to deliver returns from the core business on its invested capital.

	Revenue ($ million)	Expense ($ million)	Operating Ratio	Operating Income ($ million)
2018 Results	7,316	4,485	61.3%	2,831
Adjustment for 2018 Accounting Standards Update (ASU 2017-07)		(384)	(5.2)%	384
2018 Results Excluding Accounting Change	7,316	4,101	56.1%	3,215

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KEITH E. CREEL  PRESIDENT AND CHIEF EXECUTIVE OFFICER

Mr. Creel was appointed as the President and Chief Executive Officer (CEO) on January 31, 2017, a planned transition that had been in place since he was recruited to CP in February 2013 as President and Chief Operating Officer (COO).

Prior to joining Canadian Pacific, Mr. Creel had a very successful operating career that began in 1992 at Burlington Northern as a management trainee in operations and eventually led to his becoming the EVP and COO at CN in 2010.

Mr. Creel obtained a Bachelor of Science in marketing from Jacksonville State University and has completed the Advanced Management Program at the Harvard Business School. He served as a commissioned officer in the U.S. Army during which time he served in the Persian Gulf War.

2018 performance

The end of 2018 marked Mr. Creel’s second year as CEO of CP. Our record results show the capability of strong leadership and dedication to deliver on the principles of our operating model. As President and CEO, Mr. Creel is responsible for providing the leadership and the strategic vision necessary to develop our people to drive long-term sustainable, profitable growth and ultimately build shareholder value.

In 2018 Mr. Creel focused on the following key areas:

1.	Strategic direction

2.	Creating a high-performance culture by developing an industry-leading team

3.	Stakeholder advocacy and engagement

4.	Driving sustainable, profitable growth

5.	Operating and safety performance

2018 highlights

In 2018, CP delivered a record-setting year by nearly every financial performance measure. We delivered our highest ever revenues, and we delivered diluted EPS of $13.61 per share and grew adjusted diluted EPS by 27% to a record $14.51 per share.

Our total revenues grew by 12% to $7.3 billion, which, combined with our industry-leading operating model, produced record operating income and an operating ratio of 61.3%. We invested $1.6 billion in our capital program and demonstrated our commitment to shareholders by returning approximately $1.45 billion through share repurchases and dividends. We also increased our quarterly dividend by 15.6%, from $0.5625 to $0.65, and announced a new share repurchase program.

On the labour front we continued our trend of securing long-term agreements with unions on both sides of the border. We currently have contracts in place with all of our Canadian unions until 2021, providing labour stability and a solid foundation for continued growth. Internally we focused on employee outreach, engagement and on our most important foundation-developing people.

Throughout the year, we remained steadfast in our commitment to safety. We improved our personal injury rates by 11% to their lowest-ever levels and for the 13th consecutive year reported the lowest train accident frequency in the industry.

Strategic direction

When Mr. Creel became President and CEO he quickly began setting the direction for the next chapter of the CP story. Mr. Creel remains disciplined in his commitment to Precision Scheduled Railroading and creating a growth strategy that leverages the strengths of CP’s talented workforce and network. Precision Scheduled Railroading has enabled CP to lower its operating ratio dramatically, improve service, reinvest record amounts into our network and create significant shareholder value in a very short time. Developing the right leaders and the building the right culture for continued success is integral to CP’s continued success, short- and long-term.

Under Mr. Creel’s leadership, our operating, marketing and finance teams are working collaboratively to create opportunities for growth. Our increased capacity and efficiencies across our network mean we have the ability to grow sustainably and at a low incremental cost. Our focus on safety, service and innovation, combined with our financial strength and our ability to capitalize on our network in a disciplined and cost-effective way, are key elements for achieving our strategy.

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Creating a high performance culture by developing an industry-leading team

As part of his appointment to President and CEO in 2017, Mr. Creel handpicked a leadership team to support CP’s growth strategy. Having the right culture and the right people with the right attitude ensures we deliver superior value and service to our customers.

Throughout 2018, Mr. Creel worked diligently to build and strengthen our team of railroaders and promote a culture of pride and accountability. By incentivizing the right behaviour, promoting collaboration and providing employees with the right tools for development, we have built an innovative team of railroaders who are better equipped to understand the needs of our customers and their business.

Mr. Creel has demonstrated exceptional leadership in a complex and evolving business environment. He has strongly focused his attention on creating a culture of accountability, where people demonstrate high levels of ownership to collectively work towards the same common goals and objectives. With this objective in mind, Mr. Creel formed a leadership development strategy focused on developing both current and future leaders at CP. As part of this strategy, he established a Coaching Capability Program designed for high potential managers to expand their leadership skill set, and also introduced an Executive Coaching Program for existing and future leaders to receive one-on-one coaching and a customized development program from a certified executive coach.

Mr. Creel understands that a diverse and inclusive work environment provides the company with a broader range of experience and perspectives that, in turn, creates a stronger and more successful railway. During 2018, Mr. Creel continued his focus on diversity initiatives to increase the number of women, Aboriginal Peoples and minorities working throughout CP. Under Mr. Creel’s leadership, CP initiated a series of women’s leadership events in key cities across our network. These events provided a space for women to connect and share experiences and ideas about their triumphs and challenges working in a male-dominated industry and hear from one another how they contribute to CP’s success.

CP strives to be the employer of choice for veterans exiting the military and entering civilian life by engaging with veterans’ groups across North America. Through targeted career fairs, partnering with organizations in both Canada and United States that support veteran employment and recruitment and continuing to work with both the Canadian and United States armed forces, CP hired 200 veterans in 2018 and maintained our status as a Military Friendly Employer.

Mr. Creel continued to engage and deepen his relationship with the 13,000 employees across the CP network with town halls in Port Coquitlam, Minneapolis and Montreal. During these town halls he has been able to share his vision for the future of CP, meet with employees and respond to their questions.

Through collaboration, communication and trust, CP continues to work with union leadership to achieve long-term labour agreements. Mr. Creel led several successful negotiations resulting in innovative labour deals aligned to our growth strategy. In Canada, three main labour agreements were negotiated and ratified in 2018: a new four-year agreement with CP conductors and locomotive engineers (TCRC-T&E), a three-year deal with the International Brotherhood of Electrical Workers (IBEW), and a four-year agreement with our mechanical employees (Unifor) providing for long-term stability for all parties involved.

Stakeholder advocacy and engagement

Mr. Creel held a range of meetings throughout 2018 with a broad range of external stakeholders, including current and prospective investors, First Nations, industry associations, government, regulators, customers and policy makers. This included attending various conferences and events as a guest speaker, advocating for a balanced approach on various industry topics such as the passing of Bill C-49 and improving rail safety through meetings with government officials and consistent, proactive outreach.

Mr. Creel also hosted an Investor Day in October 2018, CP’s first in four years and Mr. Creel’s first since his appointment as President and CEO where he outlined CP’s strategic vision to drive sustainable, profitable growth.

Driving sustainable, profitable growth

In 2018, CP grew revenues by 12% to a record-setting $7.3 billion. Not only did CP experience revenue growth across each of its lines of business, we set records across many areas including Canadian grain, potash, and domestic intermodal.

A strong demand environment, coupled with our network capacity and ability to provide superior service was a big part of this success. We leveraged our transload footprint and new service capabilities to grow our market share in forest products and energy, chemical and plastics. Our network capacity and service reliability also enabled us to win new business in the intermodal and automotive segments.

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Under Mr. Creel’s leadership, CP has committed to a $500 million multi-year investment in its covered hopper fleet; the new car design is shorter, lighter and can carry 15% more grain per train. As CP’s largest line of business, the efficient and reliable movement of grain is key to CP’s long-term success.

An open and constructive dialogue with our customers and supply chain partners is also key to CP’s sustained success in the marketplace. In 2018, CP hosted a Customer Advisory Panel to hear from customers first-hand about the tools, technologies and communications most important to them. CP also hosted a conference with 39 of its short line and regional rail partners to explore new business opportunities and strengthen existing relationships.

CP continues to build a strong foundation for future growth by taking a disciplined approach to the market. Our commitment to Precision Scheduled Railroading uniquely positions us to leverage our low cost base and best-in-class service to drive long-term sustainable, profitable growth for many years to come.

Operating and safety performance

In 2018, CP was able to deliver a watershed year across the board from an operational productivity standpoint, as we continued to see train weights improve to hit record levels. Fuel efficiency improved by another 3 percent to hit a record of 0.953 gallons per 1,000 GTMs, which not only is a CP record, it is an industry best.

CP continued to ensure the right headcount was in place to meet market demands, resulting in consistent, reliable service and value to our customers. In 2018 alone, the company hired over 1,000 new operations employees, in addition to hiring new employees in other areas and training existing conductors as locomotive engineer trainees. CP will continue to hire and train operations employees across the network, to meet market demands in 2019.

CP continued its focus on promoting employee safety through our Home Safe program – an initiative designed to improve our safety culture on the job and at home. Under Mr. Creel’s direction all employees were asked to renew their commitment to safety on the job and to watching out for one another. This was done through a series of educational workshops and safety-focused meetings across the network.

In 2018, CP was named the proud recipient of two Railway Association of Canada Safety awards. The first award recognized CP’s Locomotive Engineer Training Simulation Program and the classroom version of our Simulation Training for Conductors initiative. Using these simulators, trainees experience operating a locomotive on CP routes across North America. The second award recognized CP’s Predictive Wayside Detection initiative. CP is the first railway to utilize the data generated by wayside detection systems to proactively predict failures, enabling risk to be eliminated before incidents occur.

Precision Scheduled Railroading remains the bedrock of our entire business, not just our operating model. Under Mr. Creel’s leadership, our continued success will come from CP’s commitment to the foundations of Precision Scheduled Railroading, our deep bench of industry-leading railroaders, a disciplined approach to capital investment, network capacity and a focus on sustainable profitable growth.

2018 compensation

The table below shows the compensation awarded to Mr. Creel for 2018.

Compensation (in CAD $‘000)	2018
Fixed
Base earnings	1,454
Variable
Short-term incentive	3,149
Long-term incentive
- PSUs	4,370
- Stock options	2,519
Total direct compensation	11,492
Total target direct compensation	9,038

Notes: Salary is the actual amount received in the year. Payments made in U.S. dollars have been converted to Canadian dollars using an average exchange rate for the year of $1.2957.

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Salary

Mr. Creel did not receive a salary increase in 2018.

2018 Short-term incentive

Based on our 2018 corporate performance and the assessment of his individual performance, Mr. Creel received a cash bonus of $3,148,551 for 2018, calculated as follows:

Year EndSalary X Targetshort-termincentive X [ Corporateperformancefactor+ Individualperformancefactor]= 2018short-termincentive(as a % of base salary)180% x 75%180% x 25%(0-200%)(0-200%)$1,457,663120%$2,361,414$787,137$3,148,551

Year-end salary and the 2018 STIP award were paid in U.S. dollars and have been converted to Canadian dollars using an average exchange rate of $1.2957 for 2018.

2018 Long-term incentive

Mr. Creel received annual 2018 long-term incentive awards with a total grant value of $6,888,920, 100% of his target award. The grant was allocated 60% PSUs and 40% stock options.

Realized and realizable pay

The value of Mr. Creel’s incentive compensation is based on our performance over the period and, for the long-term incentive, our share price when the awards vest.

The graph below shows the three-year average of Mr. Creel’s granted and realized and realizable pay from 2016 to 2018.

Notes:

Summary compensation table: average of salary earned, actual cash bonus received, and long-term incentives granted (using the grant date fair value from 2016 to 2018 as disclosed in the summary compensation table on page 56). The compensation figures have been converted to Canadian dollars using the following average exchange rates: $1.3248 for 2016, $1.2986 for 2017 and for $1.2957 for 2018.

Realized and realizable: average of salary earned, actual cash bonus received, the value of long-term incentive awards that have vested or been exercised, and the estimated current value of unvested long-term incentive awards granted from 2016 to 2018:

•	vested PSUs and stock options are valued at the time of vesting or exercise

2019 MANAGEMENT PROXY CIRCULAR  45

•

the value of vested 2016 PSUs paid in February 2019 was calculated using the 30-day average trading price of our shares prior to December 31, 2018 of US$194.42 on the NYSE with a performance multiplier of 1.77 and includes dividends earned up to the payment date

•

the value of unvested 2017 and 2018 PSUs are based on the closing price of our shares on December 31, 2018 of US$177.62 on the NYSE with a performance multiplier of 1.0. PSUs include reinvestment of additional units received as dividend equivalents

•	the value of unvested/unexercised stock options is based on the closing price of our shares on December 31, 2018 of US$177.62 on the NYSE
•

the compensation figures for salary earned and actual bonus received have been converted to Canadian dollars using the following average exchange rates: $1.3248 for 2016, $1.2986 for 2017 and for $1.2957 for 2018

•	the value of any realized and realizable PSUs and options have been converted into Canadian dollars using the 2018 year-end exchange rate of $1.3642
•	The up-front performance stock options grant received in 2017 is included in realizable pay

We also compare the realized and realizable value of $100 awarded in total direct compensation to Mr. Creel in each year to the value of $100 invested in CP shares on the first trading day of the period, assuming reinvestment of dividends, to show a meaningful comparison of shareholder value.

Pay linked to shareholder value

The table below shows Mr. Creel’s total direct compensation in Canadian dollars in each of the last three years, compared to its realized and realizable value as at December 31, 2018. We also compare the realized and realizable value of $100 awarded in total direct compensation to Mr. Creel in each year to the value of $100 invested in CP shares on the first trading day of the period, assuming reinvestment of dividends, to show a meaningful comparison of shareholder value.

(Cdn$)				Value of $100
	Compensation awarded	Realized and realizable value of compensation as at December 31, 2018	Period	Keith Creel	Shareholder
2016	$7,696,926	$14,415,506	Jan 1, 2016 to Dec 31, 2018	193.81	141.19
2017	$18,780,304	$17,664,837	Jan 1, 2017 to Dec 31, 2018	94.06	129.38
2018	$11,491,066	$9,069,642	Jan 1, 2018 to Dec 31, 2018	78.93	106.81

Mr. Creel’s compensation awarded is as disclosed in the summary compensation table. Mr. Creel’s realized and realizable value for salary earned and actual bonus received have been converted to Canadian dollars using the following average exchange rates: $1.3248 for 2016, $1.2986 for 2017 and for $1.2957 for 2018. The value of any realized and realizable long-term incentive is converted into Canadian dollars using the 2018 year-end exchange rate of $1.3642.

Equity ownership (at February 28, 2019)

Requirement (as a multiple of salary)	Minimum ownership value ($)	Shares ($)	Deferred share units ($)	Total ownership value ($)	Total ownership (as a multiple of salary)
6x	9,155,747	832,035	8,594,233	9,426,268	6.18x

Mr. Creel has met his share ownership requirements. Values are based on US$206.48, the closing price of our common shares on the NYSE on February 28, 2019 and have been converted using an exchange rate of $1.3169.

2019 Compensation

Mr. Creel’s 2018 compensation has remained unchanged since his agreement was signed in 2016. Effective January 1, 2019, Mr. Creel received a 3% increase in base salary, his bonus target became 125% of his base salary and his long-term incentive target became 600% of his base salary. Consistent with Mr. Creel’s 2016 employment agreement, his 600% LTI target has been reduced by 100% (to a total of 500% each year) until the end of 2021 to fund an upfront performance grant that he received in 2017.

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NADEEM S. VELANI   EXECUTIVE VICE-PRESIDENT AND CHIEF FINANCIAL OFFICER

Mr. Velani was appointed Vice-President and Chief Financial Officer on October 18, 2016 and was appointed Executive Vice-President and Chief Financial Officer on October 17, 2017. Mr. Velani is a key member of the senior management team responsible for the long-term strategic direction of the company. Other responsibilities include financial planning, reporting and accounting systems, as well as pension, treasury, investor relations and tax functions.

Mr. Velani joined CP in March 2013 and most recently served as Vice-President Investor Relations. Prior to CP, Mr. Velani spent approximately 15 years at CN where he worked in a variety of positions in financial planning, sales and marketing, investor relations and the Office of the President and CEO.

2018 performance

The CEO assessed Mr. Velani’s performance in 2018 against his individual performance objectives, which included leadership development and building a strong team of financial leaders, implementing CP’s updated pension plan investment strategy, continued improvement of the financial planning and forecasting process to support CP’s goal of sustainable, profitable growth, as well as prudent capital allocation to deliver long-term shareholder returns. In addition, Mr. Velani was responsible for leading an update of the company’s strategic multi-year plan which was presented to the financial community at CP’s first investor day since 2014.

All aspects of these functions were taken into consideration as part of the assessment. Mr. Velani was assessed as exceeding his individual performance objectives for the year.

The assessment was reviewed by the Compensation Committee and approved by the Board.

2018 compensation

The table below is a summary of the compensation awarded to Mr. Velani for 2018.

Compensation (in CAD $‘000)	2018
Fixed
Base earnings	667
Variable
Short-term incentive	1,033
Long-term incentive
- PSUs	1,199
- Stock options	688
Total direct compensation	3,587
Total target direct compensation	3,105

Salary

Mr. Velani received an increase in 2018 to bring his salary closer to the median of his peers in our comparator group. Further, the currency of his salary was set in U.S. dollars consistent with other NEOs and industry peers. Mr. Velani’s salary was paid out based on a foreign exchange rate of $1.2959.

2018 short-term incentive

Based on our 2018 corporate performance and the assessment of his individual performance, Mr. Velani received a cash bonus of $1,032,596 for 2018, calculated as follows:

Year EndSalary X Targetshort-termincentive X [ Corporateperformancefactor + Individualperformance factor] = 2018short-termincentive(as a % ofbase salary)180% x 75%175% x 25%(0-200%)(0-200%)$722,09580%$779,863$252,733$1,032,596

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2018 long-term incentive

Mr. Velani received annual 2018 long-term incentive awards with a total grant value of $1,887,712, 100% of his target award. The grant was allocated 60% PSUs and 40% stock options.

Equity ownership (at February 28, 2019)

Requirement (as a multiple of salary)	Minimum ownership value ($)	Shares ($)	Deferred share units ($)	Total ownership value ($)	Total ownership (as a multiple of salary)
3x	2,216,280	292,097	806,549	1,098,646	1.49x

Mr. Velani is on track to meet his share ownership requirements by February 2022. Values are based on $271.92, the closing price of our common shares on the TSX on February 28, 2019.

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PROXY CIRCULAR 2.3 EXECUTIVE COMPENSATION

ROBERT A. JOHNSON   EXECUTIVE VICE-PRESIDENT, OPERATIONS

Mr. Johnson was appointed as Executive Vice-President, Operations in April of 2016. In this role, Mr. Johnson has overall operational responsibility for CP’s rail network, including aspects of operational safety, service, engineering and mechanical services in both Canada and the U.S. with a focus on train performance and overall fluidity of the network.

Prior to this appointment, Mr. Johnson was CP’s Senior Vice-President Operations, Southern Region.

Mr. Johnson’s railroad career spans over 37 years. He spent 32 of those years with BNSF where he held successively more responsible roles in operations, transportation, engineering, and service excellence. His most recent position at BNSF was General Manager, Northwest Division, overseeing day-to-day operations for that region.

2018 performance

The CEO assessed Mr. Johnson’s performance in 2018 against his individual performance objectives in the areas of operational performance, cost control and safety. During 2018, Mr. Johnson was involved in multiple union negotiations, resulting in the signing of long-term contracts which will continue to bring labour stability to the CP family and our customers. Mr. Johnson was instrumental in right-sizing the operations workforce. Over 1000 employees were recruited and trained which allowed CP to increase revenue by handling record volumes. Mr. Johnson also championed improvements in operational safety in 2018, where CP completed the year with an all-time low personal injury frequency ratio as well as remaining the industry leader in train accident safety. Mr. Johnson was assessed as having exceeded his overall individual performance objectives.

The assessment was reviewed by the Compensation Committee and reviewed and approved by the Board.

2018 compensation

The table below is summary of the compensation awarded to Mr. Johnson for 2018.

Compensation (in CAD $‘000)	2018
Fixed
Base earnings	573
Variable
Short-term incentive	778
Long-term incentive
- PSUs	950
- Stock options	548
Total direct compensation	2,849
Total target direct compensation	2,306
Notes: Salary is the actual amount received that year. Payments made in U.S. dollars have been converted to Canadian dollars using an average exchange rate for the year of $1.2957.

Salary

Mr. Johnson’s salary was increased to US$445,000 in 2018.

2018 short-term incentive

Based on our 2018 corporate performance and the assessment of his individual performance, Mr. Johnson received a cash bonus of $778,392 for 2018, calculated as follows:

2019 MANAGEMENT PROXY CIRCULAR  49

Year EndSalary X Targetshort-termincentive X [ Corporateperformancefactor + Individualperformancefactor ] = 2018short-termincentive(as a % ofbase salary)180% x 75% 180%x 25%(0-200%)(0-200%)$576,58775%$583,794$194,598$778,392

Year-end salary and the 2018 STIP award were made in U.S. dollars have been converted to Canadian dollars using an average exchange rate of $1.2957 for 2018.

2018 long-term incentive

Mr. Johnson received 2018 long-term incentive awards in the form of PSUs and Options with a total grant value of $1,498,299, 100% of his target award. The grant was allocated 60% PSUs and 40% stock options.

Equity ownership (at February 28, 2019)

Requirement (as a multiple of salary)	Minimum ownership value ($)	Shares ($)	Deferred share units ($)	Total ownership value ($)	Total ownership (as a multiple of salary)
3x	1,758,062	157,379	1,749,442	1,906,821	3.25x

Mr. Johnson has met his share ownership requirements. Values are based on the US$206.48 closing price of our shares on the NYSE on February 28, 2019 and have been converted using an exchange rate of $1.3169.

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PROXY CIRCULAR 2.3 EXECUTIVE COMPENSATION

JOHN K. BROOKS  SENIOR VICE-PRESIDENT AND CHIEF MARKETING OFFICER

Mr. Brooks was appointed Executive Vice-President and Chief Marketing Officer (CMO) on February 14, 2019. During the financial year ended December 31, 2018, Mr. Brooks was CP’s Senior Vice-President and Chief Marketing Officer.

During Mr. Brooks’ sales and marketing career he has held senior responsibilities in all lines of business, including coal, chemicals, merchandise products, grain and intermodal. He began his railroading career with Union Pacific and later helped start I&M Rail Link, LLC, which was purchased by the Dakota, Minnesota and Eastern Railroad (DM&E) in 2002. Mr. Brooks was Vice-President of Marketing at the DM&E prior to it being acquired by CP in 2007.

In the role of CMO, Mr. Brooks is responsible for CP’s business units and leading a group of highly capable sales and marketing professionals across North America. In addition, Mr. Brooks is responsible for strengthening partnerships with existing customers, generating new opportunities for growth, enhancing the value of the company’s service offerings and developing strategies to optimize CP’s book of business.

With more than 20 years in the railroading business, Mr. Brooks brings a breadth of experience to the CMO role that will be pivotal to CP’s continued and future success.

2018 performance

The CEO assessed Mr. Brooks’ performance in 2018 against his individual performance objectives, which included the ongoing development and organization of the sales and marketing team, revenue growth, improving the quality of revenue, customer relationships, network development by expanding our reach through new market offerings, transloads and short lines, enhancing our product offering, improving customer experience through advisory councils and by measuring customer experience and finally, technology. In addition, Mr. Brooks leads his team in the development and presentation of CP’s multi-year plan which was presented at CP’s Investor Day. Mr.Brooks was assessed as having exceeded his overall individual performance objectives.

The assessment was reviewed by the Compensation Committee and reviewed and approved by the Board.

2018 compensation

The table below is summary of the compensation awarded to Mr. Brooks for 2018.

Compensation (in CAD $‘000)	2018
Fixed
Base earnings	499
Variable
Short-term incentive	602
Long-term incentive
- PSUs	425
- Stock options	245
Total direct compensation	1,771
Total target direct compensation	1,503
Notes: Salary is the actual amount received that year. Payments made in U.S. dollars have been converted to Canadian dollars using an average exchange rate for the year of $1.2957.

Salary

Mr. Brooks’ salary was increased to US$400,000 in 2018.

2019 MANAGEMENT PROXY CIRCULAR  51

2018 short-term incentive

Based on our 2018 corporate performance and the CEO’s assessment of his individual performance, Mr. Brooks received for a cash bonus of $602,177 for 2018, calculated as follows:

2018 long-term incentive

Mr. Brooks also received 2018 long-term incentive awards with a total grant value of $669,720, 100% of his target award. The grant was allocated 60% PSUs and 40% stock options.

Equity ownership (at February 28, 2019)

Requirement (as a multiple of salary)	Minimum ownership value ($)	Shares ($)	Deferred share units ($)	Total ownership value ($)	Total ownership (as a multiple of salary)
3x	2,074,118	511,067	495,596	1,006,663	1.46x

Mr. Brooks is on track to meet his share ownership requirements by February 2024. Values are based on US$206.48, the closing price of our shares on the NYSE on February 28, 2019 and have been converted using an exchange rate of $1.3169.

Effective February 14, 2019, Mr. Brooks was promoted to Executive Vice-President and Chief Marketing Officer. His salary increased to US$525,000, his annual bonus was increased to 75% of his annual salary and his long-term incentive was increased to 225% of his annual salary.

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LAIRD J. PITZ  SENIOR VICE-PRESIDENT AND CHIEF RISK OFFICER

Mr. Pitz was promoted to Senior Vice-President and Chief Risk Officer in October of 2017. This was part of the overall realignment of the risk and insurance functions for succession purposes, and to retain Mr. Pitz for the necessary development of the succession candidates. He is responsible for all aspects of risk-management in Canada and the U.S., including police services, casualty and general claims, environmental risk, field safety and systems, operational regulatory affairs and training, disability management and forensic audit investigations. Mr. Pitz joined CP on April 2, 2014, as Vice-President of Security and Risk Management.

Mr. Pitz, a Vietnam War veteran and former FBI special agent, is a 40-year career professional who has directed strategic and operational risk-mitigation, security and crisis-management functions for companies operating in a wide range of fields including defence, logistics and transportation.

2018 individual performance

The CEO assessed Mr. Pitz’s performance in 2018 against his individual performance objectives, which focused mainly on reducing risk and liability for the company. This included mitigating risk in several key areas: safety, environmental, police security, casualty management, regulatory/operating practices, forensic and internal audit and disability management. Under Mr. Pitz’s leadership, CP has made significant progress in mitigating its overall risk, including the following results in 2018: $81 million reduction of liabilities, recoveries and cost savings including a $10 million reduction in disability management expense, $21.5 million reduction in U.S. and Canadian claims expense, 11% reduction in FRA Personal Injury Rate to 1.47 (lowest in CP’s history), 3.5% reduction in property insurance renewal and the creation of an Emergency Operations Centre at Ogden. Mr. Pitz was assessed as having exceeded his overall individual performance objectives.

The assessment was reviewed by the Compensation Committee and reviewed and approved by the Board.

2018 compensation

The table below is a summary of the compensation awarded to Mr. Pitz for 2018.

Compensation (in CAD $‘000)	2018
Fixed
Base earnings	482
Variable
Short-term incentive	561
Long-term incentive
- PSUs	444
- Stock options	256
Total direct compensation	1,743
Total target direct compensation	1,409
Notes: Salary is the actual amount received that year. Payments made in U.S. dollars have been converted to Canadian dollars using an average exchange rate for the year of $1.2957.

Salary

Mr. Pitz’s salary was increased to US$375,000 in 2018.

2018 short-term incentive

Based on our 2018 corporate performance and the assessment of his individual performance, Mr. Pitz received a cash bonus of $560,593 for 2018, calculated as follows:

2019 MANAGEMENT PROXY CIRCULAR  53

Year-end salary and 2018 STIP award were made in U.S. dollars and have been converted to Canadian dollars using an average exchange rate of $1.2957 for 2018.

2018 long-term incentive

Mr. Pitz also received 2018 annual long-term incentive awards in the form of PSUs and Options with a total grant value of $700,271, 100% of his target award. The grant was allocated 60% PSUs and 40% stock options.

Equity ownership (at February 28, 2019)

Requirement (as a multiple of salary)	Minimum ownership value ($)	Shares ($)	Deferred share units ($)	Total ownership value ($)	Total ownership (as a multiple of salary)
2x	1,053,520	17,798	1,196,596	1,214,394	2.31x

Mr. Pitz has met his share ownership requirements. Values are based on US$206.48, the closing price of our shares on the NYSE on February 28, 2019 and have been converted using an exchange rate of $1.3169.

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Share performance and cost of management

The graph below shows the total shareholder return (TSR) of $100 invested in CP shares compared to the two major market indices over the last five years ending December 31, 2018 and assumes reinvestment of dividends.

The S&P 500 Index return over that time frame was aided by the Tax Cuts and Jobs Act of 2017. The graph shows that shareholder value continues to perform as the total direct compensation (TDC) paid to our named executives has declined and stabilized with our new team. Our share price on the TSX was $223.75 at the beginning of the performance period (US$192.69 on the NYSE) compared to $242.24 at the end of 2018 (US$177.62 on the NYSE), a growth in share appreciation of 8.3% on the TSX. Our total shareholder return over the five-year period was 12.5% on the TSX, assuming reinvestment of dividends.

The total compensation value for NEOs as disclosed in the summary compensation table is 0.3% of our total revenues of $7.3 billion for 2018.

at December 31CP TSR (C$)CP TSR (US$)S&P/TSX Composite Index (C$)S&P 500 Index (US$)TDC ($ thousands)2014100.00100.00100.00100.0035,017201579.3866.5591.6899.2735,485201686.8375.16111.01108.7431,7962017106.0399.87121.11129.8627,4712018112.3595.66110.34121.7622,210

Notes:

•	Total direct compensation is the total compensation awarded to the named executives, as reported in the summary compensation table in prior years.
•	In years where there were more than five named executives, we used the following to calculate total direct compensation in the table above:
•	2018: Keith Creel, Nadeem Velani, Robert Johnson, Laird Pitz and John Brooks
•	2017: Keith Creel, Nadeem Velani, Robert Johnson, Laird Pitz and Jeffrey Ellis
•	2016: Hunter Harrison, Nadeem Velani, Keith Creel, Robert Johnson and Laird Pitz
•	2015: Hunter Harrison, Mark Erceg, Keith Creel, Laird Pitz and Mark Wallace
•	2014: Hunter Harrison, Bart Demosky, Keith Creel, Robert Johnson and Anthony Marquis
•

Mr. Harrison was, and Mr. Creel, Mr. Johnson, Mr. Brooks and Mr. Pitz are, paid in U.S. dollars and their amounts have been converted using the following average exchange rates: $1.2957 for 2018, $1.2986 for 2017, $1.3248 for 2016, $1.2787 for 2015 and $1.1045 for 2014

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EXECUTIVE COMPENSATION DETAILS

Summary compensation table

The table below shows compensation for our five named executives for the three fiscal years ended December 31, 2018.

For all the named executives except Mr. Velani, their compensation has been converted to Canadian dollars using the average exchange rates for the year: $1.2957 for 2018, $1.2986 for 2017 and $1.3248 for 2016.

					Non-equity Incentive plan compensation ($)
Name and principal position	Year	Salary ($)	Share-based awards ($)	Option-based awards ($)	Annual incentive plans	Long-term incentive plans	Pension values ($)	All other compensation ($)	Total compensation ($)
Keith E. Creel	2018	1,453,595	4,369,757	2,519,163	3,148,551	-	452,209	543,332	12,486,607
President and Chief	2017	1,436,594	4,407,788	10,516,630	2,419,292	-	398,894	926,402	20,105,600
Executive Officer	2016	1,261,123	2,403,912	2,131,126	1,900,765	-	348,529	833,257	8,878,712
Nadeem S. Velani	2018	666,946	1,199,385	688,327	1,032,596	-	138,925	57,680	3,783,859
Executive Vice-President	2017	451,355	806,073	202,650	490,763	-	101,027	49,523	2,101,391
and Chief Financial Officer	2016	298,838	131,634	105,305	373,500	-	49,682	42,015	1,000,974
Robert A. Johnson	2018	572,808	950,363	547,936	778,392	-	105,825	63,858	3,019,182
Executive Vice-President,	2017	564,891	958,705	556,073	597,372	-	114,037	54,819	2,845,897
Operations	2016	532,056	358,674	317,991	648,324	-	86,189	54,931	1,998,165
John K. Brooks	2018	499,384	424,798	244,922	602,177	-	166,898	61,456	1,999,635
Senior Vice-President and	2017	436,359	428,442	125,582	420,251	-	144,378	59,567	1,614,579
Chief Marketing Officer	2016	344,448	188,819	100,674	310,003	-	93,143	36,365	1,073,452
Laird J. Pitz	2018	482,486	444,139	256,132	560,593	-	87,126	42,346	1,872,822
Senior Vice-President	2017	457,901	394,237	228,694	435,601	-	82,361	41,137	1,639,931
and Chief Risk Officer	2016	437,720	397,394	279,071	417,312	-	74,178	41,203	1,646,878

Notes:

Salary

Salary earned during the year. Salary differs from annualized salary because annual increases generally go into effect on April 1. Mr. Velani’s salary is set in U.S. dollars and was paid based on a foreign exchange rate of $1.2959.

Share-based awards

PSUs were granted on February 15, 2018. The 2018 grant date accounting fair value of the awards shown in the summary compensation table is $230.12 per share granted on the TSX or $184.29 per share granted on the NYSE in accordance with FASB ASC Topic 718: Compensation – Stock Compensation. See Item 8, Financial Statements and Supplementary Data, Note 22: Stock-based compensation in our annual report on Form 10-K filed with the SEC on February 15, 2019 for more details.

To calculate the number of PSUs granted to a named executive, we use the Willis Towers Watson expected life binomial methodology. Using this methodology, the grant date expected fair value was $186.40 on the TSX and US$149.27 on the NYSE. The Willis Towers Watson expected life binomial methodology for the PSUs are calculated based on the following assumptions:

Assumptions	Willis Towers Watson expected life binomial valuation
TSX / NYSE
Term	3 years
Vesting Schedule	3 year cliff
Payout Range % (threshold-target-max)	50-100-200
Risk of Forfeiture	5%
PSU Value (as a % of grant price)	81%

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Option awards

Stock options were granted on January 22, 2018. The grant date fair value of stock option awards granted to each named executive has been calculated in accordance with FASB ASC Topic 718: Compensation—Stock Compensation. We used the Black-Scholes option-pricing model (with reference to the shares underlying the options). The grant date accounting fair value of the awards shown in the summary compensation table is $51.91 per share granted on the TSX or $45.06 per share granted on the NYSE. See Incentive plan awards on page 38 for details about the 2018 awards. See Item 8, Financial Statements and Supplementary Data, Note 22: Stock-based compensation in our annual report on Form 10-K filed with the SEC on February 15, 2019 for more details.

To calculate the number of options that an executive receives, we use Willis Towers Watson’s expected life binomial methodology which is fundamentally similar to the methodology used to determine the accounting fair value; however, some of the underlying assumptions are different. For example, the binomial methodology assumes a slightly lower historical volatility, a higher risk-free rate and includes a discount to account for vesting restrictions.

The grant price on January 22, 2018 was $231.66 on the TSX with an underlying value of $48.65 and was US$185.85 on the NYSE with an underlying value of US$42.75. The Willis Towers Watson expected life binomial methodology for the stock options are calculated based on the following assumptions:

Assumptions	Willis Towers Watson expected life binomial valuation
	NYSE	TSX
Option Term	7 years	7 years
Vesting Schedule	4 year pro-rated	4 year pro-rated
Expected Life	4.75 years	4.75 years
Dividend Yield (1-year historical)	1.00%	0.99%
Volatility (3-year daily)	24.0%	21.7%
Risk-free Rate (yield curve)	2.5 - 3.1%	2.0 - 2.5%
Risk of Forfeiture	5%	5%
Stock Option Value (as a % of grant price)	23%	21%

Non-equity incentive plan compensation

Cash bonus earned under our short-term incentive plan for 2018 and paid in February 2019. In respect of their short-term incentive compensation, Mr. Velani and Mr. Brooks elected to receive part of their 2018 bonus in DSUs once the bonus is paid out.

Pension value

Mr. Creel and Mr. Velani participate in the Canadian defined contribution plan and in the defined contribution supplemental plan.

Mr. Creel, Mr. Johnson and Mr. Pitz participate in the U.S. defined contribution plan and the U.S. supplemental executive retirement plan.

Mr. Brooks participates in the CP pension plan for U.S. Management Employees

See Retirement plans on page 63 for more details.

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All other compensation

The named executives also receive certain benefits and perquisites which are competitive with our comparator group. The table below shows the breakdown of all other compensation for 2018. The values in the table have been converted to Canadian dollars using the 2018 average exchange rate of $1.2957.

	Perquisites						Other compensation
Name	Personal use of company aircraft	Auto benefits	Housing allowance	Financial and tax planning	Additional medical	Club benefits	401K match	Employer share purchase plan match	Total
Keith Creel	411,562	28,992	18,443	32,393	1,322	14,761	6,997	28,862	543,332
Nadeem Velani	-	31,226	-	-	2,048	11,200	-	13,206	57,680
Robert Johnson	-	27,997	-	-	867	14,512	9,140	11,342	63,858
John Brooks	-	26,949	-	-	1,042	14,512	9,151	9,802	61,456
Laird Pitz	-	19,256	-	-	-	14,512	8,578	-	42,346

Notes:

Use of company aircraft

The value is calculated by multiplying the variable cost per air hour by the number of hours used for travel and includes costs for fuel, maintenance, landing fees and other miscellaneous costs. As an executive of a Calgary-based company, enabling the CEO to visit his family in the Eastern and Southern United States is an important retention tool. Non-corporate use of the corporate jet has been limited to family visits and limited to the CEO only.

Auto benefits	Includes a company-leased vehicle and reimbursement of related operating costs as well as taxable reimbursement of auto benefits for eligible vehicles.
Housing allowance	The incremental cost to provide reasonable accommodation for Mr. Creel in Calgary.
Financial and tax planning	For Mr. Creel, financial and tax planning services according to his current contract.
Additional Medical

CP encourages executives to participate in the executive medical program. Under the U.S. medical benefit plan, available to all U.S. employees, the majority of the cost of a medical examination is covered by the plan. Only additional services for the executive medical are paid for by CP. In Canada, executive medicals are not covered under any general benefit plan.

Club memberships	Included in the perquisites program available to all senior executives.
401K plan	Mr. Creel, Mr. Johnson, Mr. Brooks and Mr. Pitz also receive matching contributions to the 401k plan.
ESPP match

Includes company contributions to the employee share purchase plan (ESPP). The named executives participate in the ESPP on the same terms and using the same formulas as for other participants. See page 62 to read more about the ESPP.

Employment agreements

Except for Mr. Creel, employment agreements for executive officers are set out in a standard offer letter template. The letters contain the standard terms as described in the CD&A and include an annual salary, participation in the short- and long-term incentive plans as approved annually by the Compensation Committee, participation in the benefit plans or programs generally available to management employees, and modest perquisites.

As of the publication of this proxy circular, all of our NEOs, have a two-year non-compete, non-solicitation agreement tied to their CP employment.

Mr. Creel’s employment agreement includes:

•	reasonable living accommodation in Calgary
•	use of the corporate jet for business commuting and family visits within North America
•	non-disclosure, non-solicitation covenants
•	severance provisions as described on page 65
•	reimbursement for club memberships of up to US$25,000 annually
•	reimbursement for financial services of up to US$25,000 annually

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Incentive plan awards

Outstanding share-based awards and option-based awards

The table below shows all vested and unvested equity incentive awards that were outstanding as of December 31, 2018. See Long-term incentives beginning on page 35 for more information about our stock option and share-based awards.

		Option-based awards					Share-based awards
Name	Grant date	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the-money options ($)	Grant type	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($)	Market or payout value of vested share-based awards not paid out or distributed ($)
Keith Creel	4-Feb-2013	59,325	115.78	4-Feb-2023	7,502,240
	22-Feb-2013	53,350	119.18	22-Feb-2023	6,565,251
	31-Jan-2014	39,900	168.84	31-Jan-2024	2,928,660
	24-Jul-2014	47,940	210.32	24-Jul-2024	1,530,245
	23-Jan-2015	33,910	175.92	23-Jan-2025	78,642
	22-Jan-2016	55,250	116.80	22-Jan-2026	4,584,128
	20-Jan-2017	33,884	150.99	20-Jan-2024	1,230,960
	1-Feb-2017	18,762	151.14	1-Feb-2024	677,759
	1-Feb-2017	177,225	151.14	1-Feb-2024	6,402,079
	22-Jan-2018	43,148	185.85	22-Jan-2025	-
	6-Feb-2013					DSU			7,639,983
	23-Feb-2016					PSU			7,171,365
	21-Feb-2017					PSU	22,691	5,498,153
	15-Feb-2018					PSU	18,437	4,467,496
Total		562,694			31,499,964		41,128	9,965,649	14,811,348
Nadeem Velani	2-Apr-2013	2,310	126.34	2-Apr-2023	267,729
	31-Jan-2014	1,820	168.84	31-Jan-2024	133,588
	23-Jan-2015	1,539	218.78	23-Jan-2025	36,105
	22-Jan-2016	2,927	165.74	22-Jan-2026	223,916
	20-Jan-2017	4,644	201.49	20-Jan-2024	189,243
	22-Jan-2018	13,260	231.66	22-Jan-2025	140,291
	26-Feb-2014					DSU			162,106
	19-Feb-2015					DSU			82,016
	24-Feb-2017					DSU	123	29,760	119,041
	23-Feb-2016					PSU			369,992
	21-Feb-2017					PSU	3,973	962,328
	15-Feb-2018					PSU	5,251	1,272,015
Total		26,500			990,872		9,347	2,264,103	733,155
Robert Johnson	2-Jul-2013	3,640	129.54	2-Jul-2023	410,228
	31-Jan-2014	5,870	168.84	31-Jan-2024	430,858
	23-Jan-2015	5,198	175.92	23-Jan-2025	12,055
	22-Jan-2016	8,244	116.80	22-Jan-2026	684,010
	20-Jan-2017	11,557	150.99	20-Jan-2024	419,850
	22-Jan-2018	9,385	185.85	22-Jan-2025	-
	24-Jun-2013					DSU			1,361,630
	27-Feb-2018					DSU	160	38,713	154,852
	23-Feb-2016					PSU			1,070,185
	21-Feb-2017					PSU	4,935	1,195,862
	15-Feb-2018					PSU	4,010	971,619
Total		43,894			1,957,001		9,105	2,206,194	2,586,667
John Brooks	25-Feb-2010	900	51.17	25-Feb-2020	171,963
	24-Feb-2011	3,200	65.06	24-Feb-2021	566,976
	1-Apr-2012	2,850	75.71	1-Apr-2022	474,611
	7-Dec-2012	2,345	97.70	7-Dec-2022	338,946
	22-Feb-2013	1,900	119.18	22-Feb-2023	233,814
	31-Jan-2014	1,440	168.84	31-Jan-2024	105,696
	23-Jan-2015	2,506	175.92	23-Jan-2025	5,812
	22-Jan-2016	4,340	116.80	22-Jan-2026	360,093
	20-Jan-2017	2,610	150.99	20-Jan-2024	94,818
	22-Jan-2018	4,195	185.85	22-Jan-2025	-
	6-Sep-2012					DSU			242,014
	23-Feb-2016					PSU			563,488
	21-Feb-2017					PSU	2,206	534,426
	15-Feb-2018					PSU	1,792	434,299
		26,286			2,352,729		3,998	968,725	805,502

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		Option-based awards					Share-based awards
Name	Grant date	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the-money options ($)	Grant type	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($)	Market or payout value of vested share-based awards not paid out or distributed ($)
Laird Pitz	23-Jan-2015	4,584	175.92	23-Jan-2025	10,631
	22-Jan-2016	5,426	116.80	22-Jan-2026	450,199
	20-Jan-2017	4,753	150.99	20-Jan-2024	172,670
	22-Jan-2018	4,387	185.85	22-Jan-2025	-
	19-Feb-2015					DSU			428,961
	23-Feb-2016					DSU	524	126,954	507,817
	23-Feb-2016					PSU			938,983
	21-Feb-2017					PSU	2,029	491,761
	15-Feb-2018					PSU	1,874	454,073
Total		19,150			633,500		4,427	1,072,788	1,875,761

Notes:

Options

In general, regular options granted before 2017 vest 25% each year for four years beginning on the anniversary of the grant date and expire 10 years from the grant date. Grants made in 2017 and onwards expire 7 years from the grant date.

All exercise prices for grants received prior to 2015 are shown in Canadian dollars. With respect to Mr. Creel, Mr. Johnson, Mr. Brooks and Mr. Pitz, exercise prices for option awards that were granted in 2015 or later are shown in U.S. dollars. Prior to 2015, all exercise prices are in Canadian dollars and all of Mr. Velani’s exercise prices are shown in Canadian dollars.

Value of unexercised in-the-money options at 2018 year-end

Based on $242.24, our closing share price on the TSX on December 31, 2018. For all the named executives, except Mr. Velani, option awards made in 2015 or later have been valued based on US$177.62, our closing share price on the NYSE on December 31, 2018 and converted into Canadian dollars using a year-end exchange rate of $1.3642.

Mr. Creel was awarded performance stock options on July 24, 2014. These options vested upon meeting certain performance hurdles: 50% of the options vested upon CP achieving an annual operating ratio of 63%, and the other 50% vested upon CP achieving an annual operating income of $2,618 million. The options became exercisable on June 1, 2018.

Mr. Creel was also awarded performance stock options on February 1, 2017. These options will vest on February 1, 2022 provided certain performance metrics are achieved. The amount reflects the market value of performance stock options that have not vested based on US$177.62, our closing share price on the NYSE on December 31, 2018 and converted into Canadian dollars using a year-end exchange rate of $1.3642.

For Mr. Velani, the value of unvested PSUs and DSUs is based on $242.24, our closing share price on the TSX on December 31, 2018.

Mr. Creel, Mr. Johnson, Mr. Brooks and Mr. Pitz: the value of PSUs or DSUs is based on US$177.62, our closing share price on the NYSE on December 31, 2018, converted into Canadian dollars using a year-end exchange rate of $1.3642.

PSUs assume a payout at target (100%) for the 2017 and 2018 grants. The 2016 PSU value reflects a payout at 177% on the award which includes dividends earned up to the payment date.

Vested and unvested DSU awards are deferred and cannot be redeemed until the executive leaves the company.

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PROXY CIRCULAR 2.3 EXECUTIVE COMPENSATION

Incentive plan awards – value vested or earned during the year

The table below shows the amount of incentive compensation that vested or was paid in 2018.

Name	Option-based awards - value vested during the year ($)	Share-based awards - value vested during the year ($)	Non-equity incentive plan compensation - value earned during the year ($)
Keith Creel	3,905,340	7,171,365	3,148,551
Nadeem Velani	145,738	386,050	1,032,596
Robert Johnson	386,683	1,220,335	778,392
John Brooks	141,622	563,488	602,177
Laird Pitz	239,420	1,022,962	560,593

Notes:

Share-based awards – value vested during the year

The value includes DSUs that have vested during the year and are valued on the day of vesting, as well as the 2016 PSUs that vested at 177% on December 31, 2018 including dividends earned up to the payment date.

The PSU value realized on vesting is calculated by multiplying the number of shares acquired on vesting by $259.49, the average 30-day trading price of our shares prior to December 31, 2018 on the TSX for Mr. Velani, and US$194.42 on the NYSE for Mr. Creel, Mr. Johnson, Mr. Brooks and Mr. Pitz converted to Canadian dollars using the year-end exchange rate of $1.3642 and by multiplying that product by the achieved performance factor.

Option exercises and vested stock awards

The table below shows the options exercised and sold by the named executives in 2018.

Name	Number of options exercised and sold	Option exercise price ($)	Value realized ($)
Keith Creel	60,000	115.78	9,567,201
Nadeem Velani	0	0	0
Robert Johnson	0	0	0
John Brooks	0	0	0
Laird Pitz	3,150	187.00	260,295

Value realized is calculated using the actual market price of the shares acquired upon exercise of the respective options less the exercise price for those options. The values are in Canadian dollars.

Equity compensation plan information

The table below shows the securities authorized for issuance under equity compensation plans at December 31, 2018. These include the issuance of securities upon exercise of options outstanding under the management stock option incentive plan and the director stock option plan.

The table also shows the remaining number of shares available for issuance and includes 340,000 shares under the director stock option plan. On July 21, 2003, the Board suspended any additional grants of options under the director stock option plan and there are no outstanding options under that plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	1,533,598	176.02	1,641,047
Equity compensation plans not approved by security holders	-	-	-
Total	1,533,598	176.02	1,641,047

2019 MANAGEMENT PROXY CIRCULAR  61

The number of securities to be issued upon exercise of outstanding options, warrants and rights in the previous table includes 59,325 unexercised options granted as a stand-alone award to Mr. Creel in 2013. See page 38 to read more about the management stock option incentive plan. You can also read about the two equity compensation plans in our audited consolidated financial statements for the year ended December 31, 2018, available on our website (investor.cpr.ca/financials), and on SEDAR (www.sedar.com) and EDGAR (www.sec.gov).

Employee Share Purchase Program

CP’s ESPP is available to all employees and provides the opportunity to purchase voting shares on the open market through payroll deductions which aligns employees’ interests with those of shareholders. Employees may contribute between 1% and 10% of their base salary to the ESPP every pay period. CP provides a 33% match on the first 6% of non-unionized and specified unionized employees’ contributions which vest at the end of the four consecutive quarters. Employees must remain participants of the ESPP at the time of vesting in order to receive the CP match.

As of December 31, 2018, approximately 41% of employees participated in ESPP.

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PROXY CIRCULAR 2.3 EXECUTIVE COMPENSATION

Retirement plans

Canadian pension plans

Mr. Creel and Mr. Velani participated in our defined contribution plan (DC plan) in 2018.

Participants contribute between 4% and 6% of their earnings depending on their age and years of service, and the company contributes between 4% and 8% of earnings. Total contributions are limited to the maximum allowed under the Income Tax Act (Canada) ($26,500 for 2018).

Defined contribution plan table

	Accumulated value at start of year ($)	Compensatory ($)	Accumulated value at year end ($)
Keith Creel	842,518	430,053	1,262,991
Nadeem Velani	315,592	138,925	455,364

Mr. Creel and Mr. Velani also participate in a defined contribution supplemental plan (DC SERP), a non-registered plan that provides benefits in excess of the Income Tax Act (Canada) limits for the DC plan. Specifically, the DC SERP provides a company contribution equal to 6% of a participant’s base salary and annual bonus. Company contributions vest after two years and employees do not contribute to the plan.

U.S. retirement plans

Our U.S. retirement program has five elements:

•	a qualified defined benefit pension plan which provides automatic employer contributions (closed plan)
•	a non-qualified defined benefit pension plan (closed plan) for certain employees whose compensation exceeds the U.S. Internal Revenue Code (the “Code”) limits (US$220,000 for 2018)
•	a voluntary qualified 401(k) plan with employer match
•	a qualified defined contribution plan which provides automatic employer contributions
•	a non-qualified defined contribution plan for certain employees whose compensation exceeds the Code limits (US$275,000 for 2018)

CP Pension Plan for U.S. Management Employees (closed plan)

CP sponsors a defined benefit pension plan comprised of a Basic Defined Benefit Pension Plan (Basic DB Plan) and a Supplemental Pension (Supplemental Pension Plan) for earnings in excess of the IRS compensation limits in the Basic DB Plan, which provides retirement benefits in excess of the benefits payable from the Basic DB Plan. The benefit is based on age, service and a percentage of final average compensation.

The pension formula uses the final average monthly earnings and calculates a benefit of 0.5% up to the Tier 1 Railroad Retirement Board limit and 1.25% in excess of that limit, and multiplies that by the years of service to a maximum of 30 years. An unreduced pension is available for all employees under this plan as early as age 62 with 30 years of service with the normal retirement benefit payable at age 65.

Mr. Brooks participated in the Basic DB Plan in 2018.

	Years of credited service		Annual benefits payable		Opening present value of defined benefit obligation ($)	Compensatory change ($)	Non-Compensatory change ($)	Closing present value of defined benefit obligation ($)
Name	At December 31, 2018	At age 65	At year end ($)	At age 65 ($)
John Brooks	10.17	27.25	81,285	217,800	477,084	166,898	(72,711)	571,271

401(k) plan

Individuals can make pre-tax contributions to the 401(k) plan subject to limitations imposed by the U.S. Internal Revenue Service. The company provides a matching contribution of 50% on the first 6% of eligible earnings. All contributions vest immediately.

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U.S. Salaried Retirement Income Plan

The U.S. Salaried Retirement Income Plan is employer-funded with an annual contribution amount equal to 3.5% of eligible earnings, which include base salary and annual bonus. These earnings are subject to compensation limitations imposed by the IRS in the U.S. These amounts are included in the summary compensation table under All other compensation.

Supplemental defined contribution plan (U.S. DC SERP)

The U.S. DC SERP is an unfunded, non-qualified defined contribution plan that provides an additional company contribution equal to 6% of eligible earnings without regard to the limitations imposed by the IRS in the U.S. Eligible earnings include base salary and annual bonus. In addition, for earnings in excess of the limitations imposed by the U.S. Internal Revenue Code, an additional 3.5% contribution is made. Company contributions cliff vest at the end of three years.

Mr. Creel, Mr. Johnson and Mr. Pitz participate in the U.S. DC SERP in 2018.

The table below shows the U.S. Salaried Retirement Income Plan and U.S. DC SERP account information in 2018.

	Accumulated value at start of year ($)	Compensatory ($)	Accumulated value at year end ($)
Keith Creel	844,355	22,156	821,911
Robert Johnson	298,426	105,825	391,619
Laird Pitz	187,392	87,126	261,149

The values in the table have been converted to Canadian dollars using the 2018 average exchange rate of $1.2957.

About deferred compensation

Executive officers and members of senior management who have not met their share ownership requirement can choose to defer all or part of their short-term incentive by receiving it as deferred share units. They cannot defer more than the amount needed to meet the requirement, which includes our 25% match of the amount deferred in the year the bonus is actually paid. The matching units vest after three years.

Elections must be made before the beginning of the new fiscal year. The amount is converted to DSUs using the average market price of a CP common share for the 10 trading days immediately before December 31 of the performance year.

The table below shows the number of DSUs outstanding and their value based on our closing share price on December 31, 2018.

	Unvested DSUs (#)	Vested DSUs (#)	Total units ($)	Value as at December 31, 2018 ($)
Keith Creel	-	31,530	31,530	7,640,009
Nadeem Velani	123	1,499	1,622	392,913
Robert Johnson	160	6,258	6,418	1,555,140
John Brooks	-	999	999	242,067
Laird Pitz	524	3,866	4,390	1,063,737

We valued the outstanding DSUs using $242.24, our closing share price on the TSX on December 31, 2018 for Mr. Velani, and US$177.62, our closing share price on the NYSE and converted to Canadian dollars using a year-end exchange rate of $1.3642 for Mr. Creel, Mr. Johnson, Mr. Brooks and Mr. Pitz.

DSUs are redeemed for cash six months after the executive retires or leaves the company, or up until the end of the following calendar year for Canadian executives. U.S. executives who participate in the DSU plan must redeem their DSUs after the six-month waiting period to be in compliance with U.S. tax regulations. We use the average market price of a CP common share for the 10 trading days immediately before the payment date to calculate the amount, which the participant receives in a lump sum.

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PROXY CIRCULAR 2.3 EXECUTIVE COMPENSATION

Termination and change in control

Termination of employment

We have policies to cover different kinds of termination of employment.

Mr. Creel is covered under the terms of his employment agreement effective January 31, 2017, as amended December 18, 2018 with terms effective as of January 1, 2019, that includes non-competition, non-solicitation and confidentiality restrictions. Mr. Velani, Mr. Johnson, Mr. Brooks and Mr. Pitz are subject to the same terms as all other employees for voluntary termination, retirement, termination for cause and change in control, however, Mr. Velani, Mr. Brooks and Mr. Pitz signed a non-competition, non-solicitation agreement in 2018 that also had confidentiality restrictions.

	Resignation	Retirement	Termination with cause	Termination without cause	Change in control
Severance	None	None	None	Mr. Creel: 24 months of base salary Other named executives: per legislative requirements	None
Short-term incentive	Forfeited	Award for current year is pro-rated to retirement date	Forfeited	Equal to the target award for severance period for Mr. Creel Other named executives: award for current year is pro-rated to termination date as per plan	None
DSUs	Unvested DSUs are forfeited	Unvested DSUs are forfeited	Unvested DSUs are forfeited	Unvested DSUs are forfeited	Unvested units vest early if the holder is terminated following change in control
Performance share units	Forfeited

Award continues to vest based on performance factors and executive is entitled to receive the full value as long as they have worked for six months of the performance period, otherwise the award is forfeited

			Forfeited	Pro-rated based on active service within the performance period	Only vest if the executive is terminated following a change in control PSUs vest at target, pro-rated based on active service within the performance period
Stock options	Vested options are exercisable for 30 days or until the expiry date, whichever comes first Unvested options are forfeited Performance stock options are forfeited	Options continue to vest Award expires five years after the retirement date or the normal expiry date, whichever is earlier Performance stock options are forfeited	Forfeited	Vested options are exercisable for six months following termination as well as any options that vest during the six-month period Performance stock options are forfeited	Options only vest early if the option holder is terminated following the change in control Performance stock options are forfeited
Pension	No additional value	No additional value	No additional value	No additional value	No additional value
ESPP shares	Unvested shares are forfeited	Unvested shares vest	Unvested shares are forfeited	Unvested shares vest	Unvested shares vest
Benefits	End on resignation	Post-retirement life insurance of $50,000 and a health spending account based on years of service (same for all employees)	End on resignation	None	None
Perquisites	Any unused flex perquisite dollars are forfeited	Any unused flex perquisite dollars are forfeited	Any unused flex perquisite dollars are forfeited	Any unused flex perquisite dollars are forfeited	Any unused flex perquisite dollars are forfeited

2019 MANAGEMENT PROXY CIRCULAR  65

The next table shows the estimated incremental amounts that would be paid to Mr. Creel if his employment had been terminated without cause on December 31, 2018. There is no excise tax gross-up provision for any termination benefit.

		Severance payment
Name	Severance period (# of months)	Base pay ($)	Short-term incentive ($)	Additional retirement benefits ($)	Other benefits ($)	Value of vesting of options and equity-based awards ($)	Payable on termination without cause ($)
Keith Creel	24	3,069,450	3,683,340	-	32,251	6,797,388	13,582,429

Notes:

•	Other benefits include the value of accelerated vesting of shares purchased under the Employee Share Purchase Plan
•

Value of vesting of options and equity-based awards is the value of options vesting within six months following termination in accordance with our stock option plan, and the prorated value as of the termination date of PSU awards. It is based on $242.24, our closing share price on the TSX on December 31, 2018 and US$177.62, the closing price of our shares on the NYSE, converted into Canadian dollars using a year-end exchange rate of 1.3642

66  CANADIAN PACIFIC

2.4 CORPORATE GOVERNANCE

Canadian Pacific is one of Canada’s oldest and most recognizable companies. We take pride in our historic legacy, our role as a business leader, and our reputation for honesty, integrity and the faithful performance of our undertakings and obligations.

Our ability to maintain this reputation depends on our actions and the choices we make every day. We believe that good corporate governance practices are essential to effective management and the protection of CP’s investors, employees and other stakeholders.

Where to find it

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GOVERNANCE AT CP

CP has a strong governance culture and we have adopted many leading policies and practices. As a U.S. and Canadian listed company, our corporate governance practices comply with or exceed the practices outlined by the Canadian Securities Administrators (CSA) in National Policy 58-201 Corporate Governance Guidelines and the Toronto Stock Exchange (TSX), the Securities and Exchange Commission (SEC) and New York Stock Exchange (NYSE).

We regularly review our policies and practices and make changes as appropriate, so we stay at the forefront of good governance as standards and guidelines continue to evolve in Canada and the United States.

The Board and the Governance Committee are responsible for developing our approach to corporate governance. This includes annual reviews of the corporate governance principles and guidelines which were established by the Board, as well as the terms of reference for the Board and each of the four Board committees.

CP’s corporate governance principles and guidelines are available on our website (investor.cpr.ca/governance).

About the Board

The Board has ultimate authority to make decisions about CP, other than on matters that are specifically reserved for shareholders.

The Board is responsible for overseeing CP’s business, providing overall guidance and direction to management, our long-term strategic direction, succession plans for senior officers, risk oversight and ensuring that the long-term interests of shareholders are served.

Our governing documents state that the Board must have a minimum of five and a maximum of 20 directors. Shareholders elect directors for a term of one year at the annual general meeting. The Board may also appoint directors between shareholder meetings to fill a vacancy.

Key governance documents

The Board has approved its terms of reference as well as those for each committee and the written position description for the independent Board Chair and reviews them annually. These documents are available on our website (investor.cpr.ca/governance).

The Board is dedicated to maintaining the highest standards of corporate governance and nurturing a culture of strong business ethics and governance throughout the organization. It operates independently to ensure proper stewardship and sound decision-making. The Board is qualified with the right mix of relevant skills and experience, including industry knowledge, financial and accounting expertise, strategic planning, human resources, executive compensation experience and risk management – all of which are critical to understanding and addressing the business challenges facing CP. The Board is also diverse by gender, age, cultural heritage and geography to generate different perspectives and opinions for healthy discussion and debate.

The Board has terms of reference to assist it in exercising its powers and fulfilling its duties, not to limit its authority. Each Board committee also has terms of reference to assist it in carrying out its duties and responsibilities. The Board terms of reference are included in the appendix to this proxy circular.

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PROXY CIRCULAR 2.4 CORPORATE GOVERNANCE

Structure

The Board represents company, shareholder and other stakeholder interests and has four standing committees to assist it in fulfilling its duties and responsibilities.

Each committee is made up of only independent directors.

•

Audit Committee – assists in overseeing the disclosure of financial statements and information derived from the financial statements, the integrity and quality of our financial reporting and internal controls, the performance and independence of the external auditor, and the performance of the internal audit function

•

Corporate Governance and Nominating Committee – monitors and assesses the functioning of the Board and committees, development and implementation of good corporate governance practices and the review and assessment of potential director candidates

•	Finance Committee – oversees our financial position, financing plans, dividend policy and return of capital to shareholders, strategic plans and opportunities, budgets and our pension plans

•

Management Resources and Compensation Committee – oversees the development and approval of our compensation philosophy, strategy and program design. The Compensation Committee drives performance behaviour through compensation plans that balance risk and incentive rewards, while taking into consideration independent data and market practices.

Committee membership is reviewed annually after the new Board is elected at the annual shareholder meeting and on an as-needed basis through the year. For additional information on what our committees did in 2018, see the committee reports beginning on page 19.

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The table below sets out committee membership as at March 15, 2019:

Director	Independent	Audit Committee	Corporate Governance and Nominating Committee	Finance Committee	Management Resources and Compensation Committee
John Baird	✓		✓		✓
Isabelle Courville (Chair designate)	✓		✓		✓ (chair)
Keith Creel
Jill Denham	✓	✓		✓
Rebecca MacDonald	✓	✓	✓ (chair)
Edward Monser	✓	✓			✓
Matthew Paull	✓			✓ (chair)	✓
Jane Peverett	✓	✓ (chair)		✓
Andrew Reardon (current Chair of the Board)	✓	✓	✓	✓	✓
Gordon Trafton	✓	✓	✓

Mr. Creel is not a member of any Board committees because he is President and CEO.

The other directors are invited to attend meetings of the other committees on which they do not sit. Committee meetings are scheduled sequentially to allow attendance.

The Board meets regularly and also holds unscheduled meetings as needed.

Regular Board and committee meetings are scheduled five times annually. The Board will also call unscheduled meetings as needed. In 2018, the Board called one unscheduled meeting, the Governance Committee called one and the Compensation Committee called three.

Independence

The Board has adopted standards for director independence based on the criteria of the NYSE, SEC and CSA.

It reviews director independence continually and annually using director questionnaires as well as by reviewing updated biographical information, meeting with directors individually, and conducting a comprehensive assessment of all business and other relationships and interests of each director with respect to CP and our subsidiaries. In 2018, the Board determined that each director, except for Mr. Creel, is independent in accordance with the standards for independence established by the NYSE, and NI 58-101 Disclosure of Corporate Governance Practices. Mr. Creel is not independent because of his position as President and Chief Executive Officer of CP.

The Board has also determined that each member of the Audit Committee meets the additional independence standards for audit committee members under Section 10A(m)(3) and Rule 10A-3(b)(1) of the Exchange Act, and Section 1.5 of NI 52-110 Audit Committees.

Independent Board Chair

The Board Chair and Chief Executive Officer are separate roles at CP. Our current and outgoing Chair of the Board, Andrew Reardon, is an independent director and has served as our Chair since July 20, 2015. Our Chair Designate, Isabelle Courville is also an independent director, has been on CP’s board since May 1, 2013 and is currently Chair of the Compensation Committee.

The Chair of the Board presides at Board meetings and our shareholder meetings. The Chair also serves as an advisor to the CEO and other members of senior management.

We have a formal written mandate that sets out the key responsibilities of the role, which includes, among other things:

•	establishing efficient and effective procedures to govern the Board’s operations and functions
•	developing a process for assessing the effectiveness of the Board and Board committees and the fulfillment of their mandates
•	collaborating with the CEO and committee chairs to set meeting agendas
•	conducting Board meetings in a manner that facilitates full participation of all directors

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PROXY CIRCULAR 2.4 CORPORATE GOVERNANCE

•	holding regular executive sessions of the Board without management present
•	ensuring directors have access to adequate resources and independent advisors
•	developing effective relationships between the Board and management. A copy of the position description is available on our website (investor.cpr.ca/governance).

In camera and executive sessions

The independent members of the Board meet in camera at each Board meeting, and had a total of six of such meetings in 2018. Additionally, at least at each regularly scheduled meeting, the Board holds two in-camera executive sessions; one that includes the President and CEO and one with only independent directors. The Audit Committee and the Compensation Committee include at least one in-camera session of independent directors at the beginning and/or end of each meeting. The Governance Committee also meets in camera regularly. Time is also available at each meeting of the other standing committees of the Board to meet in camera. At each in camera session, the Chair of the Board or the independent chair of the applicable committee presides over the executive session.

Independent advice

According to their terms of reference, the Board and committees can retain independent financial, legal, compensation and other advisors.

Diversity

Diversity is one of our core values at CP. Together with accountability and pride, we promote the importance of a diverse and inclusive work environment as it facilitates innovation and creativity, and encourages open-minded collaboration. The unique skills and abilities of our employees ensures we build strategies and execute our operations in a way that leverages and respects the broad range of experiences and perspectives of everyone. By doing so, we create a stronger and more successful railway organization.

Board diversity

CP is a founding member of the Canadian Board Diversity Council, an organization dedicated to advancing diversity on Canadian Boards.

We are a member of the 30% Club, a leading international organization created with the aim of developing a diverse pool of talent for all businesses through the efforts of its members who are committed to better gender balance at all levels of their organizations.

To determine the composition or diversity of our Board, we approach diversity holistically, including acknowledging age, gender, cultural heritage and geographical representation from the regions where we operate. We then identify potential candidates and recommend those most qualified to the Board. At times, we work with an external search consultant to help us find suitable candidates.

Board diversity at CP

We are committed to increasing diversity throughout the organization and on our Board, and recognize diversity as a fundamental CP value.

We are a founding member of the Canadian Board Diversity Council and a member of the 30% Club.

Women currently represent 40% of our Board membership, and 75% of our committees – Audit Committee, Governance Committee and Compensation Committee – have a female chair.

You can find a copy of our diversity philosophy on our website (investor.cpr.ca/governance).

The Governance Committee initiated a Board renewal process in 2016 that resulted in the appointment of four new directors, including two women. We are proud of the current level of representation of women on our Board and believe the Governance Committee and the Board are successfully addressing gender diversity. As such, we do not have a formal written policy, gender targets or quotas, however CP does have a written diversity statement on its website (investor.cpr.ca/governance).

Four of this year’s nine nominated directors (44%) are women, and 75% of the Board committees have a woman Chair. Isabelle Courville is Board Chair designate and upon election to the Board in May 2019, she will become the first-ever woman Chair of Canadian Pacific and of any Class 1 railway in North America. See page 82 for an overview of the Board’s skills and experience.

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Leadership diversity

Our diversity and employment equity program encourages the advancement of women and others with diverse backgrounds. The program is designed to remove barriers at all levels of the organization that may impede or prevent the inclusion of qualified women, minority groups and others from being considered for positions. The program is comprehensive and meets the requirements under the Employment Equity Act (Canada).

We continue to actively identify female candidates for mentorship opportunities and higher-level positions in the organization. While we do not have quotas or specific targets for gender diversity at the executive level, currently, 18% of our employees at the rank of General Manager and above are women, and 6 of our 16 Assistant Vice-Presidents are women. In addition, while we do not currently have any female executive officers (as that term is defined in Canadian and U.S. securities law), we have one female senior officer at the Vice-President level, leading one of our main sales and marketing teams.

President and CEO Keith Creel continues to champion our efforts to increase diversity at the executive level and throughout CP, and with the increasing number of women in management, we are confident that our succession planning will lead to more women moving into executive positions. We are also introducing new programs and tools to strengthen leadership and accountability, improve retention and outreach, and support the recruitment of women and Indigenous peoples and respect in the workplace generally. CP is a member of the Women’s Executive Network, which gives employees and employers access to workshops and events that promote the importance of understanding and promoting diversity at work. Internally, our female board members and other female leaders at CP continue to host events across the network, providing female employees the opportunity share stories of success, challenges and make professional connections with other female railroaders.

You can read more about our diversity philosophy on our website (investor.cpr.ca/governance).

Serving on other Boards

Members of our Board must be able to commit the necessary time and energy to fulfill their duties and responsibilities to the Board and the committees they’re members of.

When we recruit new director candidates, we make sure potential candidates understand the scope of responsibilities and the time commitment required, and we review the other Boards they sit on as part of the vetting process.

We consider an outside Board to be any Board of Directors of a public company other than Canadian Pacific Railway Limited or Canadian Pacific Railway Company, our wholly owned subsidiary.

Overboarding

The Board considers a director to be ‘overboarded’ if the time commitments required by sitting on other company Boards affects their ability to meet their commitments to the CP Board. It also considers the guidelines of proxy advisory firms in Canada and the United States. The Board will closely review any circumstances where a director or director candidate would sit on more than four public company Boards.

The Board considers overboarding on a case by case basis:

•	the Chair of the Board and Chair of the Governance Committee reviews potential overboarding before a director can accept another public company directorship.
•

the Governance Committee reviews the public company directorships of all potential directors, and reviews every director’s Board memberships as part of the nomination process every year. None of our nominated directors is considered to be overboarded.

Audit Committee members

A member of the Audit Committee cannot serve on the audit committees of more than three public companies, unless the Board determines it will not affect the director’s ability to be an effective member of CP’s Audit Committee. None of the members of our Audit Committee currently serves on the more than three public company audit committees.

Board interlocks

Mr. Monser and Mr. Paull serve as directors on the board of Air Products & Chemicals Corporation. The Board and the Governance Committee are aware of the interlocking nature of these positions and have satisfied themselves that these directors are independent because Air Products & Chemicals Corporation is not a competitor of CP.

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Key responsibilities

Strategic planning

The Board oversees the development, execution and fulfillment of our strategic goals, which are set out in a multi-year strategic plan.

The Board sets aside one meeting each year for a strategic planning session with management.

Management develops the strategic plan, which includes their proposed strategy, plans and objectives to support continuous improvement in our operating performance.

The Board reviews the strategic plan and discusses various aspects of the strategy, plans and objectives, including key issues, assumptions, risks and opportunities. The Board also considers our key priorities and the overall risk impact of the strategic plan, and reviews and approves the financial objectives including significant allocations of capital, before approving the strategic plan.

The Board oversees the implementation of the plan and monitors and performance against our objectives and receives updates from management at each regular meeting of the Board.

Leadership development and succession planning

The Compensation Committee and the Board are involved in the succession planning process.

This involves reviewing the depth and diversity of succession pools for the CEO, CFO, senior operations executive and other key leadership roles, including contingency plans in case there is an unexpected turn of events. It also includes reviewing leadership and development strategies, succession plans and development programs for senior talent at least once a year.

The Board provides opportunities for directors to get to know employees who have been identified as succession candidates. These employees make presentations to the Board and are invited to functions where they can interact with the directors more informally.

The Compensation Committee reviews, reports on and, where appropriate, provides recommendations to the Board on the structure and reporting relationships of senior management, appointments to roles of vice-president and above, and the leadership development of senior management.

Risk oversight

The Board has overall responsibility for risk oversight.

It oversees risks specifically related to our business operations, health, safety, security and the environment, including those relating to the implementation of business plans and opportunities, rail plans and disaster planning. This includes reviewing and discussing key issues, assumptions, risks, opportunities and strategies related to the development and implementation of our operations.

Unwavering commitment to safety

CP has long been an industry leader in rail safety and we have been steadfast in our commitment to the health, safety and security of our employees and the communities we serve.

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All four committees have a role in risk oversight, as set out below:

Committee	Risk oversight responsibility	Specific risk oversight
Audit	Assists with identification of principal business risks, ensures the implementation of appropriate risk assessment and policies, and has oversight of enterprise risk management

Monitors risks that may have a material effect on financial disclosure, including internal controls over financial reporting, Sarbanes-Oxley Act compliance and disclosure controls and procedures

Monitors our whistleblower regime

Reviews insurance program to mitigate risk

Oversees enterprise risk management by the Board

Compensation	Oversees risks related to our compensation, succession and human resources strategies with the goal of preventing excessive or undue risk-taking	Oversees risks relating to compensation, talent management, succession, labour relations, and the company’s health, morale and employee attitudes
Finance	Oversees financial risks and contingent exposure that may have a material impact on the company	Reviews and recommends the company’s strategic plan and budget Oversees risk relating to our pension plans Oversees financing and M&A risk
Governance	Monitors the Board’s oversight of corporate governance risk and Board composition

Oversees compliance with corporate governance requirements, legal and regulatory requirements and best practices

Oversees the process to determine the competencies, and personal qualities required for new directors to add value to CP

Sustainability

We are committed to continuous improvement of all aspects of how we do business, supporting our long-standing legacy of building for the future. You can read more about sustainability at CP in our corporate sustainability report on our website (cpr.ca/en/about-cp/corporate-sustainability).

Internal controls and certification

The Board and Audit Committee oversee the integrity of our internal control and management information systems and those of our subsidiaries.

The systems have been designed by the CEO, CFO and Vice-President, Financial Planning and Accounting, and are reviewed regularly by them as well as the internal audit department and our external auditor.

Each senior officer is required to review the operation of the key internal controls in their area of responsibility every quarter, report any changes to the Office of the Controller, and confirm the effectiveness of the controls in writing.

In accordance with the requirements of Section 404 of the Sarbanes Oxley Act, management has assessed the effectiveness of the internal controls over financial reporting in accordance with the criteria set out by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control – Integrated Framework (2013). Management has determined that we have maintained effective control over financial reporting as of December 31, 2018 and reported its findings to the Audit Committee.

The CEO and CFO certify annually and quarterly that they are responsible for establishing and maintaining disclosure controls and procedures and internal control over financial reporting for CP and CPRC. We have filed the certifications with the SEC as exhibits to our 2018 annual report on Form 10-K and will file them as exhibits to our Quarterly Reports on Form 10-Q. We are an issuer listed in Canada and the United States, and we meet the Canadian requirements by filing these certifications annually and quarterly.

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Senior management and our disclosure policy committee review the financial statements and other financial disclosure prior to the review and approval by the Audit Committee and the Board and filed with the regulators. The CEO and CFO also certify that this information does not contain any untrue statements of material fact, or omit to state a material fact, and that the financial statements and other financial information included in the annual and quarterly filings fairly present, in all material respects, our financial condition, results of our operations and cash flows.

Pre-approval of audit services and fees

The Audit Committee has a written policy for pre-approving audit and non-audit services by the independent auditor and their fees, in accordance with the laws and requirements of stock exchanges and securities regulatory authorities.

The policy sets out the following governance procedures:

•	the Audit Committee pre-approves the terms of the annual engagement of the external auditor
•	the Board pre-approves the fees for the annual engagement and budgeted amounts for the audit and the Audit Committee pre-approves the fees for non-audit services at least annually
•

the Vice-President, Financial Planning and Accounting submits reports at least quarterly to the Audit Committee listing the services that were performed or planned to be performed by the external auditor

•

any additional non-audit services to be provided by the external auditor that were not included in the list of pre-approved services or exceed the budgeted amount by more than 10% must each be pre-approved by the Audit Committee or the committee chair. The committee chair must report any additional pre-approvals at the next committee meeting

•	the Audit Committee reviews the policy as necessary to make sure it continues to reflect our needs
•	our chief internal auditor monitors compliance with the policy.

The Audit Committee or committee chair must be satisfied that any services it pre-approves will not compromise the independence of the external auditor. The committee pre-approved all services performed by the external auditor in 2018, in accordance with the policy.

Communications and engagement

The Board believes in the importance of having regular and constructive communication with shareholders and other stakeholders to create an open, candid and productive dialogue.

The Board communicates information about the Board, individual directors, executive compensation and our corporate governance practices through the annual proxy circular. Shareholders can also contact the Board directly with any questions or concerns. Letters or emails should be marked confidential and addressed to the Chair of the Board at the following address:

Chair of the Board

c/o Office of the Corporate Secretary

Canadian Pacific

7550 Ogden Dale Road S.E.

Calgary, Alberta T2C 4X9

Active engagement in 2018

Members of the Board met with approximately 20% of our shareholder base in 2018. The meetings covered a wide range of topics including discussions about executive compensation, Board composition and diversity, sustainability, executive retention and succession planning.

Or send an email to: shareholder@cpr.ca

You can communicate with the Chair of the Board anonymously, but we encourage you to identify yourself so the Chair can acknowledge your communication.

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In 2016, the Board began a formal shareholder engagement program resulting in significant changes to CP’s executive compensation programs. Shareholder engagement meetings continued into 2017 and 2018. The Board’s approach to shareholder engagement is summarized in the diagram below.

In 2018, we met in-person or by telephone with 15 institutional shareholders representing approximately 20% of public float as well as shareholder advocacy groups and proxy advisory firms. The meetings were led by the Chair of the Board and also attended by the Chair of the Compensation Committee and a representative from CP’s investor relations department.

The agenda for these meetings requested feedback from shareholders and generally included the following additional content:

•	executive compensation structure and changes
•	executive succession planning and retention
•	CP’s corporate governance practices; and
•	the Board’s ongoing commitment to diversity, safety and environmental sustainability.

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Director compensation

Our director compensation program shares the same objective as our executive compensation program: to attract and retain qualified directors and to align the interests of directors and shareholders.

Flat fee retainer

We pay directors a flat fee, which reflects the director’s ongoing oversight and responsibilities throughout the year and attendance at Board and committee meetings.

Aligning director and shareholder interests

Directors receive their annual

retainer in deferred share units so they have an ongoing stake in our future success, aligning their interests with those of our shareholders.

About DDSUs

DDSUs are granted to directors under the director deferred share unit plan. Only non-employee directors participate in the plan.

A DDSU is a bookkeeping entry that has the same value as one CP common share. DDSUs earn additional units as dividend equivalents at the same rate as dividends paid on our shares. Directors receive a cash amount for their DDSUs, one year after they leave the Board, based on the market value of our shares at the time of redemption, less any withholding taxes.

Directors receive 100% of their annual retainer in Director Deferred Share Units (DDSUs) until they have met their share ownership requirements. After that they must receive at least 50% of their retainer in DDSUs, and can receive the balance in cash. Directors must make their election before the beginning of each calendar year.

Directors must meet their share ownership requirements within five years of joining the Board, and must hold their DDSUs for one year after they retire from the Board.

The table below shows the flat fee retainers for 2018. In 2018, Canadian directors’ fees were converted to Canadian dollars and the number of DDSUs received was based on the trading price of our shares on the TSX. U.S. directors were paid in U.S. dollars and the number of DDSUs they received was based on the trading price of our shares on the NYSE.

Annual Retainer
Board Chair retainer	US $395,000
Director retainer	US $200,000
Committee chair retainer	US $30,000

We reimburse directors for travel and out-of-pocket expenses related to attending their Board and committee meetings and other business on behalf of CP.

Mr. Creel does not receive any director compensation because he is compensated in his role as President and CEO.

Benchmarking

Similar to executive compensation, we benchmark director compensation so we can attract the right director talent and be competitive with the market. We amended our peer group to consist of twelve capital-intensive Canadian companies as follows:

Cenovus Energy Inc. Enbridge Inc. Imperial Oil Limited BCE Inc. GoldCorp Inc. Fortis Inc.	TransCanada Corporation Telus Corporation Rogers Communications Inc. Barrick Gold Corporation Kinross Gold Corporation Suncor Energy Inc.

We also look at the director compensation of the Class 1 railroads as a secondary reference.

Independent advice

The Governance Committee may engage an independent consultant with respect to director compensation. The Governance Committee makes its own decisions, which may reflect factors and considerations other than the information and recommendations provided by its external consultant. The Governance Committee did not engage an external compensation consultant in 2018.

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Assessment

The Board has a comprehensive annual assessment process that includes a review of individual directors, review of each Board committees, committee chairs, the Board Chair and the overall functioning of the Board. The assessment is based, in part, on the Board’s performance against goals and objectives set annually by the Board at the direction of the Chair of the Board and the Governance Committee. The Governance Committee oversees the assessment and may retain an independent advisor to facilitate the process.

The Board assessment process has several components:

Goal setting	+	Director interviews	+	Independent advisor	+	Committee meetings	+	Committee monitoring

The Governance Committee prepares goals relating to corporate governance, strategic planning, Board succession, shareholder engagement, director education and recommends them to the Board. The Chair of the Board solicits comments individual directors and a final set of annual objectives are approved

		The Chair of the Board meets privately with each director to discuss individual performance. The chair of the Governance Committee meets with each director to assess the performance of the Chair of the Board		Periodically, including as recently as in 2018, the Governance Committee engages an independent evaluator to assist by providing questionnaires, meeting with individual directors and preparing recommendations		The Governance Committee meets to review the recommendations and recommend specific Board action regarding director, committee and Board performance		The Governance Committee monitors the Board’s performance and progress on any suggestions that have been made

The Board and committee chairs take into consideration the overall results and suggestions to improve the functioning of the Board and committees. In 2018, the Board engaged an independent advisor to facilitate the Board evaluation process. The process included the completion of an online questionnaire, followed by one-on-one interviews, in person where possible, between the directors and the evaluator. The evaluator then met with the Chair of the Governance Committee and Chair of the Board to discuss the responses and prepared a formal report to the Board. The Governance Committee accepted the report and reviewed it in an in camera session.

Board succession

The Board has gone through significant refreshment over the last several years, initially to support the turnaround of the company and more recently to support our growth strategy. The current Board represents a mix of railroading, finance, energy, financial services, heavy industry, corporate leadership and other Board experience.

Term limits and retirement

The Board does not have term limits and eliminated the mandatory retirement age for directors in November 2013.

Currently, the average age of our directors is 60 and average tenure is just over three years with most of the directors having served on our Board from two to five years.

The Board balances the need for experienced directors who are familiar with our business, with the need for Board renewal, fresh perspectives and a healthy skepticism for assessing management and its recommendations. It uses a comprehensive assessment process for evaluating the performance, skills and contribution of each director annually, and does an ongoing assessment of the outside activities of each director to ensure that each director continues to meet the standards and requirements of the Board. The Board believes that this is the preferable route to Board refreshment.

Majority voting policy

Our corporate governance principles and guidelines outline the majority voting policy that requires a nominee who does not receive at least a majority for votes in an uncontested election to immediately offer their resignation to the Board.

The Board will review the matter and announce their decision within 90 days of the certification of the shareholder vote. The Board will accept the resignation other than in exceptional circumstances.

You can read about majority voting in our corporate governance principles and guidelines on our website (investor.cpr.ca/governance).

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Board Chair succession

Mr. Reardon joined the Board in May 2013 and has served as Chair of the Board since July 2015. He is stepping down after the Meeting and will not seek re-election to the Board. The Board Chair is appointed on an annual basis after the election of directors at the annual shareholders meeting. A recommendation to the independent members of the Board is made by the Governance Committee, taking into account factors such as the current needs of CP, the tenure of the current Board Chair, the results of the past year’s director assessments and consultations with the independent directors. The past Board Chair recuses himself from discussions relating to the appointment and the appointment is overseen by the chair of the Governance Committee. Upon Mr. Reardon’s announcement to the Board of his pending retirement, the Governance Committee went through the process described above prior to identifying Isabelle Courville as the Chair Designate and recommending her appointment to the Board.

Nominating directors

The Governance Committee reviews the composition of the Board every year to make sure it has strong diversity and the best representation of skills and experience to provide strong stewardship. It uses a skills matrix to monitor the Board’s skills and expertise and to identify any gaps.

The Board determines how many new directors should be added to the Board and establishes the search criteria, which takes several factors into consideration:

•	the necessary competencies and skills the Board should possess
•	the competencies, skills and personal and other diverse qualities of existing directors
•	the competencies, skills and personal and other diverse qualities we seek in new directors in light of opportunities and risks we face
•	the size of the Board to facilitate effective decision-making.

The Governance Committee identifies potential nominees based on the above criteria, and proposes director candidates to be nominated for election or appointed to the Board. The Governance Committee may use an external search firm or consultant to supplement the process and also considers any recommendations from shareholders.

In 2018, the Governance Committee identified Mr. Monser as meeting the criteria to serve on the Board, and recommended his appointment to the Board.

See page 82 for the skills matrix of the current Board.

Evergreen process

The Governance Committee maintains a list of industries, regions and companies with the most potential for identifying possible director candidates who have the required skills and experience to meet our needs.

Advance notice of director nominations

At our annual meeting of shareholders on May 14, 2015, shareholders approved and adopted By-Law No. 2 (Advance Notice By-Law), which sets out the framework for advance notice of nominations of directors by shareholders.

If a shareholder plans to nominate someone for election, other than under a shareholder proposal, nominations must comply with the procedures set out in the Advance Notice By-Law, which includes sending us a notice in writing by April 7, 2019 with the information required about each proposed nominee. A copy of the Advance Notice By-Law was filed on SEDAR and EDGAR on Form 6-K on March 13, 2015, and is posted on our website (investor.cpr.ca/governance)

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SERVING AS A DIRECTOR

We expect our directors to act ethically and responsibly, and always in the best interests of CP.

Integrity

CP has a culture of ethical business conduct, high business standards, integrity and respect – and that starts with the Board.

Code of business ethics

Our code of business ethics sets out our expectations for conduct. It covers confidentiality, protecting our assets, avoiding conflicts of interest, fair dealing with third parties, compliance with the laws, rules and regulations, as well as reporting any illegal or unethical behaviour, among other things. The code applies to everyone at CP and our subsidiaries: directors, officers, employees (unionized and non-unionized) and contractors who do work for us.

Directors, officers and non-union employees must sign an acknowledgment every year that they have read, understood and agree to comply with the code. Directors must also confirm annually that they have complied with the code. The code is part of the terms and conditions of employment for non-union employees, and contractors must agree to follow principles of standards of business conduct consistent with those set out in our code as part of the terms of engagement.

Monitoring compliance and updating the code of business ethics

The Governance Committee is responsible for monitoring compliance with the code, reviewing it periodically and recommending changes as appropriate, and promptly disclosing any aspects of the code that have been waived.

The Audit Committee provides support as needed.

We also have a supplemental code of ethics for the CEO and senior financial officers which sets out our longstanding principles of conduct for these senior roles.

A copy of the code of business ethics and the code of ethics for the CEO and senior financial officers are posted on our website (investor.cpr.ca/governance). Only the Board or Governance Committee (Audit Committee in the case of the CEO and senior financial officers) can waive an aspect of the code. Any waivers are posted on our website. None were granted in 2018.

Insider trading and disclosure policies

Our disclosure and insider trading/reporting policy reflects our commitment to providing timely, factual and accurate communications to the investing public and includes guidelines on how we interact with analysts and the public to avoid selective disclosure.

We have a disclosure policy committee, which is made up of our Chief Financial Officer, Chief Legal Officer and Chief Risk Officer. The disclosure policy committee reports to the Board.

The committee is responsible for overseeing and monitoring disclosure matters generally and implementing additional policies as appropriate. It also reviews all major disclosure documents, which are approved by one or more committees before they are submitted to the Board for its review and approval.

The committee, under the direction of the CEO and CFO, also oversees our disclosure controls and procedures and provides quarterly reports to the Audit Committee.

A copy of our insider trading/reporting policy is posted on our website (investor.cpr.ca).

Related party transactions

Directors, officers and employees are required to report any related party transactions to comply with the code.

In 2018, there were no transactions between CP and a related person as described in Item 404 of Regulation S-K, which defines a related person as:

•	a director, nominated director or executive officer of CP,
•	an immediate family member of a director, nominated director or executive officer, or
•	someone who beneficially owns more than 5% of our shares or a member of their immediate family.

Any director who has a material interest in a transaction or agreement involving CP must disclose the interest to the CEO and the Chair of the Board immediately, and does not participate in any discussions or votes on the matter.

The Board reviews related party transactions when it does its annual review of director independence. Our accounting and legal departments review any related party transactions reported by officers and employees.

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Share ownership

We require our directors to hold equity in CP so they have a stake in our future success and their interests are aligned with those of our shareholders. They must hold five times their annual retainer ($1,364,200 at December 31, 2018) in common shares or director deferred share units (DDSUs) within five years of joining the Board. The Chair of the Board is required to hold five times his or her annual retainer ($2,694,295 at December 31, 2018) in shares or DDSUs within five years of his or her appointment as Board Chair.

Any shares a director owns directly or indirectly outside of their director compensation also count towards their ownership requirement.

The table below sets out each director’s share ownership for the last two years and the total value of their holdings at the end of 2018 calculated as described below.

Director	Year	Shares (#)	DDSUs (#)	Total shares and DDSUs (#)	Total value of shares and DDSUs(1) ($)	Current holdings (as a multiple of the ownership requirement(2) (x)	Minimum requirement ($)	Amount needed to meet the ownership requirement ($)	Meets ownership requirement
John Baird	2018	-	4,373	4,373	1,059,316	0.78	1,364,200	304,884	No – to be met by May 2020
	2017	-	3,239	3,239	756,270	0.64
	Change	-	1,134	1,134	303,046	0.14
Isabelle Courville(3)	2018	900	7,035	7,935	1,922,174	1.40	1,364,200		Yes
	2017	900	6,292	7,192	1,651,715	1.41
	Change	-	743	743	270,459	(0.01)
Jill Denham	2018	-	2,607	2,607	631,520	0.46	1,364,200	732,680	No – to be met by Sept 2021
	2017	-	1,509	1,509	346,557	0.29
	Change	-	1,098	1,098	284,963	0.17
Rebecca MacDonald	2018	-	10,602	10,602	2,568,228	1.88	1,364,200		Yes
	2017		9,187	9,187	2,109,886	1.80
	Change	-	1,415	1,415	458,342	0.08
Edward Monser	2018	-	46	46	11,146	0.01	1,364,200	1,353,054	No – to be met by Dec 2023
	2017	-	-	-	-	-
	Change	-	46	46	11,146	0.01
Matthew Paull	2018	3,000	4,648	7,648	1,853,181	1.36	1,364,200		Yes
	2017	1,000	3,350	4,350	997,335	0.68
	Change	2,000	1,298	3,298	855,846	0.68
Jane Peverett	2018	-	2,529	2,529	612,625	0.45	1,364,200	751,575	No – to be met by Dec 2021
	2017	-	1,275	1,275	292,817	0.25
	Change	-	1,254	1,254	319,808	0.20
Andrew Reardon	2018	4,031	12,788	16,819	4,075,399	1.51	2,694,295		Yes
	2017	4,031	10,463	14,494	3,323,074	1.34
	Change	-	2,325	2,325	752,325	0.17
Gordon Trafton	2018	-	2,549	2,549	617,646	0.45	1,364,200	746,554	No – to be met by Jan 2022
	2017	-	1,451	1,451	211,387	0.14
	Change	-	1,098	1,098	406,259	0.31

Notes:

(1)	We use the acquisition value or our closing share price (whichever is higher) to value their shareholdings:
•

for 2017, we used the closing price of our shares on December 29, 2017 on the TSX ($229.66) and the NYSE (US$182.76), which was converted to Canadian dollars using the year-end exchange rate of $1.2545.

•

for 2018, we used the closing price of our shares on December 31, 2018 on the TSX ($242.24) and the NYSE (US$177.62), which was converted to Canadian dollars using the year-end exchange rate of $1.3642.

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(2)	We use our closing share price to value their DDSUs:
•

for 2017, we used the closing price of our shares on December 29, 2017 on the TSX ($229.66) and the NYSE (US$182.76), which was converted to Canadian dollars using the year-end exchange rate of $1.2545.

•

for 2018, we used the closing price of our shares on December 31, 2018 on the TSX ($242.24) and the NYSE (US$177.62), which was converted to Canadian dollars using the year-end exchange rate of $1.3642.

(3)	As Chair Designate, Ms. Courville will be required to meet the minimum ownership requirement of the Board Chair within five years of her appointment to that position.

See page 46 for details about Mr. Creel’s ownership level.

Attendance

Each director is expected to attend every Board meeting, each of their committee meetings and the annual meeting of shareholders. You can find the 2018 attendance record for each nominated director on page 14.

The other directors are invited to attend meetings of the other committees. Committee meetings are scheduled sequentially to allow attendance.

Skills and development

Skills matrix

The Governance Committee maintains a skills matrix to monitor the Board’s skills and expertise and to identify any gaps. The committee updates the skills matrix annually and also uses it for recruiting potential director candidates. Below is the skills matrix for our director nominees.

Skills and qualifications
Accounting/Financial literacy – based on the definitions of financial literacy for members of the Audit Committee under applicable securities laws		✓		✓	✓	✓	✓	✓
Environment, health and safety – experience in oversight of environmental, health and safety matters, corporate responsibility or sustainable development	✓	✓	✓			✓		✓	✓

Executive compensation/Human resources – experience in oversight of compensation design and decision-making; experience with talent management, leadership development, succession planning and executive recruitment

		✓	✓	✓	✓	✓		✓	✓
Transportation industry knowledge – experience in, or knowledge of, the transportation industry including strategic context and business issues facing the transportation industry	✓	✓	✓			✓			✓
Investment management – experience in overseeing complex financial transactions, real estate and investment management				✓	✓		✓
Governance – experience in, or understanding of, governance practices in a public company; experience leading a culture of accountability and transparency	✓	✓	✓	✓	✓	✓	✓	✓	✓
Government/Regulatory affairs and legal – experience in government affairs, public policy, government relations, or law and compliance in complex regulatory regimes	✓	✓	✓					✓	✓
Risk management – experience in, or understanding of, risk assessments and systems and mitigation measures to oversee the management of risk	✓	✓	✓	✓	✓	✓	✓	✓	✓
Sales and marketing – experience as a senior executive in a product, service or distribution company or experience in supply chain management		✓	✓	✓	✓	✓			✓
Senior executive leadership – broad business experience as a senior executive or director of a public company or other major organization	✓	✓	✓	✓	✓	✓	✓	✓	✓
Strategic oversight – experience driving strategic direction and leading growth	✓	✓	✓	✓	✓	✓	✓	✓	✓

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Director development

The Board believes in the importance of orientation for new directors and continuing education for all directors to provide a strong foundation for informed decision-making. One of its priorities is making sure that all directors understand the business of CP and the railway industry.

Orientation

We provide orientation for director candidates and those who are newly elected or appointed to the Board.

Director candidates receive background information on the role of the Board and committees, the nature of the rail industry and our business and operations. We also provide copies of the Board and committee schedules and work plans to give a broad understanding of the scope of responsibilities and commitments as a CP director.

New directors attend a formal orientation session at one of our operations facilities for a detailed program on the fundamentals of railroad operations. They also have an opportunity to interact with management, particularly in areas that relate specifically to the committees the new director is a member of. In September 2018, the Board invited Mr. Monser to join the Board effective as of December 17, 2018. As part of his orientation, Mr. Monser was provided a two-day orientation session at CP’s Calgary E. Hunter Harrison Campus. Mr. Monser participated in a high-level strategy discussion, toured the CP campus including its conductor and engineer training simulator and toured CP’s operations centre.

Continuing education

Our continuing education program consists of site visits, education sessions, a directors’ handbook, standard procedures and Board dinner sessions to keep directors up to date with the necessary information to carry out their duties.

Site visits – directors have the opportunity to tour CP facilities and customer facilities from time to time to increase their understanding of our operations. In 2018, the Board strategy session was held, in part, at Bensenville Yard in Chicago, a key strategic operations facility. The Board and senior operations management also toured the Transportation Technology Center Inc. in Colorado to gain a deeper understanding of the challenges and opportunities that technology presents to rail operations. The visit allowed the Board to witness an array of technology that allows the railways to drive safety and increased operational productivity. Among other things, the Board visited a metal testing laboratory, discussed rail car inspection technologies, saw the demonstration of cracked wheel detection technology and visited a service testing laboratory.

Education sessions – directors participate in education sessions on CP and the railway industry with management and external advisors, who make presentations on topical issues in preparation for key business decisions and during strategic planning meetings and in response to director requests. The table below lists the education sessions that we provided to our directors in 2018.

Topic	Presented by	Presented to
Review of pension accounting	CP Finance	All directors
Trip to CP Rail Yard at Bensenville, Illinois	CP Operations Team	All directors
Technological changes in the railway industry	CP Executive Team	All directors
Trip to Transport Technology Centre Inc., Colorado	CP Operations Team and Transportation Technology Centre Inc.	All directors

In mid-2018, the Board adopted the practice of consistently receiving CEO, CFO, CRO and CMO presentations, in which management updates the Board on CP’s operations, marketing, finance and risk management matters. These sessions allow the Board to interact with management on a continuing basis and to ask questions and/or seek further clarification and education on the company’s operations, business, strategy, financials and risk.

The Board also receives regular reports and presentations from the senior executives about the regulatory and business environment. Board members are given a copy of CP’s Investor Fact Book, quarterly analyst reports, a daily media scan which covers important news and developments about CP and the railroad industry in general and subscriptions to key rail industry publications. We also encourage directors to attend external events that are relevant to their role on the Board and pay the cost of attending these sessions.

2019 MANAGEMENT PROXY CIRCULAR  83

In addition, at every regularly scheduled Board meeting, the Board members have the opportunity to meet with the President and Chief Executive Officer and other senior executives in an informal setting, learn more about CP’s business and strategic direction and strengthen the collegial working relationship between management and the Board.

Directors’ handbook – directors receive a handbook prepared by the Corporate Secretary’s office. The handbook is updated regularly and includes copies of the Board and committee terms of reference, our charter documents, an organizational chart outlining our structure and subsidiaries, a current list of directors and officers, information about directors’ and officers’ liability insurance, our corporate governance principles and guidelines, code of business ethics, code of ethics for CEO and senior financial officers, and position descriptions for the Chair of the Board, committee chairs and the CEO, among other things.

Standard procedures – we provide the Board with an intranet site that gives timely and efficient access to:

•	ongoing communication of company and industry developments
•	detailed Board and committee meeting schedules and agendas
•	comprehensive Board and committee information (provided approximately one week in advance of Board meetings)
•	committee reports and minutes from previous meetings
•	periodic updates from the CEO to directors between scheduled meetings

84  CANADIAN PACIFIC

2.5 VOTING INFORMATION

Who can vote

This section provides important information about how to vote your CP shares.

If you held shares of CP as at the close of business on March 15, 2019 (record date), you are entitled to receive notice of and vote your shares at our Meeting on May 7, 2019, or at a reconvened meeting if the Meeting is postponed or adjourned. Each share carries one vote on each item to be voted on at the Meeting. As of the record date, we had 139,873,084 shares issued and outstanding.

How to vote

You can vote by proxy or attend the Meeting and vote in person.

The voting process is different for registered or non-registered (beneficial) shareholders:

•	you are a registered shareholder if your name appears on your share certificate or a DRS statement registered in your name
•	you are a non-registered (beneficial) shareholder if your shares are registered in the name of your nominee (trustee, financial institution or securities broker).

Canadian nominees (and their agents or nominees) can only vote your shares if they have received your voting instructions. U.S. brokers and their agents or nominees, however, can vote your shares to appoint the auditor, but are prohibited from voting your shares to elect directors or participate in the advisory vote on executive pay without your voting instructions.

Voting by proxy

Voting by proxy means you appoint someone to be your proxyholder to attend the Meeting and vote your shares for you. Your proxyholder must vote your shares according to your instructions.

You can appoint a CP representative to be your proxyholder, or you can appoint someone else. This person does not need to be a shareholder. Simply print the name of the person you would like to appoint in the space provided on the proxy form. Make sure they understand that you have appointed them and that they must attend the Meeting and vote your shares for you in order for your vote to be counted.

If you appoint a CP representative to act as your proxyholder and you do not provide specific voting instructions, they will vote:

•	FOR the appointment of Deloitte LLP as our auditor
•	FOR the advisory resolution to approve CP’s compensation of the named executive officers
•	FOR each nominated director.

2019 MANAGEMENT PROXY CIRCULAR  85

The table below provides details about the voting process for registered and beneficial shareholders.

	Registered shareholders	Non-registered (beneficial) shareholders
	Your package includes a proxy form	Your package includes a voting instruction form or a proxy form restricted to the number of shares you own and executed by your nominee
Vote your shares by proxy

You can vote by phone or on the internet, 24 hours a day, seven days a week.

Or complete the enclosed proxy form, sign and date it and mail it in the envelope provided.

You or your authorized attorney must sign the proxy for it to be valid. If the shares are held by a corporation, the form must be signed by an authorized officer or representative.

Note:

•  To appoint someone other than a CP representative to be your proxyholder and vote your shares at the Meeting, you may do that by mail or on the internet only.

•  If your shares are held in the name of a corporation, your vote may be accepted by mail only.

Your form explains the methods for voting. Carefully follow the instructions provided by your nominee because each nominee has its own procedures. Make sure you allow enough time for your nominee to receive the voting instructions if you’re mailing the form.

You may also be contacted by Kingsdale if we decide to use the Broadridge QuickVote™ service, which allows non-registered shareholders to give their voting instructions to Kingsdale over the phone. Kingsdale enters the information and Broadridge tabulates the results of all voting instructions and provides them to Computershare in advance of the Meeting.

If you participate in our employee share purchase plan (ESPP), your shares are held in a custodial account until withdrawn according to the terms of the plan. You either received a voting information form or details about how you can access the materials electronically. Make sure you submit your voting instructions by the deadline so Computershare can vote your shares for you.

Vote your shares in person at the Meeting	Check in with a Computershare representative when you arrive at the Meeting. Do not send in a completed proxy form because your vote will be taken and counted at the Meeting.

Print your name in the space provided on the proxy or voting instruction form to appoint yourself as proxyholder, and follow the instructions provided by your nominee.

Check in with a Computershare representative when you arrive at the Meeting.

If another matter is properly brought before the Meeting, your proxyholder has discretionary authority to vote on the item as they see fit. As of the date of this proxy circular, management is not aware of an amendment, variation or other matter that may be brought before the Meeting.

Voting Deadline

Proxies submitted must be received no less than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time fixed for the Meeting (or any adjournment thereof) in order to be used at the Meeting. The time limit for the deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion without notice.

CP reminds shareholders that only the most recently dated voting instructions will be counted and any prior dated instructions will be disregarded.

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PROXY CIRCULAR 2.5 VOTING INFORMATION

Tabulating the votes

As our registrar, Computershare will count and tabulate the proxies for us. They will keep the individual shareholder votes confidential, except if there are proxies that have comments that are clearly intended for management or to meet legal requirements.

Changing your vote

You can revoke your proxy by submitting a new completed proxy form or voting information form not less than 48 hours prior to the time fixed for holding the Meeting.

Beneficial holders cannot change their vote less than 48 hours prior to the time fixed for holding the Meeting but may revoke their vote by having your nominee send a notice in writing to Computershare, 100 University Ave., 8th Floor, Toronto, Ontario M5J 2Y1 prior to the Meeting.

Registered holders can also revoke their previous instructions by sending a notice in writing from themselves or their authorized attorney (or a duly authorized officer or attorney if the shareholder is a corporation) to the Office of the Corporate Secretary, Canadian Pacific, 7550 Ogden Dale Road S.E., Calgary, Alberta T2C 4X9. You can also give the notice to the Chair of the Meeting on the day of the Meeting, or the new meeting date if the Meeting is postponed or adjourned, or in any other manner permitted by law. Only the most recently dated voting instructions will be counted – those received with a previous date will be disregarded.

If you’re a beneficial shareholder and you’re submitting a new voting instruction form, make sure you allow enough time for the new form to be delivered to your nominee and for them to act on your instructions. If you have any questions, please contact your nominee directly.

Registrar and transfer agent

You can contact Computershare, our registrar and transfer agent, by telephone, on the internet or by mail:

Call	1.877.4CP-RAIL / 1.877.427.7245 (within Canada and the United States) from 8:30 a.m. to 8 p.m. Eastern, or 1.514.982.7555 (international direct dial)
Go to www.investorcentre.com/cp
Send your letter to Computershare, 100 University Ave., 8th Floor, Toronto, Ontario M5J 2Y1

Questions?

Contact Kingsdale Advisors, our strategic shareholder advisor and proxy solicitation agent:

Call	1.866.879.7649 (call toll free in North America) 416.867.2272 (collect calls outside North America and for banks, brokers)
Email	contactus@kingsdaleadvisors.com

Or you can write to them at:

Kingsdale Advisors

The Exchange Tower

130 King Street West, Suite 2950

P.O. Box 361

Toronto, Ontario M5X 1E2

2019 MANAGEMENT PROXY CIRCULAR  87

2.6 OTHER INFORMATION

Loans to directors and officers

As at the date of this proxy statement, there were no loans outstanding to any directors or executive officers or any of their associates. This includes guarantees, support agreements, letters of credit or other similar arrangements or understandings provided by CP or any of our subsidiaries.

Directors’ and officers’ insurance

We have liability insurance to protect directors and officers (and employees in certain circumstances) of CP and our subsidiaries, to protect them from any losses they may incur as a result of wrongful acts actually, or allegedly committed or attempted in, the course of their acting for us.

Our coverage has a liability limit of US$300,000,000 (includes excess side A liability of US$100,000,000) and a deductible of US$5,000,000 (per loss).

About non-GAAP measures

CP presents non-GAAP measures to provide a basis for evaluating underlying earnings trends in the company’s business that can be compared with the results of operations in prior periods. In addition, these non-GAAP measures facilitate a multi-period assessment of long-term profitability, allowing management and other external users of the company’s consolidated financial information to compare profitability on a long-term basis, including assessing future profitability, with that of the company’s peers.

These non-GAAP measures have no standardized meaning and are not defined by accounting principles generally accepted in the United States of America and therefore may not be comparable to similar measures presented by other companies. The presentation of these non-GAAP measures is not intended to be considered in isolation from, as a substitute for, or as superior to the financial information presented in accordance with GAAP.

For more information about financial measures that are not defined by GAAP, including reconciliations to the most directly comparable GAAP measure, see non-GAAP measures in our MD&A for the year ended December 31, 2018. You can find our MD&A in our 2018 annual report on our website (investor.cpr.ca/financials) and filed on SEDAR (www.sedar.com), and in our 2018 annual report on Form 10-K filed on EDGAR (www.sec.gov).

88  CANADIAN PACIFIC

2.7 APPENDIX

BOARD OF DIRECTORS MANDATE

CANADIAN PACIFIC RAILWAY LIMITED AND CANADIAN PACIFIC RAILWAY COMPANY

The term “Corporation” herein shall refer to each of Canadian Pacific Railway Limited (“CPRL”) and Canadian Pacific Railway Company (“CPRC”), and the terms “Board”, “Directors”, “Board of Directors” and “Committee” shall refer to the Board, Directors, Board of Directors, or Committee of CPRL or CPRC, as applicable.

Management is responsible for the management of the Corporation. The Board is responsible for the stewardship of the Corporation and for monitoring the actions of, and providing overall guidance and direction to, management. In fulfilling its mandate, the Board shall, among other things:

1.	Committees and Committee Terms of Reference

(a)

establish an Audit Committee, a Finance Committee, a Management Resources and Compensation Committee (the “MRCC”), and a Corporate Governance and Nominating Committee (“CGNC”), each comprised entirely of independent Directors, and may establish such other committees as it deems necessary or desirable, to assist it in the fulfillment of its duties and responsibilities, with such terms of reference as the Board may determine, and may delegate from time to time to such committees or other persons any of the Board’s responsibilities that lawfully may be delegated. The Board shall determine whether Directors satisfy the requirements for membership on each such committee;

(b)	consider recommendations of the CGNC from time to time regarding the composition and terms of reference of the committees of the Board;

2.	Corporate Governance

(c)

consider recommendations of the CGNC regarding the Corporation’s approach to governance issues and the adoption of corporate governance principles and guidelines for the Corporation, as well as the disclosure thereof in the Corporation’s annual report or management proxy circular;

(d)	consider recommendations of the CGNC regarding the adoption of:

•

a code of business ethics applicable to Directors, officers and employees of the Corporation prescribing standards that are reasonably designed to promote integrity and honest and ethical conduct and deter wrongdoing, and

•

a code of ethics applicable to the chief executive officer and senior financial officers of the Corporation prescribing standards that are reasonably designed, in addition to deterring wrongdoing and promoting integrity and honest and ethical conduct, to promote full, fair, accurate, timely and understandable disclosure in accordance with applicable legal requirements, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations of the latter code, and accountability for adherence to such code, and monitor any waivers granted by the CGNC from the aforementioned codes;

(e)

develop and annually review a disclosure and insider trading and reporting policy for the Corporation that, inter alia: addresses how the Corporation shall interact with analysts and the public; and contains measures for the Corporation to avoid selective disclosure;

(f)	monitor the integrity of the Corporation’s internal control, disclosure controls and procedures and management information systems;

(g)	develop and periodically review policies with respect to decisions and other matters requiring Board approval;

(h)	develop and periodically review policies and procedures for receiving feedback from shareholders with respect to the affairs of the Corporation;

3.	Strategy and Operations

(i)	adopt a strategic planning process and annually approve a strategic plan which takes into account, among other things, the opportunities and risk of the Corporation’s business;

2019 MANAGEMENT PROXY CIRCULAR  89

(j)	Oversee management in its execution of operational activities/plans;

4.	Audit

(k)	authorize the Audit Committee to assist the Board in overseeing:

•	the review of the annual and interim financial statements of the Corporation;
•	the integrity and quality of the Corporation’s financial reporting and systems of internal control and risk management;
•	the Corporation’s compliance with applicable legal and regulatory requirements;
•	the qualifications, independence, engagement, compensation (which compensation must be approved by the Board itself) and performance of the Corporation’s external auditors; and
•	the performance of the Corporation’s internal audit function;

5.	Finance

(l)	authorize the Finance Committee, in consultation, as appropriate and as applicable law and regulations may require, with the Audit Committee, to assist the Board in overseeing:

•	the Corporation’s financial position, financing plans and programs and dividend policy and actions;
•	strategic options and opportunities for the Corporation, including acquisitions and divestitures; and
•	oversight of the pension plans sponsored by the Corporation and its subsidiaries from time to time;

6.	Environmental and Safety Matters

(m)

consider reports and recommendations from management with respect to the Corporation’s environmental and safety policies and procedures and any issues relating to environmental and safety matters and management’s response thereto;

7.	Succession Planning

(n)	develop, upon recommendation of the MRCC, and monitor a succession plan for senior officers of the Corporation, including appointing, training and monitoring senior management;

8.	Oversight and Compensation of Management

(o)	consider recommendations of the MRCC with respect to:

•

the appointment of officers of the Corporation and the compensation of Senior Vice Presidents and above, other than the Chief Executive Officer (whose compensation must be approved by the independent Directors);

•	the compensation philosophy and programs of the Corporation generally;
•	the adoption of any incentive compensation and equity based plans, including stock option, stock purchase or other similar plans, in which officers are or may be eligible to participate;
•	the establishment of performance objectives and the conduct of performance evaluations for certain senior officers; and
•	the amendment of the Corporation’s retirement plans;

(p)

to the extent feasible, satisfy itself as to the integrity of the Chief Executive Officer and other executive officers and that the Chief Executive Officer and other executive officers create a culture of integrity throughout the organization;

(q)	communicate to management and periodically review the Board’s expectations regarding management’s performance and conduct of the affairs of the Corporation;

9.	Risks

(r)

with the assistance of the Board committees, identify the principal risks of the Corporation’s business and ensure the implementation of appropriate risk assessment and risk management policies and processes to manage these risks, and review and provide guidance to management on any outcomes, findings and issues arising in connection with the risk assessment and risk management policies and processes;

10.	Directors Qualifications, Compensation, Education and Orientation

(s)	consider the advice and input of the CGNC regarding:

•	the competencies and skills that the Board, as a whole, should possess;
•	the competencies, skills and personal and other qualities that the existing Directors possess;

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PROXY CIRCULAR 2.7 APPENDIX

•

a process to determine, in light of the opportunities and risks facing the Corporation, what competencies, skills and personal qualities are required for new Directors in order to add value to the Corporation; and

•	a policy respecting the size of the Board, with a view to facilitating effective decision- making; and propose nominees for election as Directors;

(t)	consider recommendations of the CGNC with respect to the level and forms of compensation for Directors, which compensation shall reflect the responsibilities and risks involved in being a Director;

(u)

develop a program for the orientation and education of new Directors, and to ensure that prospective candidates for Board membership understand the role of the Board and its committees and the contributions that individual Directors are expected to make, and develop a program of continuing education for all Directors, so that they may maintain or enhance their skills and abilities as directors and ensure that their knowledge and understanding of the Corporation’s business remains current;

11.	Position Descriptions

(v)

develop clear position descriptions for the Chair of the Board and the Chairs of each of the Board committees and, together with the Chief Executive Officer, develop a clear position description for the Chief Executive Officer which delineates management’s responsibilities; and

12.	Assessment of Board and Committee Effectiveness

(w)

consider recommendations of the CGNC for the development and monitoring of processes for assessing the effectiveness of the Board, the committees of the Board and the contribution of individual Directors, which assessments shall be made annually.

2019 MANAGEMENT PROXY CIRCULAR  91

You can contact our strategic shareholder advisor and proxy solicitation agent if you have questions:

The Exchange Tower

130 King Street West

Suite 2950, P.O. Box 361

Toronto, Ontario M5X 1E2

www.kingsdaleadvisors.com

North American phone: 1.866.879.7649 (toll-free)

Outside North American phone: 416.867.2272 (call collect)

Email: contactus@kingsdaleadvisors.com

Facsimile: 416.867.2271

Facsimile: 1.866.545.5580 (toll-free)

Computershare Investor Services Inc. Transfer Agent for Canadian Pacific Railway Limited 8th Floor,  10University Avenue Toronto, Ontario M5J 2Y1 www.investorcentre.com\cp Security Class Holder Account Number Form of Proxy—Annual Meeting of Shareholders to be held on May 7, 2019 This Form of Proxy (the ‘‘Proxy’’) is solicited by and on behalf of Management of Canadian Pacific Railway Limited. Notes to proxy 1. This proxy is solicited by Management of Canadian Pacific Railway Limited (“Canadian Pacific” or the “Corporation”). Shareholders are directed to Canadian Pacific’s Management Proxy Circular dated March 15, 2019, as may be amended (the “Proxy Circular”) and the Notice of Annual Meeting of Shareholders dated March 15, 2019 (the “Notice”) for more detailed information. 2. You have the right to appoint a proxyholder, who need not be a shareholder, to attend and act on your behalf at the Meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). 3. This Proxy must be signed by you, the registered holder, or by your attorney duly authorized by you in writing or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and if executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support of such empowerment as shall be acceptable to the Chairman of the Meeting, must accompany this Proxy. If the Common Shares are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this Proxy. 4. This Proxy should be signed in the exact manner as the name appears on the Proxy. 5. If this Proxy is not dated, it will be deemed to bear the date on which it is received by or on behalf of the Corporation. 6. The Common Shares represented by this Proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and, if the shareholder has specified a choice with respect to any matter to be acted upon, the Common Shares will be voted accordingly. This Proxy confers discretionary authority on the proxyholder to vote as such proxyholder sees fit in respect of each matter set forth herein if no choice is specified and in respect of any amendments or variations to matters identified in the Notice and in respect of other matters that may properly come before the Meeting. If you do not specify a choice with respect to any matter, the proxyholder designated in this Proxy will vote FOR each of items 1 and 2 and FOR the election of each of the Director Nominees in item 3. Proxies submitted must be received no less than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time fixed for the Meeting Fold (or any adjournment thereof) in order to be used at the Meeting. VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! . . To Vote Using the Telephone • Call the number listed BELOW from a touch tone telephone. 1-866-732-VOTE (8683) Toll Free To Vote Using the Internet Go www. toinvestorvote. the followingcom web site: Smartphone? Scan the QR code to vote now. To Vote by Mail Complete, sign and date the reverse hereof. Return this Proxy in the envelope provided. Instead of mailing this Proxy, you may choose one of the two other voting methods outlined above to vote this proxy. If you choose to vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the management nominees named on the reverse of this proxy. To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. CONTROL NUMBER

Appointment of Proxy

I/We, being holder(s) of Common Shares of Canadian Pacific Railway Limited hereby appoint: **Keith E. Creel**, or failing him, **Jeffrey J. Ellis**

OR

as the proxyholder of the undersigned, to attend and act on behalf of the undersigned at the Meeting, with the power of substitution and with all the powers that the undersigned could exercise with respect to the said Common Shares if personally present and **with authority to vote at the said proxyholder's discretion except as otherwise specified herein and to vote and act in said proxyholder's discretion with respect to amendments or variations to matters referred to in the Notice and with respect to other matters that may properly come before the Meeting. In the absence of any instructions in respect of any matter, the proxyholder designated in this Proxy is hereby instructed to vote FOR each of items 1 and 2 and FOR the election of each of the Director Nominees in item 3.** Reference should be made to the Notice and the Proxy Circular.

	For	Withhold
1. Appointment of Auditor as named in the Proxy Circular	☐	☐

DIRECTOR NOMINEES	For	Withhold		For	Withhold		For	Withhold
01. The Hon. John Baird	☐	☐	02. Isabelle Courville	☐	☐	03. Keith E. Creel	☐	☐
04. Gillian H. Denham	☐	☐	05. Rebecca MacDonald	☐	☐	06. Edward L. Monser	☐	☐
07. Matthew H. Paull	☐	☐	08. Jane L. Peverett	☐	☐	09. Gordon T. Trafton	☐	☐

Fold

Fold

The undersigned confirms that it is the express wish of the undersigned that the documents relating hereto, including the Proxy Circular and this form of proxy, have been and shall be drawn up in English only. Le (la) soussigné(e) confirme sa volonté expresse que les documents se rapportant aux présentes, y compris la circulaire ainsi que le présent formulaire de procuration, soient rédigés en anglais seulement.

Authorized Signature(s) - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.**

Signature(s)

Date

MM / DD / YY

C P D Q 270403 AR2

This postponement Proxy is solicited thereof (the by and “Meeting”) on behalf . of Management of Canadian Pacific and will be used at the Annual Meeting of Shareholders to be held on Tuesday, May 7, 2019 at 9:00 a.m. (Mountain Daylight time) and any adjournment or Appointment of Proxy I/We, appoint: being Keith holder(s) E. Creel, of Common or failing him, Shares Jeffrey of Canadian J. Ellis Pacific Railway Limited hereby Print the name of the person or company you are appointing OR if it is a person or company other than the Management appointees listed herein. as and the with proxyholder authority of to the vote undersigned, at the said to proxyholder’s attend and act discretion on behalf of except the undersigned as otherwise at the specified Meeting, herein with the and power to vote of substitution and act in said and proxyholder’s with all the powers discretion that the with undersigned respect could to amendments exercise with or respect variations to the to said matters Common referred Shares to in if the personally Notice present and FOR with respect the election to other of each matters of the that Director may properly Nominees come in item before 3. Reference the Meeting. should In the be absence made to the of any Notice instructions and the Proxy in respect Circular. of any matter, the proxyholder designated in this Proxy is hereby instructed to vote FOR each of items 1 and 2 and VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. For Withhold Appointment of Auditor as named in the Proxy Circular Advisory vote to approve Compensation of the Corporation’s named Executive Officers as described in the Proxy Circular For Against 3. Election of Directors: You may vote “For” up to nine (9) nominees for election as director in total. DIRECTOR NOMINEES For Withhold For Withhold For Withhold The Hon. John Baird Gillian H. Denham Matthew H. Paull Isabelle Courville Rebecca MacDonald Jane L. Peverett Keith E. Creel Edward L. Monser Gordon T. Trafton The expresse undersigned que les confirms documents that se it rapportant is the express aux wish présentes, of the y undersigned compris la circulaire that the documents ainsi que le relating présent hereto, formulaire including de procuration, the Proxy Circular soient rédigés and this en form anglais of proxy, seulement. have been and shall be drawn up in English only. Le (la) soussigné(e) confirme sa volonté Signature(s) Date Authorized completed for Signature(s) your instructions —This section to be executed. must be I/We revoke authorize any proxy you previously to act in accordance given with respect with my/our to the instructions Meeting. If set no out voting above. instructions I/We hereby are indicated above, this Proxy will be voted as recommended by Management. MM / DD / YY Interim Financial Statements Mark this box if you would like to receive interim financial statements and accompanying Management’s Discussion and Analysis by mail. Annual Report Mark this box if you would NOT like to receive the Annual Report and accompanying Management’s Discussion and Analysis by mail. By marking the box, you agree that this instruction shall continue in force from year to year (unless revoked). You may revoke or change this instruction at any time by notifying our transfer agent at 1-877- 4CP-RAIL or by mail at 100 University Avenue, 8th Floor, Toronto. Ontario M5J 2Y1. If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist. C P D Q 270403 AR2